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As filed with the Securities and Exchange Commission on July 1, 2004

Registration No. 333-115037

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIO-key International, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State of incorporation)	3577 (Primary Standard Industrial Classification Code Number)	41-1741861 (I.R.S. Employer Identification No.)

1285 Corporate Center Drive, Suite 175, Eagan, MN 55121, (651) 687-0414

(Address and telephone number of registrant's principal executive offices)

Michael W. DePasquale

Chief Executive Officer

BIO-key International, Inc., 1285 Corporate Center Drive, Suite 175, Eagan, MN 55121, (651) 687-0414

(Name, address and telephone number of agent for service)

Copy to:

Charles J. Johnson, Esq.

Choate, Hall & Stewart

Exchange Place

53 State Street

Boston, MA 02109

Telephone: (617) 248-5000

Facsimile: (617) 248-4000

        Approximate date of commencement of proposed sale to public:    From time to time after this registration statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Number of units to be registered(1)	Proposed maximum aggregate offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common Stock, $.01 par value per share	2,422,108 shares(4)	$1.95	$4,723,111	$598
Common Stock, $.01 par value per share	8,888,928 shares(5)	$1.95	$17,333,410	$2,196
Common Stock, $.01 par value per share, issuable upon exercise of warrants	4,444,464 shares(6)	$1.95	$8,666,705	$1,098

(1)
Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of the registrant's common stock as may be issuable upon any stock split, stock dividend or similar transaction.
(2)
Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sale prices of the registrant's common stock as reported on the OTC Bulletin Board on April 28, 2004, a date within five days of the original filing date of this registration statement.
(3)
Registration fee has been previously paid.
(4)
Shares of the registrant's common stock issued in connection with an agreement and plan of merger dated as of March 30, 2004.
(5)
Shares of the registrant's common stock issued pursuant to a securities purchase agreement dated as of March 31, 2004.
(6)
Shares of the registrant's common stock issuable upon the exercise of warrants issued pursuant to a securities purchase agreement dated as of March 31, 2004.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 1, 2004

PROSPECTUS

15,755,500 Shares

BIO-key International, Inc.

Common Stock

        We are registering up to 15,755,500 shares of our common stock for offer or sale by the selling security holders named in this prospectus. Of the shares being registered, 11,311,036 shares have been issued to the selling security holders and 4,444,464 shares are issuable upon exercise of warrants issued to the selling security holders. Of the 11,311,036 shares that have been issued to the selling security holders, 2,416,108 shares are being held in escrow and may not be offered or sold by the selling security holders until such escrow is released. The selling security holders may offer or sell all or a portion of their shares publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the shares being registered for offer and sale by the selling security holders.

Investing in our common stock involves a high degree of risk.
See "Risk Factors" beginning on page 4.

        Our common stock is traded on the OTC Bulletin Board under the symbol "BKYI". The last reported sale price of our common stock on June 29, 2004 was $1.35 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                        , 2004

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Applicable rules of the Securities and Exchange Commission may require us to update this prospectus in the future.

PROSPECTUS SUMMARY

About BIO-key International, Inc.

        BIO-key International, Inc., formerly known as SAC Technologies, Inc. (the "Company," "BIO-key," "we" or "us"), is in the business of developing and marketing biometric technologies. Biometrics is the science of analyzing specific human characteristics which are unique to an individual in order to identify a specific individual from a broader population. We develop and market fingerprint identification software technology. Our technology identifies a specific person based on the unique characteristics of his or her fingerprint. Our technology scans a person's fingerprint and identifies that person within seconds without using a password, key card, personal identification number or any other identifying data. Fingerprint analysis is an accurate and reliable method to distinguish one individual from another and is generally viewed as less intrusive than many other biometric identification methods. We believe our fingerprint identification software technology will have a broad range of applications relating to information, identity, network, access and personal security including:

  •
  Securing Internet sites and electronic transactions;

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  Prevention of identity and data theft;

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  Securing access to logical networks and applications; and

  •
  Securing access to buildings and restricted areas.

        Fingerprint identification technologies require the use of an optical reader to scan a person's finger. Rather than distributing integrated products, we license our technology. To execute this plan, we have designed our core software to integrate with virtually any finger reading or scanning device. We actively market and sell our technology to biometric system integrators and value added resellers focused on the security and logical access markets. A number of our customers have begun to deploy our technology on a run-time basis which is generating recurring quarterly revenues. Our current business plan is to:

  •
  License our core technology "VST" to original equipment manufacturers, systems integrators and application developers to develop and market products and applications which can then be sold to end users;

  •
  License WEB-key™, our web-based biometric authentication solution; and

  •
  Provide for "device independent" finger identification matching for virtually any application utilizing the latest advances in scanning technology.

        Our technology provides a reliable and secure user identification/authentication system for public and private computer networks. WEB-key™ is designed to secure access to proprietary information residing on remote servers which is transmitted via the Internet. It is compatible with Oracle server software and new security features in Microsoft's Internet Explorer Versions 5.5 SP2 and 6.0. Network authentication is typically accomplished by using passwords. Since passwords can be lost, transferred, stolen or forgotten, we believe our WEB-key™ biometric solution is a more secure method for verifying the identity of remote users and eliminates the substantial administrative costs associated with tracking and reissuing new passwords.

        In addition to our core technologies, we recently acquired Public Safety Group, Inc. ("PSG"), a privately held leader in wireless solutions for law enforcement and public safety markets. PSG's primary technology is a software solution that provides police officers and other security personnel instantaneous access to criminal, civil and private database information in a wireless environment. PocketCop© is a handheld application that allows law enforcement officers to access state and federal databases over the wireless network for PalmOS, Windows CE and PocketPC. With the use of a portable wireless handheld device and PocketCop© application software, an authorized user can access suspect information such as wanted status, warrant status, vehicle registration and driver license status. With our acquisition of PSG, we believe there is a substantial market opportunity to integrate our VST™ and WEB-key™ biometric technologies with the PSG mobile solution.

        Although biometric based solutions currently compete with more traditional security methods such as keys, cards, personal identification numbers and security personnel, biometric technology is becoming an acceptable approach to physical and logical security. We have evolved from a development stage company to a revenue generating company, but we have sustained substantial losses to date. We completed a private placement equity offering in March 2004 that resulted in approximately $12,000,000 in gross proceeds to the Company, and management believes that we now have sufficient funds to meet our working capital requirements for at least the next twenty-four (24) months. To the extent that we will require additional capital to support our operations, expand our marketing and sales efforts and to execute our business plan, we may need to obtain additional financing.

        Our principal executive offices are located at 1285 Corporate Center Drive, Suite 175, Eagan, Minnesota 55121 and our telephone number is (651) 687-0414.

About the Offering

        This prospectus covers the public sale of up to 15,755,500 shares of our common stock to be sold by the selling security holders identified herein. Of this amount, 2,422,108 shares were issued to certain of the selling security holders in connection with our acquisition on March 30, 2004 of PSG, a privately-held company providing wireless solutions for law enforcement and public safety markets. This acquisition was accomplished through the exchange of 2,416,108 shares of our common stock, in addition to cash and our assumption of certain indebtedness of PSG, for all of the outstanding capital stock of PSG. We also issued 6,000 shares of our common stock in connection with this acquisition to Harward Investments, Inc. ("Harward") pursuant to an arrangement involving the discharge of certain prior debt obligations of PSG to Harward. Following the acquisition, PSG became a wholly-owned subsidiary of the Company.

        The 2,416,108 shares of our common stock issued to the former PSG shareholders (the "Merger Shares") are subject to escrow provisions contained in the agreement and plan of merger and a related escrow agreement, which provide for periodic releases of such shares from escrow. One-twelfth (1/12) of the Merger Shares (the "Initial Shares") will be released from the escrow upon the effectiveness of this registration statement to Harward and the former shareholders of PSG. Specifically, Harward will receive an amount of Initial Shares that is equal to $110,000 divided by the closing price of our common stock as reported by the OTC Bulletin Board on such date, and the balance of the Initial Shares will be concurrently released to the former shareholders of PSG. An additional one-twelfth (1/12) of the Merger Shares will be released from the escrow to the former shareholders of PSG on each of June 30, 2004, September 30, 2004 and December 31, 2004. The remaining eight-twelfths (8/12) of the Merger Shares (the "Remaining Shares") will be released from the escrow to the former shareholders of PSG according to the following distribution schedule determined by the license, service and maintenance fee revenue achieved by the Company's Public Safety Division during fiscal year 2004: (i) in the event that such qualifying revenue is less than $2 million, one-twelfth (1/12) of the Remaining Shares will be released on each of March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007; (ii) in the event that such qualifying revenue is equal to or greater than $2 million, one-eighth (1/8) of the Remaining Shares will be released on each of March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006; and (iii) in the event that such qualifying revenue is equal to or greater than $6 million, one-sixth (1/6) of the Remaining Shares will be released on each of March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006 and June 30, 2006.

        8,888,928 shares of our common stock covered by this prospectus were issued on March 31, 2004 in a private placement transaction to certain institutional and accredited investors pursuant to a securities purchase agreement by and among the Company and such investors. The remaining 4,444,464 shares of our common stock covered by this prospectus are issuable upon the exercise of warrants issued to the investors pursuant to such securities purchase agreement. The aggregate purchase price paid by the investors for the securities issued in such private placement was approximately $12,000,000.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the following information about certain of the risks of investing in our common stock, together with other information contained in this prospectus, before you decide to purchase our common stock.

Business and Financial Risks

Since our formation, we have generated minimal revenue and have sustained substantial operating losses. We expect to continue to have negative cash flow for the immediate future which will require us to raise additional capital to continue operations.

        We were formed in 1993 and have yet to generate any significant revenue. From inception through December 31, 2003, we have accumulated a deficit of approximately $27,676,000 and negative cash flow from operations of approximately $19,038,000. As of December 31, 2003, we had positive working capital of approximately $1,085,000, but a stockholders' deficit of approximately $9,136,000. Since our inception, we have focused almost exclusively on developing our core technology and have not generated any significant revenue. In order to generate revenue, we have developed a direct sales force and anticipate the need to retain additional sales, marketing and technical support personnel and incur substantial expenses. We can not assure you that we will be able to secure these necessary resources, that a significant market for our technology will develop or that we will be able to achieve our targeted revenue. For these reasons, we anticipate that our negative cash flow from operations will continue.

Our technology has yet to gain widespread market acceptance and we do not know how large of a market will develop for our technology.

        Biometric technology has received only limited market acceptance, particularly in the private sector. Our technology represents a novel security solution and we have not generated any significant sales. Although recent security concerns relating to identification of individuals has increased interest in biometrics generally, it remains an undeveloped, evolving market. Biometric based solutions compete with more traditional security methods including keys, cards, personal identification numbers and security personnel. Acceptance of biometrics as an alternative to such traditional methods depends upon a number of factors including:

  •
  the reliability of biometric solutions,

  •
  public perception regarding privacy concerns,

  •
  costs involved in adopting and integrating biometric solutions.

        For these reasons, we are uncertain whether our technology will gain widespread acceptance in any commercial markets or that demand will be sufficient to create a market large enough to produce significant revenue or earnings. Our future success depends upon business customers adopting biometrics generally, and our solution specifically.

Biometric technology is a new approach to internet security which must be accepted in order for our WEB-key™ solution to generate significant revenue.

        Our WEB-key™ authentication initiative represents a new approach to Internet security which has been adopted on a limited basis by companies which distribute goods, content or software applications over the Internet. The implementation of our WEB-key™ solution requires the distribution and use of a finger scanning device and integration of database and server side software. Although we believe our solution provides a higher level of security for information transmitted over the Internet than existing traditional methods, unless business and consumer markets embrace the use of a scanning device and believe the benefits of increased accuracy outweigh implementation costs, our solution will not gain market acceptance.

Our software may contain defects which will make it more difficult for us to establish and maintain customers.

        Although we have completed the development of our core technology, it has only been used by a limited number of business customers. Despite extensive testing during development, our software may contain undetected design faults and software errors, or "bugs," that are discovered only after it has been installed and used by customers. Any such default or error in new or existing software or applications could cause delays in delivering our technology or require design modifications. These could adversely affect our competitive position and cause us to lose potential customers or opportunities. Since our technology is intended to be utilized to secure physical and electronic access, the effect of any such bugs or delays will likely have a detrimental impact on us. In addition, given that biometric technology generally, and our technology specifically, has yet to gain widespread acceptance in the market, any delays would likely have a more detrimental impact on our business than if we were a more established company.

        While we have commenced a significant sales and marketing effort, we have only developed a limited distribution channel and may not have the resources or ability to sustain these efforts or generate any meaningful sales.

In order to generate revenue, we are dependent upon independent original equipment manufacturers, system integrators and application developers which we do not control. As a result, it may be more difficult to generate sales.

        We market our technology through licensing arrangements with:

  •
  Original equipment manufacturers, system integrators and application developers which develop and market products and applications which can then be sold to end users; and

  •
  Companies which distribute goods, services or software applications over the Internet.

        As a technology licensing company, our success will depend upon the ability of these manufacturers and developers to effectively integrate our technology into products and services which they market and sell. We have no control over these licensees and cannot assure you that they have the financial, marketing or technical resources to successfully develop and distribute products or applications acceptable to end users or generate any meaningful revenue for us. These third parties may also offer the products of our competitors to end users.

We face intense competition and may not have the financial and human resources necessary to keep up with rapid technological changes which may result in our technology becoming obsolete.

        The Internet, facility access control and information security markets are subject to rapid technological change and intense competition. We compete with both established biometric companies and a significant number of startup enterprises as well as providers of more traditional methods of access control. Most of our competitors have substantially greater financial and marketing resources than we do and may independently develop superior technologies which may result in our technology becoming less competitive or obsolete. We may not be able to keep pace with this change. If we are unable to develop new applications or enhance our existing technology in a timely manner in response to technological changes, we will be unable to compete in our chosen markets. In addition, if one or more other biometric technologies such as voice, face, iris, hand geometry or blood vessel recognition is widely adopted, it would significantly reduce the potential market for our fingerprint identification technology.

We depend on our chairman of the board and chief executive officer and need additional marketing and technical personnel to successfully market our technology. We cannot assure you that we will be able to retain or attract such persons.

        A loss of our current Chairman of the Board of Directors or Chief Executive Officer could severely and negatively impact our operations. We have an employment contract with Michael W. DePasquale, our Chief Executive Officer. Although the contract does not prevent him from resigning, it does contain confidentiality and non-compete clauses which are intended to prevent him from working for a competitor within one year after leaving our Company. We continue to retain additional employees with expertise in developing, marketing and selling software solutions. In order to successfully market our technology, we will need to retain additional engineering, technical support and marketing personnel. The market for such persons remains highly competitive and our limited financial resources will make it more difficult for us to recruit and retain qualified persons.

We cannot assure you that the limited intellectual property protection for our core technology provides a meaningful competitive advantage or barrier to entry against our competitors.

        Our success and ability to compete is dependent in part upon proprietary rights to our technology. We rely primarily on a combination of patent, copyright and trademark laws, trade secrets and technical measures to protect our propriety rights. We have filed a patent application relating to both the optic technology and biometrics solution components of our technology wherein several claims have been allowed. More recently, we filed a patent application with respect to our VST™ (Vector Segment Technology), the core algorithm of our biometric identification solution. We cannot assure you that any patents will be issued, or that, if issued, that we will have the resources to protect any patent from infringement. Although we believe our technology does not currently infringe upon patents held by others, we cannot assure you that such infringements do not exist or will not exist in the future, particularly as the number of products and competitors in the biometric industry segment grows.

We may need to obtain additional financing to execute our business plan which may not be available. If we are unable to raise additional capital or generate significant revenue, we may not be able to continue operations.

        Since our inception, we have not generated any significant revenue and have experienced substantial losses, including approximately $3,826,000 during 2003. We also have a stockholders' deficit as of December 31, 2003. In March 2004, we completed a private placement equity offering that resulted in approximately $12,000,000 in gross proceeds to the Company, and management now believes that we have sufficient funds to meet our working capital requirements for at least the next twenty-four (24) months. To the extent that we will require additional capital to support our operations, expand our marketing and sales efforts and to execute our business plan to substantially increase revenue, we may need to obtain additional financing through the issuance of debt or equity securities. We have not and cannot assure you that we will ever be able to secure any such financing on terms acceptable to us. If we cannot obtain such financing or generate such revenues, we may not be able to execute our business plan or continue operations.

We may not be able to successfully integrate Public Safety Group, Inc. into our operations.

        On March 30, 2004, we acquired all of the outstanding capital stock of Public Safety Group, Inc. ("PSG"), a privately-held provider of wireless solutions for law enforcement and public safety markets based in Winter Park, Florida. The integration of PSG into our operations involves a number of risks, including:

  •
  difficulty integrating PSG's operations and personnel;

  •
  diversion of management attention;

  •
  potential disruption of ongoing business;

  •
  inability to retain key personnel;

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  inability to successfully incorporate PSG's products and services into our product and service offerings and to develop new products and services; and

  •
  impairment of relationships with employees, customers or vendors.

        Failure to overcome these risks or any other problems encountered in connection with the acquisition of PSG could slow our growth or lower the quality of our services, which could reduce customer demand. The result could be an adverse effect on our financial results.

Risks Related To Our Common Stock

We have issued a substantial number of securities convertible into shares of our common stock which will result in substantial dilution to the ownership interests of our existing shareholders.

        As of April 28, 2004, 26,386,336 shares of our common stock were reserved for issuance upon exercise or conversion of the following securities:

  •
  14,891,195 shares upon exercise of outstanding stock options and warrants;

  •
  804,208 shares upon exercise of options available for future grant under our existing option plans; and

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  10,690,933 shares or more upon conversion of our outstanding shares of series C convertible preferred stock.

        The exercise or conversion of these securities will result in a significant increase in the number of outstanding shares and substantially dilute the ownership interests of our existing shareholders.

A substantial number of our convertible securities are convertible into shares of common stock at a conversion price of $.75 per share. Most of these shares are eligible for public resale. The trading price of our common stock and our ability to raise additional financing may be adversely effected by the influx into the market of such a substantial number of shares.

        Our outstanding convertible preferred stock is convertible into 10,690,933 shares of common stock at a per share conversion price of $.75 which is substantially less than the current trading price of our shares. Although many of the shares issuable upon conversion of our convertible preferred stock are eligible for public resale under Securities and Exchange Commission Rule 144, we have agreed to file a registration statement to cover the public resale of all of these shares. This significant increase in the number of shares available for public sale may have a negative impact on the trading price of our shares and substantially dilute the ownership interests of our existing shareholders. In the event that our stock trades below $.75 per share, in order to raise additional financing we would likely be required to issue additional shares of common stock or securities convertible into common stock at a purchase or conversion price, as applicable, of less than $.75 per share. Any issuance of shares at a purchase price of less than $.75 per share would reduce the conversion price of our series C preferred shares to such lower price. This would require us to issue additional shares upon conversion of our series C preferred shares and further dilute the ownership interests of our existing shareholders. To the extent these factors are viewed negatively by the market, it may provide an incentive for persons to execute short sales of our common stock that could adversely affect the trading price of our common stock.

Applicable Securities and Exchange Commission rules governing the trading of "penny stocks" limits the trading and liquidity of our common stock which may affect the trading price of our common stock.

        Our common stock currently trades on the OTC Bulletin Board. Because our common stock continues to trade below $5.00 per share, our common stock is considered a "penny stock" and is subject to Securities and Exchange Commission rules and regulations which impose limitations upon the manner in which our shares can be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser's written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

We do not intend to pay dividends in the foreseeable future.

        We have never declared or paid a dividend on our common stock. In addition, the terms of our outstanding series C preferred shares preclude us from declaring or paying a dividend on our common stock unless a dividend is also declared or paid, as applicable, on our series C preferred shares. We intend to retain earnings, if any, for use in the operation and expansion of our business and, therefore, do not anticipate paying any dividends on our common stock in the foreseeable future.

The trading price of our common stock may be volatile.

        The trading price of our shares has from time to time fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth in this prospectus as well as our operating results, financial condition, announcements of innovations or new products by us or our competitors, general conditions in the biometrics and access control industries, and other events or factors. Although we believe that approximately fifteen (15) registered broker dealers currently make a market in our common stock, we cannot assure you that any of these firms will continue to serve as market makers or have the financial capability to stabilize or support our common stock. A reduction in the number of market makers or the financial capability of any of these market makers could also result in a decrease in the trading volume of, and price of, our shares. In recent years, broad stock market indices, in general, and the securities of technology companies, in particular, have experienced substantial price fluctuations. Such broad market fluctuations may adversely affect the future trading price of our common stock.

Minnesota anti-takeover law and certain provisions of our articles of incorporation may discourage attempts to effect a change in control of our company, which may adversely affect the value of our common stock.

        We are governed by the provisions of Section 302A.673 of the Minnesota Business Corporation Act ("MBCA"). In general, the law prohibits a public Minnesota corporation from engaging in a "business combination" (with an "interested shareholder") for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, share exchanges, asset sales, plan or proposal of liquidation or dissolution, recapitalization, issuance and transfers of shares in excess of five percent (5%) or more of the Company's shares. An "interested shareholder" means any person who owns directly or indirectly ten percent (10%) or more of a public corporation's outstanding voting stock or an affiliate or associate of a public corporation which owns, or within four years did own, ten percent (10%) or more of the public corporation's outstanding voting stock. These provisions regarding certain business combinations under the MBCA could have the effect of delaying, deferring, or preventing a change in control of the company or the removal of existing management. We have no control over, and therefore cannot predict, what effect these impediments to the ability of third parties to acquire control of us might have on the market price of our common stock. In addition, we are authorized to issue 5,000,000 shares of preferred stock which may be issued by our Board of Directors on such terms and with such rights, preferences and designations as the Board may determine. Depending upon the rights, preferences and designations assigned to it, issuance of shares of preferred stock could delay, deter or prevent a change in control of our company to the detriment of our shareholders.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "believe," "estimate," "will," "may," "future," "plan," "intend" and "expect" and similar expressions generally identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Actual results may differ materially due to a number of factors. Many of these factors are set forth in the "RISK FACTORS" section of this prospectus. Actual results may differ materially from the forward-looking statements contained in this prospectus. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        The shares are being registered hereunder for resale by the selling security holders. We will not receive any proceeds from the sale of the shares by the selling security holders. We will receive the exercise price of certain warrants held by certain of the selling security holders. We expect to use the proceeds of any such sales for general working capital purposes.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

        Our common stock currently trades on the OTC Bulletin Board under the symbol "BKYI." The following table sets forth the range of high and low bid prices per share of our common stock for each of the calendar quarters identified below as reported by the OTC Bulletin Board. These quotations represent inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low
2004:
Quarter ended March 31, 2004	$1.85	$1.03
2003:
Quarter ended December 31, 2003	$1.40	$0.53
Quarter ended September 30, 2003	$0.59	$0.38
Quarter ended June 30, 2003	$0.64	$0.30
Quarter ended March 31, 2003	$0.73	$0.35
2002:
Quarter ended December 31, 2002	$0.74	$0.33
Quarter ended September 30, 2002	$0.50	$0.26
Quarter ended June 30, 2002	$0.75	$0.38
Quarter ended March 31, 2002	$1.20	$0.61

        The last price of our common stock as reported on the OTC Bulletin Board on June 29, 2004 was $1.35 per share.

Holders

        As of April 28, 2004 the number of stockholders of record of our common stock was 229. Based on broker inquiry conducted in connection with the distribution of proxy solicitation materials in connection with the Company's special meeting of shareholders in 2002, we believe that there are approximately 1,900 beneficial owners of its common stock.

Dividends

        We have not paid any cash dividends to date, and have no intention of paying any cash dividends on our common stock in the foreseeable future. The terms of our outstanding series C preferred shares preclude us from declaring or paying a dividend on our common stock unless a dividend is also declared or paid, as applicable, on our series C preferred shares. The declaration and payment of dividends is also subject to the discretion of our Board of Directors and certain limitations imposed under the Minnesota Business Corporation Act. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        This Management's Discussion and Analysis of Financial Condition and Results of Operations and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this prospectus are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth in the section captioned "RISK FACTORS" and elsewhere in this prospectus. The following should be read in conjunction with our audited financial statements included elsewhere herein.

Overview

        We develop and market proprietary fingerprint identification biometric technology and software solutions. We pioneered the development of automated, finger identification technology that can be used without the aid of non-automated methods of identification such as a personal identification, password, token, smart card, ID card, credit card, passport, driver license or other form of possession or knowledge based identification. This advanced BIO-key™ identification technology improves both the accuracy and speed of finger-based biometrics and is the only finger identification algorithm that has been certified by the International Computer Security Association (ICSA).

        Since our inception in 1993, we have spent substantial time and effort in completing the development of what we believe is the most discriminating and effective finger biometric technology available. During the past two years, our focus has shifted to marketing and selling this technology. We have built a direct sales force of professionals with substantial experience in selling technology solutions to government and corporate customers. We expect to continue to add additional qualified personnel in 2004.

        During 2003 and the first quarter of 2004, we entered into a number of licensing and development agreements and generated approximately $836,000 of revenue. Certain of these arrangements have resulted in our technology being used in commercial applications on a run time basis and we are beginning to generate recurring revenue. We will continue to focus a substantial amount of resources on our sales and marketing efforts and expect revenues to increase substantially during 2004. Our primary objective in 2004 is to generate revenue and increase the recognition, use and acceptance of our technology in the market. To accomplish this, all sales efforts are focused on moving evaluation and development relationships to run time license arrangements as quickly as possible. We continue to see increases in qualified leads resulting in evaluation licenses and run time licenses. Our biggest challenge is obtaining financial and human resources to pursue and follow up on all opportunities available to us.

        Although recent security concerns relating to the identification of individuals has increased interest in biometrics generally, it has yet to gain widespread commercial acceptance. We continue to see increasing acceptance of biometric technology, however, and believe the market for our technology is large enough for us to become a successful revenue generating company. Continued concerns regarding security and increased corporate spending on technology are key external conditions which may affect our ability to execute our business plan.

        On March 30, 2004, we acquired all of the outstanding capital stock of Public Safety Group, Inc. ("PSG"), a privately-held provider of wireless solutions for law enforecement and public safety markets based in Winter Park, Florida, in exchange for an aggregate of 2,422,108 shares of our common stock, $500,000 in cash, and our assumption of $600,000 in aggregate net liabilities of PSG. The acquisition was completed pursuant to the terms of an agreement and plan of merger by and among the Company, BIO-Key Acquisition Corp., a wholly-owned subsidiary of the Company, PSG and all of the shareholders of PSG. As a result of this transaction, PSG became a wholly-owned subsidiary of the

Company and now constitutes a division of our business specializing in the law enforcement and public safety markets.

        On March 31, 2004, we completed a private placement equity offering that resulted in approximately $12,000,000 in gross proceeds to the Company. Based on available cash resources, existing funding obligations and projected revenue, we believe our existing financial resources will now be sufficient to sustain operations for at least the next twenty-four (24) months. Our long-term viability and growth will depend upon the successful commercialization of our technologies and our ability to obtain adequate financing, among other matters, as to which there can be no assurances.

Results of Operations

Three Months Ended March 31, 2004 As Compared To Three Months Ended March 31, 2003

Revenue:

        We generated revenue of approximately $312,000 during the three months ended March 31, 2004 as compared to approximately $28,000 during the corresponding period in 2003. Such 2003 revenues consisted of approximately $25,000 from license fees and approximately $3,000 from products and services as compared to approximately $275,000 from license fees and approximately $37,000 from sales of products and services during the first quarter of 2004. The increase was due to an increased number of licensing arrangements, some of which have moved from evaluation to recurring run time licenses, and approximately $187,000 of revenue generated by PSG, our law enforcement and public safety division which we acquired on March 30, 2004. We expect ninety percent (90%) of our future revenue to be generated from license fees and the balance from product sales. As we continue to expand our sales and marketing departments, we expect to continue to add customers and increase revenue during 2004.

Costs And Other Expenses

        Selling, general and administrative expenses.    Selling, general and administrative expenses increased approximately $253,000 to approximately $821,000 during the three months ended March 31, 2004 as compared to approximately $568,000 during the corresponding period in 2003. Of the increase, approximately $72,000 was related to increased sales and marketing activity, approximately $7,000 was related to an increase in general administrative costs, approximately $34,000 was related to an increase in costs for administrative personnel, and approximately $267,000 was related to an increase in professional services. These amounts were offset by a decrease in marketing consulting costs of approximately $127,000 during the corresponding period in 2004. Although we continue to closely monitor expenses, we retained five additional employees in connection with our recent acquisition of PSG, and have expanded both our direct sales force and technology support. We expect continued increases in these functions during 2004 as we continue to focus on generating revenue and supporting our growing customer base. Accordingly, we expect selling, general and administrative expenses to increase materially during 2004.

        Research and Development.    Research, development and engineering expenses increased approximately $42,000 to approximately $263,000 during the three months ended March 31, 2004 as compared to approximately $221,000 during the corresponding period in 2003. Of the increase, approximately $3,000 was related to an increase in general development expense, and approximately $63,000 was related to a increase in personnel costs. This was offset by an approximate $24,000 decrease for services of outside programming sub-contractors. Having completed the development of our core technology, research and development expenses in 2004 will consist of enhancing existing software and reacting to customer feedback. We expect research and development costs to stabilize during 2004.

        Interest Expense.    Interest expense decreased approximately $154,000 to approximately $137,000 during the three months ended March 31, 2004 as compared to approximately $291,000 during the corresponding period 2003. The decrease in interest expense is due to the decrease in long-term obligations. As of the date of this prospectus, all term indebtedness has been converted into equity. Accordingly, we do not expect to incur any material interest expense during the remainder of 2004.

Year Ended December 31, 2003 As Compared To Year Ended December 31, 2002:

Revenues

        We generated revenues of approximately $524,000 during 2003 as compared to approximately $155,000 during 2002. Our 2003 revenues consisted of approximately $411,000 from license fees and approximately $113,000 from products and services as compared to approximately $131,000 from license fees and approximately $24,000 from sales of products and services during 2002. We expect ninety percent (90%) of our future revenues to be generated from license fees and the balance from product sales. We expect revenues to continue to increase during 2004, as we enter into new licensing arrangements and our existing arrangements lead to recurring run time licenses.

Costs and Other Expenses

        Selling, general and administrative expenses.    Selling, general and administrative expenses increased approximately $192,000 to approximately $2,118,000 during 2003 as compared to approximately $1,926,000 in 2002. Of the increase, approximately $182,000 was related to increased sales and marketing activity, approximately $137,000 was related to an increase in general administrative costs, approximately $266,000 was related to an increase in costs for administrative personnel, and approximately $76,000 was related to an increase in professional services. These amounts were offset by a decrease in marketing consulting costs of approximately $469,000 in 2003. Although we continue to closely monitor expenses, we expect marketing, sales and technical support expenses to increase in 2004 as we continue to focus on generating revenue and supporting our growing customer base. Accordingly, we expect selling, general and administrative expenses to increase during 2004.

        Research and Development.    Research, development and engineering expenses decreased approximately $47,000 to approximately $1,037,000 in 2003 as compared to approximately $1,084,000 in 2002. Of the decrease, approximately $58,000 was related to a decrease in general development expense, and approximately $44,000 was related to a decrease for services of outside programming sub-contractors. This was offset by an approximate $55,000 increase in personnel costs. Having completed the development of our core technology, research and development expenses in 2004 will consist of enhancing existing software and reacting to customer feedback. We expect research and development costs to stabilize during 2004.

        Interest Expense.    Interest expense decreased approximately $53,000 to approximately $1,110,000 in 2003 as compared to approximately $1,163,000 in 2002. The decrease was due to a net decrease during 2003 of the amortization of discounts applicable to convertible debt issued during 2001 arising from the warrants issued with such convertible debt and the beneficial conversion features of such debt. We recently converted $6.5 million of long term debt and accrued interest into convertible preferred stock. Unless we are required to raise any necessary financing through issuance of debt securities, we expect interest expenses to decrease substantially in 2004.

Net Operating Loss Carryforwards

        As of December 31, 2003, we had federal and Minnesota net operating loss carryforwards of approximately $24,504,000 and $12,406,000, respectively. Such carryforwards expire between 2011 and 2023 and may be limited in the future due to a change in ownership of the Company as defined in the Internal Revenue Code.

Liquidity and Capital Resources

        Net cash used in operating activities during the three months ended March 31, 2004 was approximately $955,000 compared to approximately $665,000 during the three months ended March 31, 2003. The primary use of cash in both such periods was to fund the net loss. Net cash used in investing activities for the three months ended March 31, 2004 was approximately $573,000 compared to net cash used in investing activities of approximately $2,000 for the corresponding period in 2003 and consisted of approximately $17,000 of fixed asset purchases, approximately $499,000 for the acquisition of PSG, approximately $50,000 for a joint venture investment in ClassifEye, and approximately $7,000 for patent applications. Net cash provided by financing activities during the three months ended March 31, 2004 was approximately $994,000 compared to approximately $980,000 in the corresponding period in 2003 and consisted primarily of long-term borrowings.

        Net cash used in operating activities during 2003 was approximately $2,857,000, and was principally due to operating losses. The operating losses were primarily funded by proceeds from the sale of secured convertible notes, and cash on hand at December 31, 2002.

        Net cash provided by financing activities during 2003 was approximately $3,948,000, which consisted of the issuance of approximately $3,886,000 principal amount of long term notes and short term advances to The Shaar Fund Ltd. (the "Investor") between January and November 2003, and approximately $62,000 upon exercise of options and warrants.

        Working capital increased approximately $10,432,000 during the three months ended March 31, 2004 to approximately $11,517,000 compared to approximately $1,085,000 as of December 31, 2003. This increase was due to a substantial increase in escrow receivables as a result of the completion of our recent private placement of our equity securities.

        Working capital increased approximately $8,384,000 during 2003 to approximately $1,085,000 on December 31, 2003 as compared to a deficit of approximately $7,299,000 on December 31, 2002. This increase was principally due to extending the maturity date of approximately $9,300,000 principal amount of current maturities of long term obligations and approximately $1,131,000 of accrued interest until October 1, 2005.

        Since January 7, 1993 (date of inception), our capital needs have been principally met through proceeds from the sale of equity and debt securities.

        On October 31, 2003, we entered into an amendment to the January 27, 2003 note purchase agreement with the Investor to provide up to $2,500,000 of additional financing pursuant to the terms of a secured promissory note (the "Secured Note"). Of this amount, $600,000 was advanced at closing and $1,900,000 was funded between December 3, 2003 and March 29, 2004. The Secured Note was due October 1, 2005, was secured by substantially all of our assets including our intellectual property, accrued interest at the rate of 7% per annum payable on maturity, and could be prepaid without penalty. The principal amount and accrued interest was convertible at the option of the Investor into either shares of our common stock at a conversion price of $.75 per share or shares of our series C preferred stock (the "Series C Shares") at a conversion price of $100 per share. The Secured Note also provided that in the event we completed a private placement of our equity securities resulting in gross proceeds in excess of $5,000,000 on or before June 30, 2004, some or all of the principal and accrued interest shall, at the option of the Investor, be either converted into such equity securities at a conversion price equal to the sale price of such securities or repaid in cash. Upon the closing of our recent private placement equity offering, the Investor elected to convert $347,500 of the principal amount of the Secured Note into shares of our common stock and warrants to purchase shares of our common stock, each issued to the Investor in connection with such private placement.

        Pursuant to a recapitalization transaction completed on March 3, 2004, all existing promissory notes payable to the Investor, other than the Secured Note, together with all accrued and unpaid interest due thereon (approximately $6,500,000) were cancelled and converted into 65,000 Series C Shares. Series C Shares are convertible into common stock at a conversion price of $.75 per share. In the event that the trading price of our common stock is less than $1.00 per share for thirty (30) consecutive days at any time after March 3, 2007, we will be required to redeem the Series C Shares at a redemption price of $100 per share plus all accrued and unpaid dividends due thereon. In connection with the recapitalization transaction, the Investor transferred $375,000 of the principal amount of the Secured Note to Thomas J. Colatosti, our Chairman of the Board of Directors.

        On March 30, 2004, the Investor elected to convert $1,827,500 of principal and accrued interest due under the Secured Note into 18,275 Series C Shares. Also on March 30, 2004, the Investor elected to convert all of the issued and outstanding shares of our series B preferred stock and accrued and unpaid dividends thereon and all accrued and unpaid interest on such dividends into 5,257 additional Series C Shares. As of April 28, 2004, the Investor elected to convert 12,100 Series C Shares into an aggregate of 1,626,179 shares of our common stock.

        On April 29, 2004, Mr. Colatosti elected to convert $375,000 of the principal amount of the Secured Note into 3,750 Series C Shares.

        We have agreed, at the Investor's request, to file a registration statement covering the public resale of the shares of common stock issuable upon conversion of the Series C Shares.

        We do not expect any material capital expenditures during the next twelve months. On March 30, 2004, we completed the acquisition of PSG in exchange for an aggregate of 2,416,108 shares of our common stock, $500,000 in cash, and our assumption of $600,000 in net liabilities of PSG. Any liability or obligation of PSG in excess of such $600,000 limitation, whether arising before or after the effective date of the merger, will be solely the responsibility of the former shareholders of PSG. In connection with this acquisition, we also issued 6,000 shares of our common stock to Harward Investments, Inc. ("Harward") pursuant to an arrangement involving the discharge of certain outstanding debt obligations of PSG to Harward as of March 30, 2004.

        Additional earnout consideration, determined as a proportion of revenues attained by the acquired business over fiscal years 2004 and 2005, may be paid to the former shareholders of PSG. Specifically, during 2004, earnout consideration shall be earned at the following rates: five percent (5%) of all 2004 qualifying revenue less than $2 million, less an accounts receivable holdback; ten percent (10%) of all 2004 qualifying revenue equal to or greater than $2 million but less than $4 million; twenty percent (20%) of all 2004 qualifying revenue equal to or greater than $4 million but less than $7 million; and thirty percent (30%) of all 2004 qualifying revenue equal to or greater than $7 million. During 2005, earnout consideration shall be earned at the following rates: ten percent (10%) of all 2005 qualifying revenue equal to or greater than $7 million but less than $10 million; and twenty percent (20%) of all 2005 qualifying revenue equal to or greater than $10 million. The Company will make payments of such additional consideration on the last day of the month following each month in which the acquired business achieves such revenue milestones during fiscal years 2004 and 2005. Such payments will be made in cash, unless the aggregate amount of earnout consideration exceeds sixty percent (60%) of the aggregate consideration paid by the Company in the merger transaction. Any such excess amounts will be paid in shares of our common stock priced as of two (2) days prior to the date on which any earnout payment becomes due.

        Our future liquidity and capital requirements will depend upon numerous factors, including:

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  the ability to license our technology to original equipment manufacturers, systems integrators and application developers;

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  the ability to successfully integrate PSG's technology and customer relationships into our current business plan;

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  the costs and timing of product development efforts and the success of these efforts;

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  the ability to maintain and grow quality customer base; and

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  biometric technology market developments.

        As of May 18, 2004, we had cash resources of approximately $10,600,000. We currently require approximately $400,000 per month to conduct our operations. During 2003, we entered into license agreements generating approximately $524,000 of revenue. During the first quarter of 2004, we generated approximately $312,000 of revenue and expect to continue to generate increasing revenue from existing and new relationships during 2004. Anticipated revenues are expected to defray operating expenses and reduce the need for additional financing, but are not expected to be sufficient for us to significantly expand operations.

        On March 31, 2004, we entered into a securities purchase agreement with certain institutional and accredited investors pursuant to which we issued and sold an aggregate of 8,888,928 shares of our common stock and warrants (the "Warrants") to purchase an aggregate of 4,444,464 shares of our common stock. The investors paid an aggregate purchase price of $1.35 for each share of common stock and Warrant to purchase 0.5 of a share of common stock, resulting in gross proceeds to the Company of approximately $12,000,000. We now believe our current cash resources and anticipated cash flow from operations will enable us to maintain operations at current levels for at least the next twenty-four (24) months. We may need to obtain additional funding to execute our plan to substantially grow operations and revenue and to conduct the sales, marketing and technical support necessary to generate and serve a significant customer base. To the extent that we would require such additional funding, no assurance can be given that any form of additional financing will be available on terms acceptable to us, that adequate financing will be obtained to meet its needs, or that such financing would not be dilutive to existing stockholders. If available financing is insufficient or unavailable or we fail to generate any meaningful revenue, we may be required to further reduce operating expenses, suspend operations, seek a merger or acquisition candidate or ultimately liquidate our assets.

        We do not currently maintain a line of credit or term loan with any commercial bank or other financial institution.

DESCRIPTION OF THE BUSINESS

Overview

        The Company was formed in 1993 and is in the business of developing and marketing proprietary biometric technology and software solutions. Biometric technology, the science of analyzing specific human characteristics which are unique to each individual in order to identify a specific person from a broader population, is an emerging technology. Fingerprint analysis is an accurate and reliable method to distinguish one individual from another and is viewed as less intrusive than many other biometric identification methods. As a result, fingerprint analysis has gained the most widespread use for biometric identification. Biometric technology represents a novel and accurate approach to identity verification and authentication which is now being used in limited applications and is gaining acceptance in the government, commercial and consumer markets.

        We have pioneered the development of high performance automated finger identification technology that can be used without the aid of non-automated methods of identification such as a personal identification number (PIN), password, token, smart card, ID card, credit card, passport, driver license or other form of possession based or knowledge based identification.

        Our advanced BIO-key™ identification technology improves both the accuracy and speed of finger-based biometrics and is the only finger identification algorithm that has been certified by the International Computer Security Association. Our proprietary biometric technology scans a person's fingerprint and identifies a person, typically within a few seconds, without the use of any other identifying data. We believe our fingerprint identification technology will have a broad range of possible applications relating to information security and access control, including:

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  Securing Internet sites and electronic transactions

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  Securing access to logical networks and applications

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  Securing access to buildings and restricted areas

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  Securing mobile devices such as cell phones and PDA's

        In addition to these technologies, we recently acquired Public Safety Group, Inc. ("PSG"), a privately held leader in wireless solutions for law enforcement and public safety markets. PSG's primary technology, PocketCop©, is a software solution that provides police officers and other security personnel instantaneous access to important criminal, civil and private database information in a wireless environment. PocketCop© is the first and only copyrighted handheld application that allows law enforcement officers to access state and federal databases over the wireless network for PalmOS, Windows CE and PocketPC. With the use of a portable wireless handheld device and PocketCop© application software, an authorized user can access suspect information such as wanted status, warrant status, vehicle registration and driver license status. PSG has deployed its technology in numerous police departments in the United States, including the statewide deployment for the Massachusetts State Police and has developed a number of important strategic marketing partnerships including Hewlett Packard.

        Our current business plan is to:

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  License our core technology "VST" to original equipment manufacturers, systems integrators and application developers to develop products and applications which utilize our core technology.

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  License WEB-key™, our web-based biometric authentication solution.

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  Provide for "device independent" finger identification matching for virtually any application utilizing the latest advances in scanning technology.

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  License PocketCop©, our wireless software solution for law enforcement and public safety markets.

        We actively market and sell our technology principally to biometric system integrators and value added resellers focused on the security and logical access markets. A number of our customers have begun to deploy our technology on a run-time basis which is generating recurring quarterly revenues. After years of technology and product development, we have evolved from a development stage company to a revenue generating company.

Market Overview

        Recent concerns relating to Homeland Security and the need for identification of individuals has resulted in an increased interest in biometrics. Biometric based solutions currently compete with more traditional security methods such as keys, cards, personal identification numbers and security personnel, as well as competing biometric technologies including voice, face, iris and hand geometry. The market for business-to-business and business-to-consumer transactions is substantial and continues to grow. Such transactions are subject to fraud resulting in unauthorized individuals gaining access to confidential information. Identity theft is one of the most pressing issues facing corporations today. We believe our biometric technology provides a more reliable method for confirming the identity of persons in local or remote locations than existing traditional methods.

        Additionally, law enforcement and public safety are large and growing markets. The ability to quickly and accurately collect data from a variety of database sources and formats and deliver it to first responders opens a new framework to bring real time intelligence to security officers deployed in the field. With our acquisition of PSG, we believe there is a substantial market opportunity to integrate our VST™ and WEB-key™ biometric technologies with the PSG mobile solution.

        Biometric technology is becoming an acceptable approach to physical and logical security. Acceptance of biometrics as an alternative to traditional security methods depends upon a number of factors including:

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  The reliability of biometric solutions

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  Public perception regarding privacy concerns

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  Costs involved in adopting and integrating biometric solutions

        Commercial markets have been slow to accept biometrics as a viable alternative to current security methods. As a result, the primary competition for biometric technology has been the traditional security methods described above. With respect to competing biometrics, each has its strength and weaknesses and none has emerged as a market leader. Fingerprint identification is generally viewed as inexpensive and non-intrusive. Iris scanning is viewed as accurate, but also as inconvenient to use and expensive. Facial recognition has recently received substantial attention, however, it suffers from accuracy limitations. In summary, the market for biometric technology is evolving.

Technology

        We have developed proprietary fingerprint identification technology consisting of:

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  VST™ (Vector Segment Technology), our patent pending core algorithm which creates a mathematical representation of a fingerprint based on its particular characteristics.

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  Software which translates and standardizes the image of the fingerprint for computer analysis ("Biometric Solution").

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  SDK (Developers Tool Kit), a biometric application development tool which facilitates integration of our technology for vertical market applications.

        Utilizing these technologies, we continue to develop identification products and software solutions which are designed to assure that only individuals comprising an approved fingerprint in an online or embedded database are allowed access to an application through real time authentication.

        Vector Segment Technology.    Our information technology security solutions are built around our patent pending VST™ (Vector Segment Technology) which processes features of a live fingerprint. These features are reduced to a mathematical representation unique to the individual. When a person seeking access to a computer network or restricted area places his or her finger on a reader, a new mathematical representation is generated which is compared to an on-line database to determine whether it matches any mathematical representation on file. If there is a match, the person is identified and given access to the application, computer network, Web Site or restricted area. This can be accomplished without the use of a key, password, user-Id, card, PIN or token. The actual fingerprint is not typically stored in the database for commercial applications. For a more complete description of VST, see "Current Offerings" below.

        De-coupling of Technologies.    Over the years we have modified our core Vector Segment Technology by de-coupling the core identification algorithm from the reader technology. Our finger identification technology is hardware independent and can be integrated with virtually any finger reading devise. Enrollments or capture of an individual's biometric identification can be done on one type of scanner and looked-up or identified for a match on another type of scanner. This capability is unique in the biometric market and allows our software to be used and integrated with almost any finger scanning hardware.

        Identification Verses Verification Technology.    We believe our Vector Segment Technology is superior to similar technologies utilized by our competitors. Unlike many of the biometric technologies currently available, our technology identifies the fingerprint of an unknown person by searching a database to determine whether the current scanned mathematical representation matches any previously stored mathematical representation. Most of our fingerprint competitors simply verify that the fingerprint image of a known person matches a previously stored copy or model of that individual's fingerprint. By their very nature, such verification systems require an additional item of data such as a PIN or access card to initially identify the user. Verification systems do not eliminate the need for cumbersome access cards, keys or PIN numbers and the administrative costs associated with the distribution and replacement of such data. By contrast, our identification technology typically does not require any identifying data other than a person's fingerprint. We believe this provides us with a meaningful competitive advantage in the marketplace.

Current Offerings

        The following is a description of the status of each of our current offerings.

        VST (Vector Segment Technology) SDK (Systems Developer Kit).    Our SDK is a means of delivering our patent-pending finger identification algorithm, called Vector Segment Technology (VST), as an integrated software into existing and new applications. The VST SDK is a software kit licensed to original equipment manufacturers, systems integrators and application developers for the purpose of permitting them to develop biometric applications for distribution to their respective customers.

        The VST SDK improves both the accuracy and speed of fingerprint-based security systems. Traditional fingerprint analysis classifies fingerprints by mapping their Minutiae Reference Points—distinct features in specific locations. Most automated fingerprint identification systems create a template of these minutiae reference points and uses it as the basis for comparison and verification. However, strictly minutiae-based templates cannot achieve a high level of differentiation, making them unsuitable for real-time identification applications. To achieve rapid verification, they often compromise on detail, supplementing the fingerprint template with a user ID or password. This enables quick one-to-one matching, but not true identification. VST transcends the conflict between differentiation and speed by mapping the fingerprint in an entirely new way. Instead of focusing on minutiae point coordinates, VST also analyzes the vector segment relationships in the entire fingerprint pattern. The result is a highly informative representation of the finger packaged as a mathematical model.

        Unlike other algorithms, VST processes hundreds of data relationships for each element in the finger model. Because this data is concisely expressed, VST makes it possible to rapidly identify people based on their finger alone, without a user ID, password or smart card. This allows for the true identification of users, not just verifying the identity of a known user. No security system can achieve total security as long as a user's identifying data can be stolen or duplicated. Whereas a user ID, a password or even a scanned fingerprint image can be stolen, the mathematical model produced by VST cannot. Once a finger is scanned and converted to a VST mathematical model, the scanned image is destroyed. All that remains is a mathematical model that cannot be decoded to obtain the original fingerprint image.

        WEB-key™.    WEB-key™ is a biometric identification/authentication software solution designed to secure Web based applications through the use of a Web based browser plug-in and a server side plug-in. WEB-key™ is designed to provide security and identification assuring that a remote user is in fact who they say they are without the need of other identifying data. WEB-key™ protects personal information such as credit card information, addresses, account numbers and other private data by only disseminating such information upon the authorization of the owner of such information as determined by such person's fingerprint.

        WEB-key™ is an Internet ready three-tiered Internet application architecture software security solution. We license WEB-key™ as an integrated solution of our VST algorithm for securing e-commerce, e-business, and web-based transaction applications. All WEB-key™ communication is triple-encrypted to prevent secure information from being intercepted over the Internet. Using WEB-key™'s browser plug-in, users enroll finger identification at a WEB-key™ enabled Web site from their own PC. After enrollment, WEB-key™ requests finger identification every time a user begins a secure session. WEB-key™'s interface guides users through the few steps necessary to gain an accurate finger identification. The entire identification process takes less time than typing a user ID and password.

        The Web based server authentication application is an integrated solution involving the distribution of readers and the licensing of client and server based software to provide for reliable and cost effective user authentication in connection with the processing of transactions over the Internet. This solution is intended to secure other Internet applications such as restricting access to specific Web pages, specific information contained on a Web-site or specific applications. We believe we have the opportunity to be the first supplier of a reliable electronic identification and authorization solution which operates effectively without the aid of a personal identification number or password supplied by the user.

        Architecture.    WEB-key™ provides an easy-to-use and secure method for granting users access via the Internet to proprietary information residing on remote servers.

        WEB-key™ consists of three basic components:

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  finger print scanner

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  Vector Segment Technology processing software tightly and securely integrated with a web browser

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  identification database residing on a web server

        The user simply logs-on a computer or application residing on a computer using their fingerprint. WEB-key™ processes a raster scan image which is enhanced using WEB-key™ software integrated into the web browser. The image enhancing employs a variety of proprietary techniques to improve accuracy and protect against spoofing. The WEB-key™ software then converts the enhanced image into a unique mathematical representation of the fingerprint using Vector Segment Technology. An encrypted print model is generated for transmission across the Internet to the central WEB-key™ registry. The WEB-key™ web server de-encrypts the mathematical model which operates as an index key for searching the database for a match. The web server matches the Vector Segment Technology BIO-key against a database of registered users to obtain a match. If a match is found, the user is allowed access to the protected content on a connected web server.

        WEB-key™ provides a reliable and secure user authentication solution. WEB-key™ takes advantage of new security features in Microsoft's Internet Explorer versions 5.5 SP2 and 6.0, in addition to 1024 bit enhanced encryption capabilities integrated with public/private key pairs. WEB-key™ has also been integrated with Oracle9iRAC and 10g which offers advanced speed, scalability, and reliance to WEB-key™'s database tier. Additional tools and software based on VST technology are under development.

        We do not currently manufacture any hardware and do not intend to in the future. We rely on OEMs, systems integrators and other licensees of our software to supply the necessary hardware, including optical readers. We have relationships with hardware manufacturers which enable us to supply readers as an integrated solution when necessary. Our technology includes proprietary open architecture communication software which allows virtually any reader to be integrated with our technology. Our software has been integrated with readers manufactured by Polaroid, Authentec, Ethentica, CrossMatch, ST Micro, Secugen, Fujitsu, TesTec, Silex, StarTek, Targus, and other independent manufactures.

        PocketCop©.    PocketCop© is a software solution that provides police officers and other security personnel instantaneous access to important criminal, civil and private database information in a wireless environment. PocketCop© is the first and only copyrighted handheld application that allows law enforcement officers to access state and federal databases over the wireless network for PalmOS, Windows CE and PocketPC. With the use of a portable wireless handheld device and PocketCop© application software, an authorized user can access suspect information such as wanted status, warrant status, vehicle registration and driver license status. The highest available encryption methods are implemented to provide secured transactions between the handheld device and the local agency's server meeting and exceeding state and federal certification standards.

Potential Market

        The growth of electronic fingerprint identification will be driven by the need for secure access to private applications and proprietary databases residing on both private and public network infrastructures. The scope of these opportunities include:

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  corporations that increasingly rely upon the exchange and distribution of proprietary information among staff using intranet or other private networks

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  business-to-business e-commerce among trading partners which share confidential information on a secure basis

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  business-to-consumer e-commerce where the e-commerce service provider wants to restrict access to paying subscribers

  •
  Government Regulations such as HIPPA and Gramm Leach Bliley which are forcing the secure management of user identities

  •
  Application software providers that require secure access to applications such as Single Sign On, HR, ERP, Point of Sale, Check Cashing, and Medical Records

        Although electronic commerce has many benefits, the geographical separation of buyers from sellers creates a significant problem arising from the opportunity for fraud. Firewall and encryption software address important aspects of security but do not address the fraud problem inherent in the potential anonymity of a remote user. Corporate intranets are an equally attractive and compelling market. Corporations increasingly rely upon intranet infrastructure for the dissemination of proprietary business data throughout an organization. Since access rights to different classes of data vary among employees, password identification and authorization is integral to all corporate networks.

        The current solution to these issues is the association of passwords and PIN numbers with individuals. This solution requires employees or users to remember or retain a growing number of keys cards, passwords and PIN numbers and employers or Internet companies to periodically change passwords and PIN numbers to maintain their integrity. Since such information can be stolen or shared, they provide no assurance that the user is actually who they claim to be. WEB-key™ has been designed to address each of these concerns. We believe that augmenting or replacing traditional passwords presents a substantial market opportunity. Our technology could virtually replace and eliminate the need for passwords and the associated administrative costs while providing a higher assurance of identity security and user convenience. Government, aviation/transportation and enterprise security present significant additional opportunities.

Marketing and Distribution

        Our marketing and distribution efforts consist of:

  •
  Developing strategic alliances with technology leaders such as Oracle, Netegrity, Hewlett Packard, Autodesk and others

  •
  Promoting biometric technology and our offerings through industry trade shows, public speaking engagements, press activities and partner marketing programs

  •
  Directing licensing efforts to, among others, original equipment manufacturers ("OEMs"), application developers and system integrators.

  •
  Building a reseller, integrator, partner network and a direct sales team

        Direct Selling Efforts.    Our current selling efforts are conducted primarily through our expanded direct sales organization. Our sales team consists of our vice president of sales, three area sales directors, a business integration manager to support sales efforts with partners, ISV's, OEM's and the indirect channel, and a senior sales support representative to support all direct and indirect sales campaigns.

        Strategic Alliances and Partnerships.    We attend and actively participate in various product conferences and conventions in the technology and security industries to generate market awareness of biometric technology generally, and our offerings specifically. During the past year, we have strengthened our alliance with Oracle having been recognized as Certified Partner in the Oracle Partner Network. We support the Oracle e-business suite of applications and provide the biometric enabler for the Oracle Single Sign on product. We are a development partner with Oracle which provides the underlying database used for true user identification and "on demand" alias checking. As a development partner, we participate in Oracle Trade Shows such as Oracle Open World and Oracle Apps World.

        We have formed alliances with other industry leaders. We are a Premier Partner of Netegrity, a leader in the identity management, whose Identity technology is used by over 800 corporate accounts with over 2.5 million users. We have developed a biometric interface allowing users of Netegrity to enhance the traditional methods of user identification, which we intend to aggressively market through the Netegrity Partner and Integrator Network. We are also working with Choicepoint, a leader in civil identification and background checks, to thwart identity theft in the commercial marketplace. One solution being deployed is a check cashing application where individuals would use fingerprint biometrics to truly verify that they are the individual carrying the credentials and authorized to conduct the transaction. Other solutions utilizing the strength of Choicepoint products and services are currently being developed.

        We also have established, through PSG, a strategic marketing partnership with Hewlett Packard to provide PSG's technology to the Massachusetts State Police on a statewide basis.

        Public and Private Sector.    The events of September 11, 2001 have heightened the need for securing data dissemination throughout and between government agencies and automating the positive identification of personnel. We believe our finger identification technology coupled with the capabilities of our alliance partners are the most advanced solutions capable of meeting these needs. In this regard, we were recently awarded a contract to ensure the secure access, transmission and retrieval of critical government and public sector information. We are also working with the National Sheriff's Association and the Pegasus Research Foundation to provide biometric authentication for secure sharing of critical data to Sheriff's offices and first responders across the country. We expect the initial rollout to grow from the initial 220 Sheriff's locations.

        Licensing.    We target both Internet infrastructure companies and large portal providers as licensees of our WEB-key solution. On the Internet infrastructure side, we seek to partner with Internet server manufacturers, providers of database and data warehouse engine software, horizontally positioned application engines, firewall solution providers and peripheral equipment manufacturers. On the portal side, we are targeting financial service providers such as credit and debit card authorization and issuing institutions, Internet retailers, business-to-business application service providers (ASPs) and corporate intranets. During 2003, we commenced a direct selling effort of WEB-key™ and VST and entered into license agreements with OEMs and system integrators to develop applications for distribution to their respective customers. We expect to continue to generate revenue during the remainder of 2004 from existing and new customer relationships.

        We are also addressing the security needs of application providers in the following vertical markets:

  •
  Government: Northup Grumann has deployed a pilot within the Department of Defense to cross credential visitors and contractors to certain military bases using our technology.

  •
  Education: Educational Biometrics has incorporated our technology to enable school children to pay for school lunch programs and checkout library books using their fingerprints. VST technology enabled Educational Biometrics to easily enroll these children and reduce the time students spend in lunch line and administrative costs of managing passwords and collecting payments.

  •
  Healthcare: Biometric Technologies, a licensee in South Africa, is utilizing our technology to minimize fraud for health service providers. The integration of our biometric solution to truly identify individuals presenting insurance cards will reduce losses due to identity fraud.

  •
  Financial: We are working with several partners focusing on financial applications such as check cashing, point of sale systems and employee trusted identification cards, as well as customer facing applications over the internet.

Competition

        The markets for our products and technologies are developing and are characterized by intense competition and rapid technological change. No assurance can be given that our competitors will not develop new or enhanced technologies that will offer superior price, performance or function features or render our products or technologies obsolete.

        In addition to existing commonplace methods of restricting access to facilities such as pass cards, PIN numbers, passwords, locks and keys, there are numerous companies involved in the development, manufacture and marketing of fingerprint biometrics products to government, law enforcement and prison markets. These companies include, but are not limited to, PRINTRAK International, IDENTIX, and Bioscript

        Most current automated fingerprint identification product sales have been for government and law enforcement applications, which are typically priced higher than our products and licensing arrangements. Although most companies targeting consumer application markets have completed the development of their products, biometric products and technologies have not been widely accepted in the commercial markets. Most companies competing for commercial opportunities are in the business of selling scanning devices and tie their algorithm to a specific device. We have created a "device independent" algorithm that provides for flexibility in choosing the correct device, optical or tactile sense to fit the application served.

        With current non-biometric technologies, the user must typically possess a key, card, or bit of information such as a PIN number or password. These systems are easily defeated by obtaining possession of the key, card, or password, or by counterfeiting the key or card. The Company's biometric technology is intended to replace such systems and substantially reduce the related security breaches. Although biometric based "verification" systems can identify a person and prevent unauthorized persons from entering into a restricted area, such systems do not eliminate the need for PIN numbers, cards, keys or tokens. By contrast, our identification technology typically does not require the use of any such additional identifier other than the person's fingerprint and "identifies" rather than "verifies" the subject. We believe that such end-user convenience creates a meaningful competitive advantage for the Company. There can be no assurance, however, that our competitors will not develop similar or superior "identification" technology, which could have a material adverse effect on our financial condition and results of operation. We will also be competing for market share with other biometric technologies including hand geometry, iris scanning, retinal scanning, and signature verification, as well as existing lock/security/card technology.

Intellectual Property Rights

        Our technology consists of knowledge and information relating to computer software and methods, which is used to create an automated process of capturing, processing, analysis and matching of a fingerprint for authorization purposes. Matching can be performed against existing databases or individual samples. We have patent application claims on our algorithm technologies, called Vector Segment Technology, our authentication solutions security framework, called WEB-key™, our trusted device communication methodologies, and our secure template processes. There can be no assurance that any patents will be issued, or that, if issued, we will have the resources to protect any such issued patent infringement. Although we believe that its technology does not infringe upon patents held by others, no assurance can be given that such infringements do not exist.

        Our technology consists of software. We take measures to ensure copyright and license protection for our software releases prior to distribution. Where possible, the software is licensed in an attempt to ensure that only licensed and activated software functions to its full potential. This provides a mechanism to combat cloning of products.

        We believe we have developed common law trademark rights in the terms SACman™, SACcat™, SACremote™, BIO-key™, True User Identification™, WEB-key™ and PocketCop™ and have filed federal trademark applications. We do not claim any additional trademarks.

Research and Development

        During fiscal years ended December 31, 2002 and 2003, we spent approximately $1,085,000 and approximately $1,037,000, respectively, on research and development. Our limited customer base did not directly bear these costs, which were principally funded through outside sources of equity and debt financing.

        Although we believe that our identification technology is one of the most advanced and discriminating fingerprint technologies available on the market today, the markets in which we compete are characterized by rapid technological change and evolving standards. In order to maintain our position in the market, we will continue to upgrade and refine our existing technologies. During 2004, our research and development effort will be focused on the continued evolution of our Web based authentication solution, furthering the VST algorithm, SDK and Web-key. Our goal is to provide a full identification solution enabling the identification of individuals with a single finger scan, to a population of 1,000,000 prints on a standard Oracle platform in less than five seconds.

Government Regulation

        We are not currently subject to direct regulation by any government agency, other than regulations generally applicable to businesses. However, in the event of any international sales, we would likely be subject to various domestic and foreign laws regulating such exports and export activities.

Environmental Regulation

        As of the date of this prospectus, we have not incurred any material expenses relating to the compliance with federal, state or local environmental laws and do not expect to incur any material expenses in the foreseeable future.

Employees and Consultants

        We currently employ twenty-three (23) individuals on a full-time basis; nine (9) in engineering, research and development, five (5) in finance and administration and nine (9) in sales and marketing. We also utilize four (4) consultants who provide engineering and technical services and two (2) who provide financial consulting services. We anticipate retaining additional sales and marketing personnel within the next twelve (12) months to execute our business plan.

Recent Developments

        We recently announced, pursuant to a press release dated June 9, 2004, which was filed on such date with the Securities and Exchange Commission as solicitation materials pursuant to Rule 14a-12 under the Exchange Act, our intention to actively pursue strategic acquisitions that are expected to be accretive to operating results. To enable the Company to respond rapidly to acquisition opportunities, and to meet other future needs that could arise, the Company is currently preparing a proxy statement that will seek shareholder approval to raise the number of its authorized shares from 60 million to 85 million. While some of these newly authorized shares could be used as currency for acquisition, the Company currently expects to raise any additional capital necessary for acquisitions through the issuance of convertible instruments that would not be immediately convertible into common stock. The increase in the Company's authorized shares is planned to be accomplished as part of a reorganization that would change the Company's state of incorporation from Minnesota to Delaware. Delaware has followed a policy of encouraging incorporation in Delaware for many years and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to satisfy changing business needs.

        The proxy materials, when available, will contain important information, including information about the participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise. The proxy materials will be available free of charge on the SEC's website at www.sec.gov and on the Company's website under "About Us: SEC Filings".

DESCRIPTION OF PROPERTY

        We do not own any real estate. We conduct operations from leased premises in Eagan, Minnesota. We lease approximately 6,000 square feet of space at 1285 Corporate Center Drive, Suite 175 under a four-year lease, which terminates on August 31, 2007 and currently provides for monthly rent of $2,842. We believe that its current facility is adequate for the foreseeable future. In connection with our recent acquisition of PSG, we acquired a lease for approximately 376 square feet of office space in Orlando, Florida located at 105 East Robinson Street, Suite 540. This lease terminates on July 31, 2004 and currently provides for a monthly rent of $535.

LEGAL PROCEEDINGS

        Except as disclosed below, we are not a party to any material pending legal proceeding nor are we aware of any proceeding contemplated by any governmental authority involving the Company. In June 2003, PSG, our recently-acquired subsidiary, was named as a defendant in a civil action initiated in the Superior Court Department in Hampden County, Commonwealth of Massachusetts by The Vince Group, Inc. ("TVG"). The case has since been removed to the United States District Court for the District of Massachusetts at the request of the parties. The complaint claims that PSG is obligated to pay a percentage of certain of its revenues to TVG in consideration for a strategic business introduction allegedly made by an agent of TVG. PSG has denied the allegations and filed an answer in the litigation, and as of the date of this prospectus, the outcome of the litigation is pending. The claim is for an unspecified amount including actual damages, interest, and attorney's fees. Management believes that the claim is without merit and will be settled out of court for an amount that will not have a material adverse affect on our business, financial condition or operating results. In addition, the merger agreement pursuant to which we acquired PSG provides that any liability or payment obligation arising from this litigation will be solely the responsibility of the former shareholders of PSG.

MANAGEMENT

Directors and Executive Officers

        The following sets forth certain information regarding each of the directors and executive officers of the Company.

Name	Age	Positions Held
Thomas J. Colatosti	56	Chairman of the Board of Directors
Michael W. DePasquale	49	Chief Executive Officer and Director
Gary E. Wendt	62	Chief Financial Officer, Secretary and Director
Jeffrey J. May	44	Director
Randy Fodero	45	Vice President of Sales and Marketing

        The following is a brief summary of the business experience of each of the above-named individuals:

        THOMAS J. COLATOSTI has served as a Director of the Company since September 2002 and as Chairman of the Board since January 3, 2003. Mr. Colatosti currently serves as the Chief Executive Officer of American Security Ventures, a Lexington, Massachusetts based consulting firm he founded which specializes in providing strategic management consulting services to emerging and developing companies in the homeland security industry. From 1997 through June 2002, Mr. Colatosti served as the Chief Executive Officer of Viisage Technology, Inc., a publicly traded biometric technology company focusing on biometric face-recognition technology and delivering highly secure identification documents and systems. Between 1995 and 1997, Mr. Colatosti served as President and Chief Executive Officer of CIS Corporation, a higher education industry leader that designed and implemented integrated and flexible systems solutions to manage entire university administrative operations. Prior to CIS, Mr. Colatosti had a 20-year career with Digital Equipment Corporation. His most recent responsibility was Vice President and General Manager, Northeast Area, where he was responsible for a business unit with annual revenues of more than $1.2 billion and 3,000 people. Mr. Colatosti is an active industry security spokesperson testifying before Congressional Committees and advising the White House and other Federal security agencies on homeland security issues. Mr. Colatosti earned a Bachelor of Science degree in Management and Finance as well as a Masters degree in Business Administration from Suffolk University.

        MICHAEL W. DePASQUALE has served as the Chief Executive Officer and a Director of the Company since January 3, 2003. Mr. DePasquale brings more than 20 years of executive management, sales and marketing experience to the Company. Prior to joining the Company, Mr. DePasquale served as the President and Chief Executive Officer of Prism eSolutions, Inc., a Pennsylvania based provider of professional consulting services and online solutions for ISO-9001/14000 certification for customers in manufacturing, healthcare and government markets, since February 2001. From December 1999 through December 2000, Mr. DePasquale served as Group Vice President for WRC Media, a New York based distributor of supplemental education products and software. From January 1996 until December 1999, Mr. DePasquale served as Senior Vice President of Jostens Learning Corp., a California based provider of multi media curriculum. Prior to Jostes, Mr. DePasquale held sales and marketing management positions with McGraw-Hill and Digital Equipment Corporation. Mr. DePasquale earned a Bachelor of Science degree from the New Jersey Institute of Technology.

        GARY E. WENDT has served as the Chief Financial Officer and a Director of the Company since its inception in 1993. Mr. Wendt has primary responsibility for the Company's financial reports and administers accounting operations. From 1993 to 1994, Mr. Wendt was Treasurer and Chief Financial

Officer of Esprit Technologies, Inc., a computer manufacturer which produced high speed PCs marketed primarily to government and industry in the Midwestern United States. Mr. Wendt attended Metropolitan State University, North Hennepin Community College, and the Academy of Accountancy where he was certified in public accounting.

        JEFFREY J. MAY has served as a Director of the Company since October 29, 2001. Since 1997, Mr. May has served as the President of Gideons Point Capital, a Tonka Bay, Minnesota based financial consulting firm and angel investor focusing on assisting and investing in start-up technology companies. In 1983, Mr. May co-founded Advantek, Inc., a manufacturer of equipment and materials which facilitate the automatic handling of semi-conductors and other electrical components which was sold in 1993. Mr. May continued to serve as a director and Vice-President of Operations of Advantek until 1997, at which time it had over 600 employees and sales in excess of $100 million. Mr. May earned a Bachelor of Science degree in Electrical Engineering from the University of Minnesota in 1983.

        RANDY FODERO has served as the Vice President of Sales and Marketing since July 18, 2003 and as a member of the Company's sales organization since March 2003. Mr. Fodero brings more than 20 years of successful executive and sales management experience to the Company. Prior to joining the Company, Mr. Fodero served as director of Global Accounts from Veritas Software from February 2002 until January 2003. Between 1999 and February 2002, Mr. Fodero served in executive sales capacities with both companies in the enterprise software industry, including Agile Software. From 1998 to 1999, Mr. Fodero served as Regional Vice President of Sales for Memco Software, a leading provider of information security software to Fortune 1000 companies, where he was instrumental in increasing sales and enhancing shareholder value in connection with the sale of Memco to Platinum Technology. From 1990 through 1998, Mr. Fodero served as Vice President of Sales of AT&T CommVault Systems, where he grew sales from startup to over $36 million and participated in a management buyout.

Directors' Terms of Office

        Gary Wendt was elected as a director at the Company's 1998 Annual Meeting of Shareholders to hold office for a term of one (1) year until his successor is duly elected and qualified. Michael W. DePasquale and Jeffrey J. May were appointed by the Board of Directors to fill vacancies created by the resignations or death of directors and to serve until the next annual meeting of shareholders until their successors are duly elected and qualified. Thomas J. Colatosti was appointed by the Board of Directors to serve until the next annual meeting of shareholders until his successor is duly elected and qualified.

EXECUTIVE COMPENSATION

        The following table sets forth a summary of the compensation paid to or accrued by our Chief Executive Officer and all of our other executive officers whose compensation exceeded $100,000 during fiscal year 2003 (the "named executive officers") for each of the fiscal years ended December 31, 2001, 2002 and 2003:

Summary Compensation Table

					Long-Term Compensation
	Annual Compensation				Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award ($)	Securities Underlying Options/ SARs($)	LTIP Payouts ($)	All Other Compensation ($)
Michael W. DePasquale(1) Chief Executive Officer	2003	148,943	25,000	—	—	1,080,000	—	—
Randy Fodero(2) Vice President Sales and Marketing	2003	111,837	—	—	—	600,000	—	—

(1)
Mr. DePasquale became employed as our Chief Executive Officer on January 3, 2003.

(2)
Mr. Fodero became an executive officer of the Company on July 18, 2003.

Option Grants in Year Ended December 31, 2003

        The following table sets forth all options granted during the year ended December 31, 2003 to each of the named executive officers:

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date
Michael W. DePasquale	580,000(1)	23.8%	$0.53	January 2, 2010
Michael W. DePasquale	500,000(2)	20.5%	$1.32	December 10, 2010
Randy Fodero	300,000(3)	12.3%	$0.39	March 9, 2006
Randy Fodero	300,000(4)	12.3%	$1.32	December 10, 2010

(1)
Options vested in eight (8) quarterly installments commencing April 1, 2003.

(2)
Options vest in two (2) equal annual installments on January 3, 2004 and 2005.

(3)
Options vest in eleven (11) quarterly installments commencing June 10, 2003.

(4)
Options vest in three (3) equal annual installments on January 3, 2005, 2006 and 2007.

Aggregated Option Exercises in the Year Ended December 31, 2003
and Fiscal Year-End Option Value

        The following table sets forth for each named executive officer, information regarding stock options exercised by such officer during the year ended December 31, 2003, together with the number and value of stock options held at December 31, 2003, each on an aggregated basis:

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End Exercisable/ Unexercisable ($)(1)
Michael W. DePasquale	—	—	217,500/862,500	143,550/239,250
Randy Fodero	—	—	81,816/518,184	65,452/174,547

(1)
The last sales price of the Company's common stock as reported on the OTC Bulletin Board on December 31, 2003 was $1.19.

Compensation of Directors

        Directors who are also officers of the Company receive no additional compensation for serving on the Board of Directors, other than reimbursement of reasonable expenses incurred in attending meetings. The Company's 1996 stock incentive plan provides for the grant of options to purchase 50,000 shares of common stock to each non-employee director upon first being elected or appointed to the Board of Directors. Since 2001, the Company has executed a policy of granting options to purchase 200,000 shares of common stock to each non-employee director upon first being elected or appointed to the Board of Directors. In December 2003, we adopted a policy of issuing options to purchase 50,000 shares of common stock to each non-employee director on an annual basis.

Employment Agreements

        On January 3, 2003, the Company entered into a two-year employment agreement with Michael W. DePasquale to serve as the Chief Executive Officer of the Company at an annual base salary of $150,000 subject to adjustment by the Board of Directors. The employment agreement provided for a quarterly performance bonus during 2003 of $37,500 per calendar quarter payable upon the Company achieving gross revenue of: $300,000, $400,000, $650,000 and $900,000 during the first, second, third and fourth calendar quarters of 2003, respectively. The employment agreement also provides for an annual bonus of options to purchase up to 500,000 shares of Company common stock payable at the discretion of the Board of Directors.

        The base salary has been adjusted to $216,000 for 2004. The quarterly performance bonus benchmarks for 2004 have also been adjusted to provide for payment of the $37,500 quarterly bonus upon achieving gross revenue of: $500,000, $750,000, $1,000,000 and $1,250,000 during the first, second, third and fourth calendar quarters of 2004, respectively. Additional performance bonuses of $50,000 upon achieving annual gross revenue of at least $4,000,000 and $50,000 upon the Company reporting operating profit during 2004 have also been included for 2004.

        The employment agreement contains standard and customary confidentiality, non-solicitation and "work made for hire" provisions as well as a covenant not to compete which prohibits Mr. DePasquale from doing business with any current or prospective customer of the Company or engaging in a business competitive with that of the Company during the term of his employment and for the one year period thereafter. The agreement may be terminated by the Company at any time with or without cause. In the event of termination without cause, Mr. DePasquale shall continue to be paid his then current base salary for the greater of six (6) months from the date of such termination or the number of months remaining until the end of the term of the employment agreement.

Change in Control Provisions

        The Company's 1996 Stock Option Plan (as amended to date, the "1996 Plan") and 1999 Stock Option Plan (the "1999 Plan" and together with the 1996 Plan, the "Plans")) each provide for the acceleration of the vesting of unvested options upon a "Change in Control" of the Company. A Change in Control is defined in the Plans to include (i) a sale or transfer of substantially all of the Company's assets; (ii) the dissolution or liquidation of the Company; (iii) a merger or consolidation to which the Company is a party and after which the prior shareholders of the Company hold less than fifty percent (50%) of the combined voting power of the surviving corporation's outstanding securities; (iv) the incumbent directors cease to constitute at least a majority of the Board of Directors; or (v) a change in control of the Company which would otherwise be reportable under Section 13 or 15(d) of the Exchange Act.

        In the event of a "Change In Control" both Plans provide for the immediate vesting of all options issued thereunder. The 1999 Plan provides for the Company to deliver written notice to each optionee under the 1999 Plan fifteen (15) days prior to the occurrence of a Change In Control during which all options issued under the 1999 Plan may be exercised. Thereafter, all options issued under the 1999 Plan which are neither assumed nor substituted in connection with such transaction, automatically expire unless otherwise determined by the Board. The 1996 Plan provides for all options to remain exercisable for the remainder of their respective terms and permits the Company to make a cash payment to any or all optionees equal to the difference between the exercise price of any or all such options and the fair market value of the Company's common stock immediately prior to the Change In Control.

        Options issued to executive officers outside of the Plans contain change in control provisions substantially similar to those contained in the 1999 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Arrangements

        The Company has an employment agreement with Michael W. DePasquale. See "EXECUTIVE COMPENSATION—Employment Agreements."

Options Granted to Executive Officers and Directors

        During 2002, the Company issued options to purchase 200,000 shares of common stock to Thomas J. Colatosti upon his appointment as a director of the Company. During 2003, the Company issued options to purchase an aggregate of 2,180,000 shares of common stock to its officers and directors. The options were issued at exercise prices equal to the last sales price of the Company's common stock as reported on the OTC Bulletin Board on the date of grant, have terms of three (3) to seven (7) years, and vest over a one to three year period.

Consulting Arrangement with Thomas J. Colatosti

        In connection with his appointment to the Board of Directors in September 2002, the Company entered into a consulting arrangement with Thomas J. Colatosti. Under the arrangement, the Company paid Mr. Colatosti $4,000 per month through December 2003 and issued him options to purchase 150,000 shares of common stock at an exercise price of $.33 per share, the closing price of the Company's common stock on the date of grant. In December 2003, a committee of independent directors renewed this arrangement through December 31, 2004. The committee also issued options to Mr. Colatosti to purchase 150,000 shares of common stock at an exercise price of $1.32 per share, the closing price of the Company's common stock on the date of grant, for serving as Chairman. Mr. Colatosti has substantial experience in the biometric industry and in addition to his role as the Chairman of the Board of Directors of the Company, provides extensive service to the Company in the areas of strategic planning and corporate finance.

        In March 2004, Mr. Colatosti entered into a three-year consulting arrangement with The Shaar Fund Ltd., a principal creditor of the Company. Under the terms of the arrangement, The Shaar Fund transferred $375,000 principal amount of our secured convertible notes due October 1, 2005 to Mr. Colatosti. On April 29, 2004, Mr. Colatosti elected to convert the $375,000 principal amount of such note into 3,750 Series C Shares.

Consulting Agreement with Jeffry R. Brown

        In connection with Jeffry R. Brown's resignation as the Chief Executive Officer and Chairman of the Board of Directors of the Company on December 31, 2002, the Company and Mr. Brown entered into a consulting agreement effective as of January 15, 2003. The consulting agreement terminated September 30, 2003, and provided for the payment of monthly consulting fees in the amount of $12,000, continued participation in the Company's health and benefit plans, and the reimbursement of out-of-pocket expenses in consideration of Mr. Brown providing strategic management and consulting services to the Company. During the previous two fiscal years, Mr. Brown was the chief architect of the Company's strategic plan and the principal person involved in establishing and developing relationships with the Company's alliance partners, potential customers and other industry contacts which were important to the continued execution of the Company's business plan. In recognition of his continued service to the Company, the termination date of options to purchase 400,000 shares of common stock at $.20 per share previously issued to Mr. Brown was extended from March 31, 2003 until December 31, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of April 28, 2004, information with respect to the securities holdings of all persons which the Company, pursuant to filings with the Securities and Exchange Commission, has reason to believe may be deemed the beneficial owners of more than five percent (5%) of the Company's outstanding common stock. The following table also sets forth, as of such date, the beneficial ownership of the Company's common stock by all officers and directors, individually and as a group. Unless otherwise indicated, the address of each person listed below is c/o BIO-key International, Inc., 1285 Corporate Center Drive, Suite 175, Eagan, Minnesota 55121.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Common Stock Outstanding
Thomas J. Colatosti 188 East Emerson Road Lexington, MA 02420	830,000	(2)	2.1%
Michael W. DePasquale	632,500	(3)	1.6%
Gary E. Wendt	578,730	(4)	1.5%
Jeffrey J. May	200,000	(5)	*
Randy Fodero	179,660	(6)	*
Kingdon Capital Management, LLC 152 West 57th Street 50th Floor New York, NY 10019	2,233,334	(7)	5.9%
All officers and directors as a group	2,405,890		6.1%

*
Less than one percent (1%) of the outstanding common stock.

(1)
The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934 and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within sixty (60) days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 37,819,810 shares of common stock outstanding as of April 28, 2004.

(2)
Includes 325,000 shares issuable upon exercise of options and 500,000 shares issuable upon conversion of series C preferred stock. Does not include 225,000 shares issuable upon exercise of options subject to vesting.

(3)
Includes 612,500 shares issuable upon exercise of options. Does not include 467,500 shares issuable upon exercise of options subject to vesting.

(4)
Includes 173,380 shares issuable upon exercise of options.

(5)
Consists of shares issuable upon exercise of options. Does not include 50,000 shares issuable upon exercise of options subject to vesting.

(6)
Includes 136,360 shares issuable upon exercise of options. Also includes 20,500 shares owned by Mr. Fodero's minor children. Mr. Fodero disclaims beneficial ownership of those shares. Does not include 463,640 shares issuable upon exercise of options subject to vesting.

(7)
Includes 277,778 issuable upon exercise of warrants.

        The following table sets forth, as of December 31, 2003, information with respect to our securities authorized for issuance under equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (A)(C)
Equity compensation plans approved by security holders	487,380	$0.5155	169,620
Equity compensation plans approved by security holders	5,640,601	$0.8022	629,588
Total	6,127,981	$0.7794	799,208

        The Company's 1999 Stock Option Plan (the "1999 Plan") was adopted by the Board of Directors of the Company on or about August 31, 1999. The material terms of the 1999 Plan are summarized below.

        The 1999 Plan is currently administered by the Board of Directors of the Company (the "Plan Administrator"). The Plan Administrator is authorized to construe the 1999 Plan and any option issued under the 1999 Plan, select the persons to whom options may be granted, and determine the number of shares to be covered by any option, the exercise price, vesting schedule and other material terms of such option.

        The 1999 Plan provides for the issuance of options to purchase up to 2,000,000 shares of common stock to officers, employees, directors and consultants of the Company at exercise prices not less than 85% of the last sale price of the Company's common stock as reported on the OTC Bulletin Board on the date of grant. Options have terms of not more than ten (10) years from the date of grant, are subject to vesting as determined by the Plan Administrator and are not transferable without the permission of the Company except by will or the laws of descent and distribution or pursuant to a domestic relations order. Options terminate three (3) months after termination of employment or other association with the Company or one (1) year after termination due to disability, death or retirement. In the event that termination of employment or association is for a cause, as that term is defined in the 1999 Plan, options terminate immediately upon such termination. The Plan Administrator has the discretion to extend options for up to three years from the date of termination or disassociation with the Company.

        The 1999 Plan provides for the immediate vesting of all options in the event of a "Change In Control" of the Company. In the event of a Change In Control, the Company is required to deliver written notice to each optionee under the 1999 Plan fifteen (15) days prior to the occurrence of a Change in Control, during which time all options issued under 1999 Plan may be exercised. Thereafter, all options issued under the 1999 Plan which are neither assumed or substituted in connection with such transaction, automatically expire, unless otherwise determined by the Board. Under the 1999 Plan, a "Change In Control" is defined to include (i) a sale or transfer of substantially all of the Company's assets; (ii) the dissolution or liquidation of the Company; (iii) a merger or consolidation to which the Company is a party and after which the prior shareholders of the Company hold less than 50% of the combined voting power of the surviving corporation's outstanding securities; (iv) the incumbent directors cease to constitute at least a majority of the Board of Directors; or (v) a change in control of the Company which would otherwise be reportable under Section 13 or 15(d) of the Exchange Act.

        As of December 31, 2003, there were outstanding options under the 1999 Plan to purchase 1,176,669 shares of common stock, and options to purchase an aggregate of 629,588 shares were available for future grants.

        In addition to options issued under the 1999 Plan, the Company has issued options and warrants to employees, officers, directors and consultants to purchase an aggregate of 4,951,312 shares of common stock. The terms of these options are substantially similar to the provisions of the 1999 Plan and options issued thereunder.

DESCRIPTION OF SECURITIES

Common Stock

        The Company is authorized to issue 60,000,000 shares of common stock, $.01 par value per share, of which 37,819,810 were outstanding as of April 28, 2004.

        Holders of common stock have equal rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Holders of common stock have one vote for each share held of record and do not have cumulative voting rights.

        Holders of common stock are entitled, upon liquidation of the Company, to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of common stock are not redeemable and have no preemptive or similar rights. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

        Within the limits and restrictions provided in the Company's Articles of Incorporation, the Board of Directors has the authority, without further action by the shareholders, to issue up to 5,000,000 shares of preferred stock, $.01 par value per share, in one or more series, and to fix, as to any such series, any dividend rate, redemption price, preference on liquidation or dissolution, sinking fund terms, conversion rights, voting rights, and any other preference or special rights and qualifications.

        Series B Convertible Preferred Stock.    The Board of Directors has authorized the designation of 50,000 shares of preferred stock as Series B Convertible Preferred Stock (the "Series B Shares"), of which no shares are issued and outstanding. The following describes the material provisions of the Series B Shares which are more fully set forth in the Certificate of Designation on file with the Minnesota Secretary of State.

        The Series B Shares provide for a 9% dividend payable semi-annually in arrears. At the option of the Company, the dividends are payable in kind through the issuance of additional shares of common stock valued at the conversion price in effect on the date of such dividend. The Series B Shares are immediately convertible, at the option of the holder, into shares of common stock at a conversion price equal to the lesser of $.75 or a 22% discount to the average closing bid prices of the Company's common stock during the five trading day period prior to conversion. The Series B Shares are redeemable, in whole or in part, at the option of the Company at 100% of face value ($100 per share) provided that the Company's common stock is eligible for trading on the OTC Bulletin Board and the shares issuable upon conversion are subject to an effective registration statement. The Series B Shares contain anti-dilution and conversion price adjustment provisions if certain events occur. Other than as provided by applicable law, holders of the Series B Shares have no voting rights.

        Series C Convertible Preferred Stock.    In March 2004, we designated 100,000 shares of preferred stock as Series C Convertible Preferred Stock (the "Series C Shares"), of which 80,182 are issued and outstanding. The following describes the material provisions of the Series C Shares which are more fully set forth in the Certificate of Designation on file with the Minnesota Secretary of State.

        The Series C Shares accrue a cumulative annual dividend of 7% on the $100 face amount of such shares payable June 15 and December 15 each year in shares of common stock. In the event of a liquidation, dissolution or winding up of the Company, the Series C shares have a liquidation preference of $100 per share (plus all accrued and unpaid dividends thereon) prior to any payment or distribution to holders of our common stock. The Series C Shares are convertible into common stock at a conversion price of $.75 per share. The conversion price is subject to proportional adjustment in the event of stock splits, stock dividends or reclassifications. Subject to certain exceptions, in the event we issue additional shares of common stock at a purchase price less than the conversion price of the

Series C Shares, the conversion price shall be lowered to such lesser price. In the event that the trading price of our common stock is less than $1.00 per share for thirty (30) consecutive trading days at any time after March 3, 2007, we will be required to redeem the Series C Shares by payment of $100 per share plus all accrued and unpaid dividends due thereon. We are required to obtain the consent of the holders of a majority of the Series C Shares in order to, among other things, issue any shares of preferred stock that are equal to or have a preference over the Series C shares or issue any shares of preferred stock, rights, options, warrants, or any other securities convertible into common stock of the Company, other than those issued to employees of the Company in the ordinary course of their employment or to consultants or other persons providing services to the Company so long as such issuances do not exceed 500,000 shares of common stock.

Dividend Policy

        The Company has never paid cash dividends on its common stock. The Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings, if any, to finance the growth of the business. The payment of future dividends will depend on such factors as earnings levels, anticipated capital requirements, the operating and financial condition of the Company and other factors deemed relevant by the Board of Directors.

Anti-Takeover Provisions of the Company's Articles of Incorporation

        As described above, the Board of Directors is authorized without further stockholder action, to designate any number of series of preferred stock with such rights, preferences and designations as determined by the Board. Shares of preferred stock issued by the Board of Directors could be utilized, under certain circumstances, to make an attempt to gain control of the Company more difficult or time consuming. For example, shares of preferred stock could be issued with certain rights that might have the effect of diluting the percentage of common stock owned by a significant stockholder or issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in the best interest of the Company and its stockholders. The existence of the preferred stock may, therefore, be viewed as having possible anti-takeover effects.

Transfer Agent

        The transfer agent for the Company's common stock is StockTrans, Inc., 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003, (610) 649-7300.

ACQUISITION OF PUBLIC SAFETY GROUP, INC.

        On March 30, 2004, we acquired all of the outstanding capital stock of Public Safety Group, Inc. ("PSG"), a privately-held leader in wireless solutions for law enforcement and public safety markets based in Winter Park, Florida. The acquisition was completed pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, BIO-Key Acquisition Corp., a wholly-owned subsidiary of the Company, PSG and all of the shareholders of PSG. As a result of this transaction, PSG became a wholly-owned subsidiary of the Company and now constitutes a division of our business specializing in the law enforcement and public safety markets (the "Public Safety Division").

        Pursuant to the Merger Agreement, we purchased all of the outstanding capital stock of PSG from the former shareholders of PSG in exchange for an aggregate of 2,416,108 shares of our common stock, $500,000 in cash, and our assumption of $600,000 in aggregate net liabilities of PSG. The Merger Agreement provides that any liability or obligation of PSG in excess of such $600,000 limitation, whether arising before or after the effective date of the merger, will be solely the responsibility of the former shareholders of PSG. Additional earnout consideration, determined as a proportion of revenues attained by the Public Safety Division over fiscal years 2004 and 2005, may be paid to the former shareholders of PSG. The Company will make payments of such additional consideration on the last day of the month following each month in which the Public Safety Division achieves specified revenue milestones during fiscal years 2004 and 2005. Such payments will be made in cash, unless the aggregate amount of earnout consideration exceeds sixty percent (60%) of the aggregate consideration paid by the Company in the merger transaction. Any such excess amounts will be paid in shares of our common stock priced as of two (2) days prior to the date on which any earnout payment becomes due. In connection with this acquisition, three former employees of PSG, who were also shareholders of PSG, entered into two-year employment agreements with the Company to serve within the Public Safety Division.

        As a result of the acquisition, we issued a total of 2,422,108 shares of our common stock, which includes 6,000 shares issued to Harward Investments, Inc. ("Harward") pursuant to an arrangement involving the discharge of certain outstanding debt obligations of PSG to Harward as of March 30, 2004. The 2,416,108 shares issued to the former PSG shareholders (the "Merger Shares") are subject to escrow provisions contained in the Merger Agreement and a related escrow agreement, which provide for periodic releases of the shares from escrow on a schedule determined primarily by the revenue achieved by the Public Safety Division during fiscal year 2004. The owners of such escrowed shares, however, will continue to enjoy all the rights and privileges attributable to the shares, including, without limitation, the right to vote and receive dividends. The principal terms of such escrow arrangement are as follows:

  •
  One-twelfth (1/12) of the Merger Shares (the "Initial Shares") are being held in escrow for the purpose of securing certain prior obligations of PSG to Harward and will be released upon the effectiveness of this registration statement to Harward and the former shareholders of PSG. Specifically, Harward will receive an amount of Initial Shares that is equal to $110,000 divided by the closing price of our common stock as reported by the OTC Bulletin Board on such date. The balance of the Initial Shares will be concurrently released to the former shareholders of PSG.

  •
  An additional one-twelfth (1/12) of the Merger Shares will be released from the escrow to the former shareholders of PSG on each of June 30, 2004, September 30, 2004 and December 31, 2004.

  •
  The remaining eight-twelfths (8/12) of the Merger Shares (the "Remaining Shares") will be released from the escrow to the former shareholders of PSG based on a distribution schedule determined by the license, service and maintenance fee revenue achieved by the Public Safety Division during fiscal year 2004. Specifically, the Remaining Shares will be released according to the following schedule: (i) in the event that such qualifying revenue is less than $2 million, one-twelfth (1/12) of the Remaining Shares will be released on each of March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007; (ii) in the event that such qualifying revenue is equal to or greater than $2 million, one-eighth (1/8) of the Remaining Shares will be released on each of March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006; and (iii) in the event that such qualifying revenue is equal to or greater than $6 million, one-sixth (1/6) of the Remaining Shares will be released on each of March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006 and June 30, 2006.

  •
  Of the shares remaining in escrow following the effectiveness of this registration statement, those shares owned by former employees of PSG who became our employees by virtue of the merger transaction are subject to repurchase by us under certain circumstances involving the termination of such employee's employment. Shares remaining in escrow may also be used to fund indemnification obligations of the former PSG shareholders pursuant to the Merger Agreement.

        This prospectus relates to the resale of 2,422,108 shares of our common stock acquired by certain of the selling security holders in connection with our acquisition of PSG. Of the shares being registered, the 2,416,108 shares being held in escrow may not be resold by such selling security holders until such shares have been released from the escrow as described above.

PRIVATE PLACEMENT TRANSACTION

        On March 31, 2004, we entered into a securities purchase agreement (the "Purchase Agreement") with certain institutional and accredited investors pursuant to which we issued and sold an aggregate of 8,888,928 shares of our common stock and warrants (the "Warrants") to purchase an aggregate of 4,444,464 shares of our common stock. The investors paid an aggregate purchase price of $1.35 for each share of common stock and Warrant to purchase 0.5 of a share of common stock, resulting in gross proceeds to the Company of approximately $12,000,000. Net proceeds to the Company were approximately $11,632,400, which will be used for working capital purposes. These securities were sold to accredited investors in a private placement transaction exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereunder.

        The Warrants may be exercised at any time prior to the fifth anniversary of the effective date of this registration statement at an exercise price of $1.755 per share. Each Warrant contains anti-dilution protection, which provides that if at any time on or prior to March 31, 2005, we issue any of our common stock or rights, options, warrants or other securities or debt bearing a right to acquire our common stock at a price less than the then-applicable exercise price of such Warrant, such exercise price will be automatically reduced to such lower price. Fifty percent (50%) of any unexercised portions of the Warrants are callable by the Company if the volume weighted average trading price per share of our common stock exceeds $4.3875 per share for ten (10) consecutive trading days and the Warrants have not been exercised after forty-five (45) days' prior notice from the Company.

        Under the Purchase Agreement, in the event that (i) this registration statement is not filed on or prior to April 30, 2004 or declared effective on or prior to July 14, 2004, (ii) after the effectiveness of this registration statement, an investor is not permitted to sell its securities hereunder (or any subsequent registration statement filed in replacement hereof) for any reason for five (5) or more trading days (whether or not consecutive), (iii) after the effectiveness of this registration statement, any securities covered hereunder are not listed on an eligible trading market or (iv) our common stock is not listed or quoted, or is suspended from trading, on an eligible trading market for a period of three (3) trading days (whether or not consecutive), the Company will be required to pay a cash amount to the investors equal to one percent (1%) of the aggregate purchase price paid by the investors pursuant to the Purchase Agreement for the first month that such event occurs and one percent (1%) for each month thereafter in which such event remains uncured, in each case prorated for any partial month. If the Company fails to make any such payment in a timely manner, such payment shall bear interest at the rate of one percent (1%) per month (prorated for partial months) until paid in full.

        This prospectus relates to the resale of 8,888,928 shares of our common stock and the Warrants to purchase an aggregate of 4,444,464 shares of our common stock acquired by certain of the selling security holders pursuant to the Purchase Agreement.

SELLING SECURITY HOLDERS

        We are registering for resale shares of our common stock issued to the selling security holders identified below. The selling security holders identified in the following table are offering for sale up to 15,755,500 shares of common stock, of which 4,444,464 shares are issuable upon exercise of warrants, issued to the selling security holders in private placement transactions. The following table sets forth:

  •
  the name of each selling security holder;

  •
  the nature of any material relationship within the past three years between any selling security holder and BIO-key or any of our affiliates based on information currently available to us;

  •
  the number of shares of our common stock beneficially owned by each selling security holder prior to this offering;

  •
  the number of shares of our common stock offered hereunder by each selling security holder; and

  •
  the number and percent of shares of our common stock beneficially owned by each selling security holder after this offering is complete. This calculation assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling security holder prior to the termination of this offering.

        Each of the selling security holders is offering for sale with this prospectus the number of shares listed below subject to the limitations described in the section of this prospectus entitled "Plan of Distribution". Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Except as indicated in the footnotes to this table and subject to applicable community property laws, each of the selling security holders named in this table has sole voting power with respect to all shares of common stock listed as beneficially owned by such selling security holders.

        The applicable percentages of beneficial ownership set forth below are based on an aggregate of 37,819,810 shares of our common stock issued and outstanding on April 28, 2004.

					Shares Offered Pursuant to this Prospectus from Exercise of Warrants	Shares Beneficially Owned After Offering is Complete
Name of Selling Security Holder	Number of Shares Beneficially Owned Prior to Offering(1)		Shares Offered Pursuant to this Prospectus(1)
						Number	Percent
Donald C. Nagle(2)	626,200	(3)	626,200	(3)	0	0	0
Robert Lorenz(4)	626,200	(5)	626,200	(5)	0	0	0
Ramzan Janmohamed(6)	626,200	(7)	626,200	(7)	0	0	0
Frank DiMaggio	139,211	(8)	139,211	(8)	0	0	0
Robert R. Hendry	139,211	(9)	139,211	(9)	0	0	0
Douglas C. Foreman	96,674	(10)	96,674	(10)	0	0	0
Brett Fadeley & Dwain DeVille, JTWROS	58,005	(11)	58,005	(11)	0	0	0
Dwain DeVille & Brett Fadeley, JTWROS	58,005	(12)	58,005	(12)	0	0	0
Bryan Coy	23,201	(13)	23,201	(13)	0	0	0
Paul Serluco	23,201	(14)	23,201	(14)	0	0	0
Harward Investments, Inc.(16)	6,000	(15)	6,000	(15)	0	0	0
Continuity Asian Technology Fund(17)	162,998		162,998		54,333	0	0

SAC Strategic Investment LLC(18)	571,016	571,016	190,339	0	0
Continuity Asian Technology Partners(19)	43,781	43,781	14,594	0	0
Fady A. Rizk	150,000	150,000	50,000	0	0
Kingdon Capital(20)	2,233,334	833,334	277,778	1,400,000	3.7%
DKR Soundshore Oasis Holding Fund LTD(21)	277,779	277,779	92,593	0	0
Schottenfeld Qualified Associates, LP(22)	944,445	944,445	314,815	0	0
CSL Associates, LP(23)	166,668	166,668	55,556	0	0
The Shaar Fund, LTD(24)	1,497,224	1,497,224	499,075	0	0
STG Capital Partners (QP), LP(25)	450,000	450,000	150,000	0	0
STG Capital Fund, LTD.(26)	1,050,000	1,050,000	350,000	0	0
Iroquois Capital L.P.(27)	222,224	222,224	74,075	0	0
Vertical Ventures, LLC(28)	333,335	333,335	111,112
Minhas Sayani	111,113	111,113	37,038	0	0
Thomas J. Molumphy	66,668	66,668	22,223	0	0
Molumphy Capital Mgmt Profit Sharing Plan(29)	44,445	44,445	14,815	0	0
Etienne Des Roys	111,113	111,113	37,038	0	0
Bengt Eriksson	166,668	166,668	55,556	0	0
Gamma Opportunity Capital Partners, LP(30)	555,557	555,557	185,186	0	0
Longview Fund, LP(31)	277,779	277,779	92,593	0	0
Alpha Capital AG(32)	833,334	833,334	277,778	0	0
Truk Opportunity Fund, LLC(33)	111,113	111,113	37,038	0	0
Investor's Management Corporation(34)	277,779	277,779	92,593	0	0
Davos Partners, L.P.(35)	222,224	222,224	74,075	0	0
Albert Fried, Jr.(36)	277,779	277,779	92,593	0	0
Marc Florin IRA(37)	55,557	55,557	18,519	0	0
U.S. Bank, FBO The Tocqueville Fund(38)	787,500	787,500	262,500
Tocqueville Amerique(39)	212,501	212,501	70,834	0	0
Ronald D. Corwin & Beth Blumenthal	111,113	111,113	37,038	0	0
OTAPE Investments, LLC(40)	111,113	111,113	37,038	0	0
Omicron Master Trust(41)	333,335	333,335	111,112	0	0
Eagle & Dominion EuroAmerican Growth Fund, LP(42)	50,700	50,700	16,900	0	0
Eagle & Dominion EuroAmerican Growth Fund Limited(43)	174,300	174,300	58,100	0	0

November Group Defined Benefits Pension(44)	55,557		55,557		18,519	0	0
Mason Speed Sexton IRA Rollover(45)	55,557		55,557		18,519	0	0
Douglass Bermingham IRA(46)	45,000		45,000		15,000	0	0
Ten Pine Advisors LLC(47)	27,224		27,224		9,075	0	0
Gryphon Master Fund, L.P.(48)	277,778		277,778		92,593	0	0
Colbart Birnet, L.P.(49)	222,224		222,224		74,075	0	0
Smithfield Fiduciary LLC(50)	277,779		277,779		92,593	0	0
Eric Haber	55,557		55,557		18,519	0	0
Ann Derrey Bermingham	27,779		27,779		9,260	0	0
Larry Bursten	55,557		55,557		18,519	0	0
Michael Derrey	27,779		27,779		9,260	0	0
Zenny Trading Limited(51)	111,113		111,113		37,038	0	0
Alan Butler(52)	111,113		111,113		37,038	0	0
Ellis International Limited, Inc.(53)	111,113		111,113		37,038	0	0
Symmetry Peak, L.P(54)	194,447		194,447		64,816	0	0
Symmetry Peak Offshore, Ltd.(55)	83,333		83,333		27,778	0	0
Total	15,755,500	(56)	15,755,500	(56)	4,444,464	1,400,000	3.7%

*
Less than one percent (1%) of the outstanding common stock.

(1)
Includes the amount of shares of common stock, if any, set forth opposite the name of each selling security holder under the column entitled "Shares Offered Pursuant to this Prospectus from Exercise of Warrants", which shares are issuable upon the exercise of warrants at an exercise price of $1.755 per share.

(2)
Mr. Nagle is currently employed by the Company as its General Manager of the Public Safety Division.

(3)
Includes up to 626,200 shares that may become available for resale by the selling security holder upon release of the escrow established pursuant to the Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, BIO-Key Acquisition Corp., Public Safety Group, Inc. and the shareholders of Public Safety Group, Inc., which number of shares may be reduced in accordance with note 15 below.

(4)
Mr. Lorenz is currently employed by the Company as its Technical Director of the Public Safety Division.

(5)
Includes up to 626,200 shares that may become available for resale by the selling security holder upon release of the escrow established pursuant to the Merger Agreement, which number of shares may be reduced in accordance with note 15 below.

(6)
Mr. Janmohamed is currently employed by the Company as its Director of Business Development/Marketing of the Public Safety Division.

(7)
Includes up to 626,200 shares that may become available for resale by the selling security holder upon release of the escrow established pursuant to the Merger Agreement, which number of shares may be reduced in accordance with note 15 below.

(8)
Includes up to 139,211 shares that may become available for resale by the selling security holder upon release of the escrow established pursuant to the Merger Agreement, which number of shares may be reduced in accordance with note 15 below.

(9)
Includes up to 139,211 shares that may become available for resale by the selling security holder upon release of the escrow established pursuant to the Merger Agreement, which number of shares may be reduced in accordance with note 15 below.

(10)
Includes up to 96,674 shares that may become available for resale by the selling security holder upon release of the escrow established pursuant to the Merger Agreement, which number of shares may be reduced in accordance with note 15 below.

(11)
Includes up to 58,005 shares that may become available for resale by the selling security holder upon release of the escrow established pursuant to the Merger Agreement, which number of shares may be reduced in accordance with note 15 below.

(12)
Includes up to 58,005 shares that may become available for resale by the selling security holder upon release of the escrow established pursuant to the Merger Agreement, which number of shares may be reduced in accordance with note 15 below.

(13)
Includes up to 23,201 shares that may become available for resale by the selling security holder upon release of the escrow established pursuant to the Merger Agreement, which number of shares may be reduced in accordance with note 15 below.

(14)
Includes up to 23,201 shares that may become available for resale by the selling security holder upon release of the escrow established pursuant to the Merger Agreement, which number of shares may be reduced in accordance with note 15 below.

(15)
Does not include the additional shares (the "Additional Harward Shares") issuable pursuant to the Merger Agreement to Harward Investments, Inc. ("Harward") upon the effectiveness of this registration statement, which number of shares will be equal to $110,000 divided by the closing price of our common stock as reported by the OTC Bulletin Board on such date. In order to satisfy this obligation, each of the former shareholders of PSG listed above will transfer his pro rata portion of the Additional Harward Shares to Harward upon the effectiveness of this registration statement.

(16)
This selling security holder has identified Dennis J. Harward as having voting and dispositive power with respect to these securities.

(17)
This selling security holder has identified Juwan Lee as having voting and dispositive power with respect to these securities. In addition, this selling security holder has identified itself as an affiliate of a registered broker-dealer. See "Plan of Distribution" section of this prospectus for required disclosure regarding such selling security holder's status as an affiliate of a registered broker-dealer.

(18)
This selling security holder has identified Juwan Lee as having voting and dispositive power with respect to these securities. In addition, this selling security holder has identified itself as an affiliate of a registered broker-dealer. See "Plan of Distribution" section of this prospectus for required disclosure regarding such selling security holder's status as an affiliate of a registered broker-dealer.

(19)
This selling security holder has identified Juwan Lee as having voting and dispositive power with respect to these securities. In addition, this selling security holder has identified itself as an affiliate of a registered broker-dealer. See "Plan of Distribution" section of this prospectus for required disclosure regarding such selling security holder's status as an affiliate of a registered broker-dealer.

(20)
Kingdon Capital beneficially owned 5.7% of our outstanding common stock prior to acquiring shares of our common stock and warrants to purchase our common stock on March 31, 2004. This selling security holder has identified Ken Hahn as having voting and dispositive power with respect to these securities.

(21)
This selling security holder has identified Barbara Burger as having voting and dispositive power with respect to these securities.

(22)
This selling security holder has identified Richard Schottenfeld as having voting and dispositive power with respect to these securities. In addition, this selling security holder has identified itself as an affiliate of a registered broker-dealer. See "Plan of Distribution" section of this prospectus for required disclosure regarding such selling security holder's status as an affiliate of a registered broker-dealer.

(23)
This selling security holder has identified Charles S. Lipson as having voting and dispositive power with respect to these securities. In addition, this selling security holder has identified itself as an affiliate of a registered broker-dealer. See "Plan of Distribution" section of this prospectus for required disclosure regarding such selling security holder's status as an affiliate of a registered broker-dealer.

(24)
The Shaar Fund, Ltd. has been the principal creditor and source of financing for the Company since June 1998 and currently owns 76,432 shares of our series C preferred stock in addition to the shares set forth in this table. This selling security holder has identified Hugo Van Neutegem as having voting and dispositive power with respect to these securities.

(25)
This selling security holder has identified Steven Glass as having voting and dispositive power with respect to these securities.

(26)
This selling security holder has identified Steven Glass as having voting and dispositive power with respect to these securities.

(27)
This selling security holder has identified Josh Silverman as having voting and dispositive power with respect to these securities. Mr. Silverman disclaims beneficial ownership of the securities held by Iroquois Capital L.P.

(28)
This selling security holder has identified Josh Silverman as having voting and dispositive power with respect to these securities. Mr. Silverman disclaims beneficial ownership of the securities held by Vertical Ventures, LLC.

(29)
This selling security holder has identified Thomas J. Molumphy as having voting and dispositive power with respect to these securities.

(30)
This selling security holder has identified Jonathan P. Knight as having voting and dispositive power with respect to these securities.

(31)
This selling security holder has identified Peter T. Benz as having voting and dispositive power with respect to these securities.

(32)
This selling security holder has identified Rainer Posch and Konrad Ackerman as having voting and dispositive power with respect to these securities.

(33)
This selling security holder has identified Michael E. Fein and Stephen E. Saltzstein, as principals of Atoll Asset Management, LLC, the managing member of this selling security holder, as having voting and dispositive power with respect to these securities. Each of Mr. Fein and Mr. Saltzstein disclaim beneficial ownership with respect to these securities.

(34)
This selling security holder has identified Richard A. Urquhart, III as having voting and dispositive power with respect to these securities.

(35)
This selling security holder has identified David P. Nolan as having voting and dispositive power with respect to these securities.

(36)
This selling security holder has identified himself as an affiliate of a registered broker-dealer. See "Plan of Distribution" section of this prospectus for required disclosure regarding such selling security holder's status as an affiliate of a registered broker-dealer.

(37)
This selling security holder has identified Marc Florin as having voting and dispositive power with respect to these securities. In addition, this selling security holder has identified itself as an affiliate of a registered broker-dealer. See "Plan of Distribution" section of this prospectus for required disclosure regarding such selling security holder's status as an affiliate of a registered broker-dealer.

(38)
This selling security holder has identified Robert W. Kleinschmidt as having voting and dispositive power with respect to these securities. In addition, this selling security holder has identified itself as an affiliate of a registered broker-dealer. See "Plan of Distribution" section of this prospectus for required disclosure regarding such selling security holder's status as an affiliate of a registered broker-dealer.

(39)
This selling security holder has identified Robert W. Kleinschmidt as having voting and dispositive power with respect to these securities. In addition, this selling security holder has identified itself as an affiliate of a registered broker-dealer. See "Plan of Distribution" section of this prospectus for required disclosure regarding such selling security holder's status as an affiliate of a registered broker-dealer.

(40)
This selling security holder has identified Ira M. Leventhal as having voting and dispositive power with respect to these securities. Mr. Leventhal disclaims beneficial ownership of these securities. In addition, this selling security holder has identified itself as an affiliate of a registered broker-dealer. See "Plan of Distribution"

  section of this prospectus for required disclosure regarding such selling security holder's status as an affiliate of a registered broker-dealer.

(41)
Omicron Capital, L.P., a Delaware limited partnership ("Omicron Capital"), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda ("Omicron"), Omicron Capital, Inc., a Delaware corporation ("OCI"), serves as general partner of Imicron Capital, and Winchester Global Trust Company Limited ("Winchester") serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power of the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares of common stock owned by Omicron and, as of June 11, 2004, Mr. Oliver H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the Board of Directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not "affiliates" of one another, as that term is used for purposes of the Securities exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling security holder. No person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC's Regulation 13D-G) controls Omicron and Winchester.

(42)
This selling security holder has identified Eagle & Dominion Asset Management Ltd. as having voting and dispositive power with respect to these securities and Duncan Byatt as having control over Eagle & Dominion Asset Management.

(43)
This selling security holder has identified Eagle & Dominion Asset Management Ltd. as having voting and dispositive power with respect to these securities and Duncan Byatt as having control over Eagle & Dominion Asset Management.

(44)
This selling security holder has identified Carol Safir as having voting and dispositive power with respect to these securities.

(45)
This selling security holder has identified Mason Sexton as having voting and dispositive power with respect to these securities. In addition, this selling security holder has identified itself as an affiliate of a registered broker-dealer. See "Plan of Distribution" section of this prospectus for required disclosure regarding such selling security holder's status as an affiliate of a registered broker-dealer.

(46)
This selling security holder has identified Douglass Bermingham as having voting and dispositive power with respect to these securities. Mr. Bermingham disclaims beneficial ownership with respect to these securities. In addition, this selling security holder has identified itself as an affiliate of a registered broker-dealer. See "Plan of Distribution" section of this prospectus for required disclosure regarding such selling security holder's status as an affiliate of a registered broker-dealer.

(47)
This selling security holder has identified Douglass Bermingham as having voting and dispositive power with respect to these securities. Mr. Bermingham disclaims beneficial ownership with respect to these securities. In addition, this selling security holder has identified itself as an affiliate of a registered broker-dealer. See "Plan of Distribution" section of this prospectus for required disclosure regarding such selling security holder's status as an affiliate of a registered broker-dealer.

(48)
This selling security holder has identified E.B. Lyon IV as having voting and dispositive power with respect to these securities.

(49)
This selling security holder has identified Ezra Birnbaum as having voting and dispositive power with respect to these securities. In addition, this selling security holder has identified itself as an affiliate of a registered broker-dealer. See "Plan of Distribution" section of this prospectus for required disclosure regarding such selling security holder's status as an affiliate of a registered broker-dealer.

(50)
This selling security holder has identified Highbridge Capital Management, LLC as having voting and dispositive power with respect to these securities and Glen Dubin and Henry Swieca as having control over

  Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC, Mr. Dubin and Mr. Swieca disclaim beneficial ownership with respect to these securities. In addition, this selling security holder has identified itself as an affiliate of a registered broker-dealer. See "Plan of Distribution" section of this prospectus for required disclosure regarding such selling security holder's status as an affiliate of a registered broker-dealer.

(51)
This selling security holder has identified David Dennis Cuby as having voting and dispositive power with respect to these securities.

(52)
This selling security holder has identified himself as an affiliate of a registered broker-dealer. See "Plan of Distribution" section of this prospectus for required disclosure regarding such selling security holder's status as an affiliate of a registered broker-dealer.

(53)
This selling security holder has identified Wilhelm Ungar as having voting and dispositive power with respect to these securities.

(54)
This selling security holder has identified Frank P. Slattery as having voting and dispositive power with respect to these securities.

(55)
This selling security holder has identified Frank P. Slattery as having voting and dispositive power with respect to these securities.

(56)
Includes 2,416,108 shares (the "Merger Shares") that may become available for resale by the selling security holders who are former shareholders of PSG upon release of the escrow established pursuant to the Merger Agreement. Specifically, one-twelfth (1/12) of the Merger Shares (the "Initial Shares") are being held in escrow for the purpose of securing certain prior obligations of PSG to Harward and will be released upon the effectiveness of this registration statement to Harward and the former shareholders of PSG. At that time, Harward will receive the Additional Harward Shares, as described in note 15 above, and the balance of the Initial Shares will be concurrently released to the former shareholders of PSG. An additional one-twelfth (1/12) of the Merger Shares will be released from the escrow to the former shareholders of PSG on each of June 30, 2004, September 30, 2004 and December 31, 2004. The remaining eight-twelfths (8/12) of the Merger Shares (the "Remaining Shares") will be released from the escrow to the former shareholders of PSG according to the following distribution schedule determined by the license, service and maintenance fee revenue achieved by the Company's Public Safety Division during fiscal year 2004: (i) in the event that such qualifying revenue is less than $2 million, one-twelfth (1/12) of the Remaining Shares will be released on each of March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007; (ii) in the event that such qualifying revenue is equal to or greater than $2 million, one-eighth (1/8) of the Remaining Shares will be released on each of March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006; and (iii) in the event that such qualifying revenue is equal to or greater than $6 million, one-sixth (1/6) of the Remaining Shares will be released on each of March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006 and June 30, 2006.

PLAN OF DISTRIBUTION

        The selling security holders may, from time to time after the registration statement which includes this prospectus becomes effective, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        The selling security holders may also, after the registration statement which includes this prospectus becomes effective, engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

        Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling security holder. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

        The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

        The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

        The selling security holders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        Each selling security holder that is an affiliate of a registered broker-dealer has certified to us that it purchased our securities in the ordinary course of business and that at the time of such purchase, such selling security holder had no agreements, plans or understandings, directly or indirectly, with any person to distribute such securities.

        The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling security holder. If we are notified by any selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling security holders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

        The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling security holders. We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer or other person who has agreed to participate or who is participating in a distribution.

        Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

        The Company's Articles of Incorporation limit the personal liability of the Company's officers and directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Minnesota Business Corporation Act (the "MBCA"). The Company's Bylaws also provide for the Company to indemnify directors and officers to the fullest extent permitted by the MBCA.

        The indemnification provisions described above would provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, the MBCA, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPERTS

        Our financial statements as of December 31, 2003 and for each of the two years in the period ended December 31, 2003 and the financial statements of Public Safety Group, Inc. as of December 31, 2003 and 2002 and for each of the two years in the period ended December 31, 2003 included in this prospectus have been audited by Divine, Scherzer & Brody Ltd., independent certified public accountants, as stated in their reports appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. Such reports and other information may be inspected and copied at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's web site is http://www.sec.gov.

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission. The prospectus, which forms a part of such registration statement, and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted a few parts of the registration statement according to the rules and regulations of the Securities and Exchange Commission. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. We do not intend to distribute annual reports or audited financial statements to our shareholders. This information may be found in our filings with the Securities and Exchange Commission.

 FINANCIAL STATEMENTS

        The following consolidated financial statements of BIO-key International, Inc. and Subsidiary are included herein at the indicated page numbers:

 Report of Independent Certified Public Accountants

Board of Directors and Stockholders
BIO-key International, Inc.

        We have audited the accompanying balance sheet of BIO-key International, Inc. as of December 31, 2003 and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the two year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BIO-key International, Inc. as of December 31, 2003, and the results of its operations and its cash flows for each of the two years in the two year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

        In our previous audit report on these financial statements dated March 25, 2004, we referred to several issues that raised substantial doubt about the Company's ability to continue as a going concern. However, as disclosed in Note A, the Company has entered into a significant financing arrangement which removed the substantial doubt about the Company's ability to continue as a going concern.

/s/ Divine, Scherzer & Brody, Ltd.

Minneapolis, Minnesota
March 25, 2004 (except for Note A, as to which
    the date is March 31, 2004)

 BIO-key International, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS

	December 31, 2003	March 31, 2004
		(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,012,790	$478,419
Accounts receivable	409,803	12,263,692
Inventory	65,857	59,624
Prepaid expenses	165,929	34,404

Total current assets	1,654,379	12,836,139
EQUIPMENT, FURNITURE AND FIXTURES—at cost, less accumulated depreciation	60,157	75,866
OTHER ASSETS	150,206	4,827,747

	$1,864,742	$17,739,752

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Note payable	$—	$400,000
Advances from stockholder	34,030	60,958
Accounts payable	351,742	540,862
Accrued liabilities	173,736	141,930
Deferred revenue	10,000	175,467

Total current liabilities	569,508	1,319,217
DEFERRED REVENUE	—	58,301
LONG-TERM OBLIGATIONS	10,431,223	375,000
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock—authorized, 5,000,000 shares of $.01 par value (liquidation preference of $100 per share)
Series B 9% Convertible; issued and outstanding, 4,180 shares as of December 31, 2003	42	—
Series C 7% Convertible; issued and outstanding, 88,532 shares as of March 31, 2004	—	885
Common stock—authorized, 60,000,000 shares of $.01 par value; issued and outstanding 21,222,889 and 35,889,649 shares, respectively	212,229	358,897
Additional contributed capital	18,327,992	44,323,275
Accumulated deficit	(27,676,252)	(28,695,823)

	(9,135,989)	15,987,234

	$1,864,742	$17,739,752

The accompanying notes are an integral part of these statements.

 BIO-key International, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,		Three months ended March 31,
	2002	2003	2003	2004
			(unaudited)
Revenues
Product sales	$3,154	$102,007	$2,504	$8,930
License fees	131,460	411,400	25,000	275,156
Technical support and other services	20,785	10,694	—	27,800

	155,399	524,101	27,504	311,886
Costs and other expenses
Cost of product sales	2,720	87,387	2,393	5,778
Cost of technical support and other services	—	1,694	—	—
Selling, general and administrative	1,926,328	2,118,122	568,499	820,953
Research, development and engineering	1,084,513	1,037,330	221,107	262,761

	3,013,561	3,244,533	791,999	1,089,492

Operating loss	(2,858,162)	(2,720,432)	(764,495)	(777,606)
Other income (deductions)
Interest expense	(1,162,935)	(1,109,786)	(291,345)	(136,620)
Sundry	1,123	4,145	554	2,348

	(1,161,812)	(1,105,641)	(290,791)	(134,272)

NET LOSS	$(4,019,974)	$(3,826,073)	$(1,055,286)	$(911,878)

Basic and diluted loss to common stockholders
Net loss	$(4,019,974)	$(3,826,073)	$(1,055,286)	$(911,878)
Convertible preferred stock dividends and accretion	(164,965)	(136,755)	—	(13,348)

Loss applicable to common stockholders	$(4,184,939)	$(3,962,828)	$(1,055,286)	$(925,226)

Basic and diluted loss per common share
Net loss	$(.31)	$(.22)	$(.07)	$(.04)
Convertible preferred stock dividend and accretion	(.01)	(.01)	—	—

Loss applicable per common share	$(.32)	$(.23)	$(.07)	$(.04)

Weighted average number of shares	13,227,735	17,543,586	14,377,406	23,845,247

The accompanying notes are an integral part of these statements.

BIO-key International, Inc. and Subsidiary
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Series B 9% Convertible Preferred Stock		Series C 7% Convertible Preferred Stock
					Common Stock
							Additional contributed capital	Accumulated deficit
	Shares	Amount	Shares	Amount	Shares	Amount			Total
Balance as of December 31, 2001	21,430	$214	—	$—	12,528,469	$125,285	$15,538,025	$(19,560,523)	$(3,896,999)
Conversion of series B preferred stock and cumulative dividends in arrears into common stock	(3,000)	(30)	—	—	1,045,739	10,457	14,480	(24,907)	—
Conversion of note and accrued interest into common stock	—	—	—	—	803,198	8,032	314,360	—	322,392
Options and warrants issued for services and other	—	—	—	—	—	—	417,534	—	417,534
Net loss	—	—	—	—	—	—	—	(4,019,974)	(4,019,974)

Balance as of December 31, 2002	18,430	184	—	—	14,377,406	143,774	16,284,399	(23,605,404)	(7,177,047)
Conversion of series B preferred stock and cumulative dividends in arrears into common stock	(14,250)	(142)	—	—	4,239,206	42,392	202,525	(244,775)	—
Conversion of note, debenture and accrued interest into common stock	—	—	—	—	2,097,953	20,980	1,552,486	—	1,573,466
Exercise of options into common stock	—	—	—	—	308,324	3,083	58,582	—	61,665
Options and warrants issued for services and other	—	—	—	—	—	—	156,000	—	156,000
Common stock issued in exchange for services and other	—	—	—	—	200,000	2,000	74,000	—	76,000
Net loss	—	—	—	—	—	—	—	(3,826,073)	(3,826,073)

Balance as of December 31, 2003	4,180	42	—	—	21,222,889	212,229	18,327,992	(27,676,252)	(9,135,989)
Issuance of series C preferred stock in exchange for series B preferred stock and cumulative dividends in arrears (unaudited)	(4,180)	(42)	5,257	52	—	—	107,683	(107,693)	—
Conversion of notes and accrued interest into common stock (unaudited)	—	—	—	—	3,355,725	33,558	2,483,235	—	2,516,793
Conversion of notes and accrued interest into series C preferred stock (unaudited)	—	—	83,275	833	—	—	8,326,630	—	8,327,463
Sale in March 2004 of common stock and warrants for common stock at $1.35 per unit, less offering costs of $418,097 (unaudited)	—	—	—	—	8,888,928	88,889	11,493,016	—	11,581,905
Common stock issued in conjunction with the PSG acquisition (unaudited)	—	—	—	—	2,422,108	24,221	3,584,719	—	3,608,940
Net loss (unaudited)	—	—	—	—	—	—	—	(911,878)	(911,878)

Balance as of March 31, 2004 (unaudited)	—	$—	88,532	$885	35,889,650	$358,897	$44,323,275	$(28,695,823)	$15,987,234

The accompanying notes are an integral part of this statement.

 BIO-key International, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,		Three months ended March 31,
	2002	2003	2003	2004
			(unaudited)
Cash flows from operating activities
Net loss	$(4,019,974)	$(3,826,073)	$(1,055,286)	$(911,878)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	—	6,386	—	6,995
Amortization of discounts on convertible debt related to warrants and beneficial conversion features	662,048	415,634	138,546	—
Non-cash interest	—	1,131,053	—	—
Allowance for doubtful accounts	—	—	—	2,000
Write off deferred offering costs	—	—	—	81,900
Options and warrants issued for services and other	385,534	156,000	156,000	—
Common stock issued for services and other	—	76,000	—	—
Change in assets and liabilities:
Accounts receivable	(67,998)	(341,805)	56,803	(334,292)
Inventories	—	(65,857)	—	6,233
Prepaid expenses and other	155,737	(115,032)	(1,469)	131,525
Accounts payable	116,198	(2,951)	(109,007)	(124,191)
Accrued liabilities	503,518	(300,500)	159,474	103,494
Deferred revenue	—	10,000	—	83,280

Net cash used in operating activities	(2,264,937)	(2,857,145)	(654,939)	(954,934)
Cash flows from investing activities
Capital expenditures	—	(66,543)	—	(17,399)
Acquisition	—	—	—	(498,937)
Investment	—	—	—	(50,000)
Other	1,615	(28,215)	(1,971)	(6,869)

Net cash provided by (used in) investing activities	1,615	(94,758)	(1,971)	(573,205)
Cash flows from financing activities
Issuance of convertible bridge notes	1,830,000	—	—	—
Issuance of convertible debentures and long-term obligations	—	3,852,250	980,000	1,000,000
Advances from stockholders	—	34,030	—	(6,232)
Financing costs	(64,900)	—	—	—
Sale of common stock	—	61,665	—	—

Net cash provided by financing activities	1,765,100	3,947,945	980,000	993,768

NET INCREASE (DECREASE) IN CASH	(498,222)	996,042	323,090	(534,371)
Cash and cash equivalents, beginning of year	514,970	16,748	16,748	1,012,790

Cash and cash equivalents, end of year	$16,748	$1,012,790	$339,838	$478,419

The accompanying notes are an integral part of these statements.

 BIO-key International, Inc. and Subsidiary

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Including Data Applicable to the Unaudited Periods)

NOTE A—THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Change in name of Company

        In February 2002, the Company's shareholders approved the change in the Company's name from SAC Technologies, Inc. to BIO-key International, Inc.

Nature of Business

        BIO-key International, Inc. (the Company) incorporated on January 7, 1993 with operations in Minneapolis, Minnesota. The Company's goal is to develop and market advanced biometric fingerprint technology solutions that provide fast, easy and highly secure personal identification for online access to computers and networks. The Company's fingerprint identification techniques can be used without the aid of a personal identification number. The Company's target market includes Internet application service providers, Internet based retailers and other operators of private networks, and entities where security and identification applications are required.

        Public Safety Group, Inc. (PSG), a wholly owned subsidiary of the Company, incorporated on March 1, 2000, with operations in Winter Park, Florida. PSG provides wireless solutions for the public safety industry, government agencies and the private sector. PSG's wireless solutions allow law enforcement officers to access State and Federal databases over a wireless network.

Interim Financial Information (Unaudited)

        The accompanying unaudited interim consolidated financial statements include the accounts of BIO-key International, Inc. and its wholly owned subsidiary, Public Safety Group, Inc. (collectively, the Company) and are stated in conformity with accounting principles generally accepted in the United States, pursuant to the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, certain unaudited interim financial information and footnote disclosures normally included in the financial statements have been condensed or omitted. Significant intercompany accounts and transactions have been eliminated in consolidation.

        In the opinion of management, the accompanying unaudited interim consolidated financial statements contain all necessary adjustments, consisting only of those of a recurring nature, and disclosures to present fairly the financial position and the results of the Company's operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 2004 are not necessarily indicative of results to be expected for the entire year, or for any other interim period.

Basis of Presentation

        Broad commercial acceptance of the Company's technology is critical to the Company's success and ability to generate revenues. The Company has had no significant revenues to date, and has accumulated losses during the past two years of approximately $7,846,000, of which approximately $3,826,000 was incurred during 2003. As of December 31, 2003, there was a stockholders' deficit of approximately $9,136,000.

        As of December 31, 2003, the Company was in need of substantial additional capital. The Company was considering various alternatives related to raising additional capital including continued

funding from an investment group and new funding from other sources. No assurance could be given at that date that any form of additional funding would be available on terms acceptable to the Company, that adequate funding would be obtained to meet its needs, or that such funding would not be dilutive to existing stockholders.

        On March 31, 2004, substantial doubt about the Company's ability to continue as a going concern was alleviated when 8,888,928 shares of the Company's common stock were sold for approximately $12,000,000 in gross proceeds.

        The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The matter described in the preceding paragraph removed substantial doubt about the Company's ability to continue as a going concern.

Summary of Significant Accounting Policies

        A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

1.     Revenue Recognition

        Revenue from software licensing is recognized in accordance with Statement of Position (SOP) No. 97-2, Software Revenue Recognition, as amended by SOP No. 98-9. Accordingly, revenue from software licensing is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is probable.

        The Company intends to enter into arrangements with end users for items which may include software license fees, usage fees and services or various combinations thereof. For each arrangement, revenue will be recognized when evidence of an agreement has been documented, the fee is fixed or determinable, collection is probable, delivery of the product has occurred and no other significant obligation remains.

        Multiple-Element Arrangements: For multiple-element arrangements, each element of the arrangement will be analyzed and the Company will allocate a portion of the total fee under the arrangement to the elements using vendor specific objective evidence of fair value of the element, regardless of any separate prices stated within the contract for each element. Vendor specific objective evidence is based on the price the customer is required to pay when the element is sold separately (i.e., software license fees charged when consulting or other services are not provided, hourly rates charged for consulting services when sold separately from a software license or usage fees). If vendor specific objective evidence of fair value does not exist for any undelivered elements, all revenue is deferred and recognized ratably over the service period if the undelivered element is services, or until sufficient objective evidence of fair value exists or all elements have been delivered.

        License Revenue: Amounts allocated to license revenues is recognized at the time of delivery of the software and all other revenue recognition criteria discussed above have been met.

        Service Revenue: Revenue from services is comprised of consulting and implementation services. Consulting services are generally sold on a time-and-materials basis and include a range of services including installation of software and assisting in the design of interfaces to allow the software to operate in customized environments. Services are generally separable from other elements under the arrangement since performance of the services are not essential to the functionality of any other element of the transaction and are described in the contract such that the total price of the arrangement would be expected to vary as the result of the inclusion or exclusion of the services. Revenue from services is generally recognized as the services are performed.

        Usage Fee: A usage fee is charged on certain applications based on the customer's volume of use. Usage fees are recognized based on the actual level of use by the customer or, in the case of fixed-fee arrangements, ratably over the arranged time period.

        The Company provides customers, free of charge or at a minimal cost, testing kits which potential licensing customers may use to test compatibility/acceptance of the Company's technology with the customer's intended applications.

2.     Cash and Cash Equivalents

        Cash equivalents consist of certificates of deposit and all other liquid investments with original maturities of three months or less. The Company maintains its cash balances in a financial institution in Nevada. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

3.     Accounts Receivable

        Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

4.     Equipment, Furniture and Fixtures

        Equipment, furniture and fixtures are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated services lives of three and five years using the straight-line method. Equipment, furniture and fixtures consisted of the following:

	December 31, 2003	March 31, 2004
		(unaudited)
Equipment	$66,543	$82,542
Furniture and fixtures	36,550	43,255

	103,093	125,797
Less accumulated depreciation	42,936	49,931

	$60,157	$75,866

5.     Finite Intangible Assets

        Finite intangible assets are stated at cost less accumulated amortization. Amortization is computed using the straight-line method with periods ranging from 5 to 7 years for copyrighted software, marketing agreements and trademarks.

        There was no amortization of intangible assets for the three months ended March 31, 2004 (unaudited). Amortization of these finite intangible assets is expected to be approximately $411,600 (unaudited) for each of the next five years.

6.     Long-lived Assets

        The Company periodically evaluates the net realizable value of long-lived assets, including equipment, furniture and fixtures, copyrighted software, marketing agreements, and trademarks, relying on a number of factors including operating results, business plans and economic projections and anticipated future cash flows. An impairment in the carrying value of an asset is recognized when the fair value of the asset is less than its carrying value. There was no impairment of long-lived assets during 2003 or 2002, or for the three months ended March 31, 2003 and 2004 (unaudited).

7.     Goodwill

        The Company has adopted SFAS No. 142. In accordance with the adoption of this standard, the Company has not amortized goodwill. As required under SFAS No. 142, the Company performed an assessment of the carrying value of goodwill using a number of criteria, including the value of the overall enterprise, and as of March 31, 2004 (unaudited), the Company believes no material impairment exists. Future impairment charges from existing operations or other acquisitions, if any, will be reflected as an operating expense in the statement of operations.

8.     Advertising Expense

        The Company expenses the costs of advertising as incurred. Advertising expense for the years ended December 31, 2002 and 2003, and the three months ended March 31, 2003 and 2004 were approximately $6,000, $18,000, $2,000 (unaudited), and $5,000 (unaudited), respectively.

9.     Research and Development Expenditures

        All costs related to development of new products are charged to expense as incurred. Such costs are required to be expensed until technological feasibility and proven marketability of the product are established.

10.   Basic and Diluted Loss per Common Share

        Basic and diluted loss per common share for all periods presented is computed using the weighted average number of common shares outstanding. Basic weighted average shares outstanding include only outstanding common shares. Shares reserved for outstanding warrants, stock options or convertible preferred stock are not considered because the impact of the incremental shares is antidilutive.

11.   Income Taxes

        The Company provides for income taxes based on income reported for financial reporting purposes. Certain charges to earnings differ as to timing from those deducted for tax purposes; these relate primarily to net operating loss carryforwards. The tax effect of these differences is recorded as deferred income taxes.

12.   Accounting for Stock-Based Compensation

        In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 requires expanded and more prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method on reported results.

        The Company has not adopted a method under SFAS No. 148 to expense stock options but rather continues to apply the recognition and measurement provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for those plans. No stock-based employee compensation expense for options is reflected in net income for the fiscal years presented as all options granted under those plans had an exercise price equal to the market value of the underlying common stock at the date of grant. A pro forma effect table is presented in the Pro Forma Compensation Disclosure section of Note K, which assumes the fair value recognition provisions of SFAS No. 123 would have been adopted for all options granted.

        In the future, if employees exercise certain nonstatutory stock options, the Company may realize a tax benefit equal to the tax effect on the difference between the strike price of the option and the fair market value of the stock on the day of exercise. Tax benefits realized, if any, by the Company will be credited to additional paid-in capital. Similar accounting treatment is also given to any tax benefits the Company may realize arising from employees making disqualifying dispositions of incentive stock options.

13.   Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses during the reporting period, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Significant estimates are made for such items as valuation of deferred income taxes, conversion features of convertible debentures and preferred stock, and stock options and warrants outstanding.

NOTE B—ACQUISITION OF PUBLIC SAFETY GROUP, INC. (unaudited)

        On March 30, 2004, we acquired all of the outstanding capital stock of Public Safety Group, Inc. (PSG), a privately-held Company based in Winter Park, Florida. The acquisition was completed pursuant to the terms of an Agreement and Plan of Merger (the Merger Agreement) by and among the Company, BIO-key Acquisition Corp., a wholly-owned subsidiary of the Company, PSG and all of the shareholders of PSG. As a result of this transaction, PSG became a wholly-owned subsidiary of the Company and now constitutes a division of our business specializing in the law enforcement and public safety markets (the Public Safety Division).

        Pursuant to the Merger Agreement, the Company purchased all of the outstanding capital stock of PSG from the former shareholders of PSG in exchange for 2,416,108 shares, at $1.49 per share, of our common stock issued to the former shareholders of PSG, 6,000 shares of our common stock issued to Harward Investments, Inc. (Harward) pursuant to an arrangement involving the discharge of certain outstanding debt obligations of PSG to Harward, $500,000 in cash, and the assumption of $600,000 in aggregate net liabilities of PSG. The Merger Agreement provides that any liability or obligation of PSG in excess of such $600,000 limitation will be solely the responsibility of the former shareholders of PSG. Additional earnout consideration, determined as a proportion of qualified revenues, as defined, attained by the Public Safety Division over fiscal years 2004 and 2005, may be paid to the former shareholders of PSG. During 2004, earnout consideration shall be earned at the following rates: Five percent (5%) of all 2004 Qualifying Revenue less than $2 million, less the Accounts Receivable Holdback; as defined; Ten percent (10%) of all 2004 Qualifying Revenue equal to or greater than $2 million but less than $4 million; Twenty percent (20%) of all 2004 Qualifying Revenue equal to or greater than $4 million but less than $7 million; and Thirty percent (30%) of all 2004 Qualifying Revenue equal to or greater than $7 million. During 2005, earnout consideration shall be earned at the following rates: Ten percent (10%) of all 2005 Qualifying Revenue equal to or greater than $7 million but less than $10 million; and Twenty percent (20%) of all 2005 Qualifying Revenue equal to or greater than $10 million. The Company will make payments of such additional consideration on the last day of the month following each month in which the Public Safety Division achieves specified revenue milestones during fiscal years 2004 and 2005. Such payments will be made in cash, unless the aggregate amount of earnout consideration exceeds sixty percent (60%) of the aggregate consideration paid by the Company in the merger transaction. Any such excess amounts will be paid in shares of common stock of the Company priced as of two (2) days prior to the date on which any earnout payment becomes due. In connection with this acquisition, three former employees of PSG, who were also shareholders of PSG, entered into two-year employment agreements with the Company to serve within the Public Safety Division.

        The 2,416,108 shares issued to the former PSG shareholders (the Merger Shares) are subject to escrow provisions contained in the Merger Agreement and a related escrow agreement, which provide for periodic releases of the shares from escrow on a schedule determined primarily by the revenue achieved by the Public Safety Division during fiscal year 2004. The owners of such escrowed shares, however, will continue to enjoy all the rights and privileges attributable to the shares, including, without limitation, the right to vote and receive dividends. The principal terms of such escrow arrangement are as follows:

  •
  One-twelfth (1/12) of the Merger Shares (the Initial Shares) are being held in escrow for the purpose of securing certain prior obligations of PSG to Harward and will be released upon the effectiveness of this registration statement to Harward and the former shareholders of PSG. Specifically, Harward will receive an amount of Initial Shares that is equal to $110,000 divided by the closing price of our common stock as reported by the OT Bulletin Board on such date. The balance of the Initial Shares will be concurrently released to the former shareholders of PSG.

  •
  An additional one-twelfth (1/12) of the Merger Shares will be released from the escrow to the former shareholders of PSG on each of June 30, 2004, September 30, 2004 and December 31, 2004.

  •
  The remaining eight-twelfths (8/12) of the Merger Shares (the Remaining Shares) will be released from the escrow to the former shareholders of PSG based on a distribution schedule determined by the license, service and maintenance fee revenue achieved by the Public Safety Division during fiscal year 2004. Specifically, the Remaining Shares will be released according to the following schedule: (i) in the event that such qualifying revenue is less than $2 million, one-twelfth (1/12) of the Remaining Shares will be released on each of March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007; (ii) in the event that such qualifying revenue is equal to or greater than $2 million, one-eighth (1/8) of the Remaining Shares will be released on each of March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006 and (iii) in the event that such qualifying revenue is equal to or greater than $6 million, one-sixth (1/6) of the Remaining Shares will be released on each of March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006 and June 30, 2006.

  •
  Of the shares remaining in escrow following the effectiveness of this registration statement, those shares owned by former employees of PSG who became employees of the Company by virtue of the merger transaction are subject to repurchase by the Company under certain circumstances involving the termination of such employee's employment. Shares remaining in escrow may also be used to fund indemnification obligations of the former PSG shareholders pursuant to the Merger Agreement.

        A summary of the unaudited estimated fair value of the net assets acquired and liabilities assumed, pertaining to the purchased entity is as follows:

Current assets	$133,369
Goodwill	2,535,445
Copyrighted software	1,181,429
Marketing agreements	605,340
Trademarks	379,807
Other assets	5,857

Total assets acquired	4,841,247
Current liabilities	(332,307)
Long-term obligations	(400,000)

Purchase price	$4,108,940

        The Company acquired all of the issued and outstanding capital stock of PSG, effective March 30, 2004. The following unaudited pro forma financial data reflects revenue, loss from continuing operations, net loss and loss applicable per common share of the Company for the three month periods ended March 31, 2003 and 2004, as though the transaction occurred as of January 1, 2003 and 2004.

	Three months ended March 31, 2003	Three months ended March 31, 2004
	(unaudited)	(unaudited)
Revenue	$291,786	$469,288
Loss from continuing operations	(874,921)	(1,049,713)
Net loss	(874,921)	(1,049,713)
Loss applicable per common share	(0.06)	(0.04)

NOTE C—ACCOUNTS RECEIVABLE

        Accounts receivable consisted of the following:

	December 31, 2003	March 31, 2004
		(unaudited)
Trade, less allowance for doubtful accounts of $2,000 and $4,000, respectively	$409,803	$860,901
Escrow	—	11,248,803
Advances to stockholders and other	—	153,988

	$409,803	$12,263,692

NOTE D—PREPAID EXPENSES

        Prepaid expenses consisted of the following:

	December 31, 2003	March 31, 2004
		(unaudited)
Consulting fees	$90,000	$—
Insurance	42,181	32,908
Other	33,748	1,496

	$165,929	$34,404

        In October 2003, the Company entered into a consulting agreement with a financial advisory services company. The terms of the agreement required $108,000 to be paid in fees. The prepaid fees were charged to operations during the first quarter of 2004 when the consulting services were provided in full.

NOTE E—OTHER ASSETS

        Other assets consisted of the following:

	December 31, 2003	March 31, 2004
		(unaudited)
Investment	$—	$50,000
Deferred offering costs	81,900	—
Patents pending	68,306	75,175
Deposits	—	551
Goodwill	—	2,535,445
Copyrighted software	—	1,181,429
Marketing agreements	—	605,340
Trademarks	—	379,807

	$150,206	$4,827,747

Deferred Offering Costs

        In March 2002, the Company engaged an investment banking firm to advise the Company regarding raising additional capital through the potential future issuance of the Company's equity, debt or convertible securities. The Company paid a nonrefundable retainer fee of $50,000, out of pocket expenses of $14,900 and granted a four year warrant to purchase 25,000 shares of the Company's common stock at an exercise price of $1.00 per share. The estimated value of the warrant at date of grant was $17,000. These deferred costs were charged to operations in the quarter ended March 31, 2004, when this engagement terminated.

NOTE F—ACCRUED LIABILITIES

        Accrued liabilities consisted of the following:

	December 31, 2003	March 31, 2004
		(unaudited)
Compensation	$167,859	$137,580
Other	5,877	4,350

	$173,736	$141,930

NOTE G—NOTE PAYABLE (unaudited)

        Pursuant to the Merger Agreement, the Company assumed a maximum of $600,000 in aggregate net liabilities of PSG, which included a note payable of $400,000. This note was subsequently paid off in April 2004. The Company is contingently liable for approximately $163,000 of additional indebtedness if the Company does not complete a registration statement covering the public resale of the shares of common stock issued to this creditor on or before December 31, 2004. The Merger Agreement provides that indebtedness in excess of the $600,000 limitation, will be solely the responsibility of the former shareholders of PSG.

NOTE H—LONG-TERM OBLIGATIONS

        Long-term obligations consisted of the following:

	December 31, 2003	March 31, 2004
		(unaudited)
10% secured convertible note issued in 2001	$3,617,920	$—
10% secured convertible notes issued in 2002	1,080,000	—
7% convertible notes issued in 2002	750,000	—
7% secured convertible notes issued in 2003	3,852,250	375,000
Accrued interest	1,131,053	—

	$10,431,223	$375,000

        A summary of the Company's long-term notes and debentures are as follows:

  •
  10% Secured Convertible Note Issued in 2001: During 2001, the Company had unsecured short-term notes from the Investor in the aggregate principal amount of $2,770,000. The Investor converted this amount and associated accrued interest of $257,920 together with additional financing of $1,065,000 into a convertible note in the principal amount of $4,092,920 (the Convertible Note). During 2003, the Investor converted $475,000 of this note along with accrued interest of $98,465 into 764,620 shares of the Company's common stock at the stipulated per share conversion price of $0.75 per share. The Convertible Note, as amended, is due October 1, 2005 along with accrued interest at 10% per annum. The note is collateralized by substantially all of the Company's assets.

    During the first quarter ending March 31, 2004 (unaudited), the Investor converted $2,063,938 of this note into shares of the Company's common stock at the stipulated per share conversion price of $0.75 per share.

    During March 2004 (unaudited), the Company entered into a securities exchange agreement (the Agreement) with the Investor. Pursuant to the Agreement, the Investor converted the remaining $1,553,982 of this note into shares of the Company's series C convertible preferred stock at the stipulated per share conversion price of $100 per share.

    In conjunction with the issuance of the Convertible Note, the Company issued a warrant to the Investor to purchase 4,000,000 shares of common stock at $1.00 per share through November 26, 2006. The Convertible Note was recorded net of a $1,016,000 discount assigned to the fair value of the warrant. The value assigned to the warrant was amortized as interest expense over the twenty-two month life of the Convertible Note. The fair value assigned to the warrant was estimated on the grant date using the Black-Scholes pricing model. The assumptions used to determine the fair value of the grant included the following assumptions: risk-free interest rate of 3.5%, expected life of three years, stock price volatility of 175%, and expected dividends of zero.

  •
  Zero Interest Convertible Debenture: During 2000 and 2001, the Company had accrued penalties under a previous registration rights agreement with the Investor in the amount of $1,300,250. In 2001, the Investor agreed to reduce the penalty by $300,250 and converted the balance into a convertible debenture in the principal amount of $1,000,000. During 2003, the Investor converted this debenture into 1,333,333 shares of the Company's common stock at the stipulated per share conversion price of $0.75 per share.

  •
  5% Convertible Note: During 2001, a convertible note in the principal amount of $539,625 was issued in exchange for the cancellation of an outstanding 5% debenture in the principal amount of $418,000 plus accrued interest of $121,625. During 2001 and 2002 this note was converted into shares of the Company's common stock at the stipulated per share conversion price equal to a 22% discount to the average of the closing price of the common stock for the five days preceding conversion. This convertible note was recorded net of a $113,000 discount assigned to the fair value of the beneficial conversion feature. This discount was amortized as interest expense when the debt was converted to common stock.

  •
  10% Secured Convertible Notes Issued in 2002: As part of a recapitalization transaction, the Investor agreed to provide additional financing in incremental monthly installments during the six-month period commencing March 1, 2002, subject to certain conditions. As of December 31, 2002, the Company has received $1,080,000 and issued notes payable to the Investor. The notes, as amended, are due October 1, 2005 along with accrued interest at 10% per annum. The notes are convertible into shares of the Company's common stock at a conversion price of $0.75 per share. The notes are collateralized by substantially all of the Company's assets.

    Pursuant to the Agreement entered into on March 31, 2004 (unaudited), the Investor converted $1,080,000 of this note into shares of the Company's series C convertible preferred stock at the stipulated per share conversion price of $100 per share.

  •
  7% Convertible Notes Issued in 2002: As part of an August 2002 bridge note agreement with the Investor, the Investor has provided a total of $750,000 of additional financing in incremental monthly installments during the four-month period commencing August 2002, and issued the corresponding notes payable to the Investor. The note, as amended, is due October 1, 2005 along with accrued interest at 7% per annum. The bridge notes are convertible at the option of the Investor into shares of the Company's common stock at a conversion price of $0.75 per share or into shares of the Company's series B preferred stock at a conversion price of $100 per share. The note is collateralized by substantially all of the Company's assets.

    Pursuant to the Agreement entered into on March 31, 2004 (unaudited), the Investor converted $750,000 of this note into shares of the Company's series C convertible preferred stock at the stipulated per share conversion price of $100 per share.

  •
  7% Secured Convertible Notes Issued in 2003: In January 2003, the Investor agreed to provide up to $2,350,000 of new debt financing. The agreement was amended in October 2003 to provide for up to $2,500,000 of additional funding. As of December 31, 2003, the Company had received advances totaling $3,852,250. Pursuant to this agreement, the Investor shall provide the additional monthly borrowings during 2004, subject to certain conditions. The terms of the notes, as amended December 31, 2003, require the principal and accrued interest at 7% to be repaid on October 1, 2005. In the event that the Company completes a private placement of equity securities resulting in gross proceeds of at least $5,000,000 on or before June 30, 2004 the principal amount and accrued interest due under the note is convertible, at the option of the Investor, into the securities sold in such transaction at a conversion price equal to the sale price of such securities. Upon completion of such an equity transaction, the Investor also has the right to request repayment of the note. The Investor may, at any time, elect to convert some or all of the notes into shares of the Company's common stock at a conversion price of $0.75 per share or into shares of the Company's series B preferred stock at a conversion price of $100 per share. The notes are collateralized by substantially all of the Company's assets. The terms of a Registration Rights Agreement with the Investor, as amended, require the Company to file a registration statement with the SEC covering the resale of any shares of common stock issuable upon any conversion of these notes. This registration statement shall be required to be filed sixty days after the date on which the Investor provides written notice to the Company of its demand that such a registration be filed.

    During the first quarter ending March 31, 2004 (unaudited), the Company received the final advances totaling $1,000,000, pursuant to this note agreement.

    In March 2004, at the request of the Investor, the Company issued Thomas J. Colatosti, the chairman of the Board, a $375,000 note and the Investor (collectively the Investors) a $2,125,000 note in exchange for the October 31, 2003, $2,500,000 7% Secured Convertible Promissory Note due the Investor. The terms of the notes require the principal and accrued interest at 7% to be repaid on October 1, 2005. In the event that the Company completes a private placement of equity securities resulting in gross proceeds of at least $5,000,000 on or before June 30, 2004 the principal amount and accrued interest due under the notes are convertible, at the option of the Investors, into the securities sold in such transaction at a conversion price equal to the sale price of such securities. Upon completion of such an equity transaction, the Investors also have the right to request repayment of the note. The Investors may, at any time, elect to convert some or all of the notes into shares of the Company's common stock at a conversion price of $0.75 per share or into shares of the Company's series C preferred stock at a conversion price of $100 per share.

    Pursuant to the Agreement entered into on March 31, 2004 (unaudited), the Investor converted $2,352,250 of this note into shares of the Company's series C convertible preferred stock at the stipulated per share conversion price of $100 per share.

    On March 30, 2004 (unaudited), the Investor, in a separate transaction, converted $1,777,500 of this note into shares of the Company's series C convertible preferred stock at the stipulated per share conversion price of $100 per share.

    On March 31, 2004 (unaudited), the Investor, in connection with a securities purchase agreement (note J), paid for a portion of their purchased stock and warrants by canceling $347,500 of this note.

  •
  Accrued Interest: As of December 31, 2003, the above listed long-term obligations were amended to provide, among other things, that all accrued interest be repaid on October 1, 2005.

    In connection with the above conversions of notes during the first quarter ending March 31, 2004 (unaudited), the Investor also converted all accrued interest due thereon into shares of the Company's common stock and series C convertible preferred stock at their respective stipulated per share conversion prices of $0.75 and $100 per share.

    Primarily all of the Company's interest expense was related to obligations due the Investor. The conversion and exercise prices of the Company's convertible instruments, options and warrants discussed here and elsewhere were determined by individual negotiation between the Company and the individual security holder or grantee.

NOTE I—COMMITMENTS AND CONTINGENCIES

Operating Leases

        The Company operates a leased facility in Minnesota under a non-cancelable operating lease that expires in August 2007. In addition to base rent, the Company pays for property taxes, maintenance, insurance, and other occupancy expense applicable to the leased premises.

        Minimum rental commitments of non-cancelable operating leases are approximately as follows:

Year ending December 31,
2004	$34,110
2005	34,110
2006	34,110
2007	22,740

$125,070

        Rental expense was approximately $60,000 and $63,000 during 2003 and 2002, respectively.

Employment Agreements

        The Company has employment agreements with two individuals. The employment agreements contain non-compete clauses that restrict the employees from competing with the Company following a termination of employment from the Company. In the event of termination without cause, as defined, the agreements provide each employee with severance payments. As of December 31, 2003, the aggregate commitment is approximately $296,000.

        In connection with the acquisition of PSG (Note B), three former employees of PSG, who were also shareholders of PSG, entered into two-year employment agreements with the Company to serve within the Public Safety Division. The employment agreements contain non-compete clauses that restrict the employees from competing with the Company following a termination of employment from the Company. In the event of termination without cause, as defined, the agreements provide each employee with severance payments. As of March 31, 2004, the aggregate commitment is approximately $900,000. The agreements also allow for quarterly bonuses during 2004 based on the Public Safety Division obtaining certain levels of Qualifying Revenues, as defined, during the four calendar quarters of 2004. As of March 31, 2004, the aggregate commitment for such bonuses is approximately $150,000.

Litigation

        During 1999, a former licensor of technology to the Company commenced litigation claiming breach of contract. The Company filed a counter-claim. In August 2001, the Company and the plaintiff reached a settlement whereby both parties release each other from all claims, the plaintiff agreed to deliver copies of certain software to the Company, and the Company agreed to pay $50,000 to the plaintiff in various installments through April 2002. The entire settlement amount was charged to expense in 2001. The plaintiff has not delivered all of the specified software. Accordingly, the Company has suspended making its scheduled payments. The remaining unpaid balance was $25,000 as of December 31, 2003.

        In June 2003, PSG, the Company's recently-acquired subsidiary, was named as a defendant in a civil action initiated in the Superior Court Department in Hampden County, Commonwealth of Massachusetts by The Vince Group, Inc. (TVG). The case has since been removed to the United States District Court for the District of Massachusetts at the request of the Parties. The complaint claims that PSG is obligated to pay a percentage of certain of its revenues to TVG in consideration for a strategic business introduction allegedly made by an agent of TVG. PSG has denied the allegations and filed an answer in the litigation, and as of the date of this report the outcome of the litigation is pending. The claim is for an unspecified amount including actual damages, interest, and attorney's fees. Management believes that the claim is without merit and will be settled out of court for an amount that will not have a material adverse affect on the business, financial condition or operating results of the Company. The merger agreement provides that any liability or obligation generated by this litigation will be solely the responsibility of the former shareholders of PSG.

NOTE J—STOCKHOLDERS' EQUITY

Increase in Authorized Shares of Common Stock

        In February 2002, the Company's shareholders approved amendments to its articles of incorporation which increased the number of authorized shares of common stock from 20,000,000 to 60,000,000.

Common Stock (unaudited)

        On March 31, 2004, the Company entered into a securities purchase agreement with certain institutional and accredited investors pursuant to which the Company issued and sold an aggregate of 8,888,928 shares of common stock and warrants to purchase an aggregate of 4,444,464 shares of common stock. The investors paid an aggregate purchase price of $1.35 for each share of common stock and warrant to purchase 0.5 of a share of common stock, resulting in gross proceeds of approximately $12,000,000. In connection with the securities purchase agreement, the Investor paid for a portion of their purchased stock and warrants by canceling $347,500 of outstanding debt. The remaining aggregate proceeds of $11,248,803, net of offering costs totaling $403,700, were held in escrow until April 2004. During March 2004, additional out of pocket offering Costs of $14,397 were incurred by the Company.

        The Warrants may be exercised at any time prior to the Fifth anniversary of the effective date of the registration statement covering the public resale of the shares issuable upon exercise of the warrants and shares of common stock issued in the offering (the Registration Statement), at an exercise price of $1.755 per share. Each Warrant contains anti-dilution protection, which provides that if at any time on or prior to March 31, 2005, the Company issues any shares of common stock or rights, options, warrants or other securities or debt bearing a right to acquire Company common stock at a price less than the then-applicable exercise price of such Warrant, such exercise price will be automatically reduced to such lower price. Fifty percent (50%) of any unexercised portions of the Warrants are callable by the Company if the volume weighted average trading price per share of our common stock exceeds $4.3875 per share for ten (10) consecutive trading days and the Warrants have not been exercised after forty-five (45) days' prior notice from the Company.

        Under the Purchase Agreement, in the event that (i) the Registration Statement is not declared effective on or prior to July 14, 2004, (ii) after the effectiveness of the Registration Statement, an investor is not permitted to sell its securities thereunder (or any subsequent registration statement filed replacement hereof) for any reason for five (5) or more trading days (whether or not consecutive), (iii) after the effectiveness of the Registration Statement, any securities covered thereunder are not listed on an eligible trading market or (iv) the Company's common stock is not listed or quoted, or is suspended from trading on an eligible trading market for a period of three (3) trading days (whether or not consecutive), the Company will be required to pay a cash amount to the investors equal to one percent (1%) of the aggregate purchase price paid by the investors pursuant to the Purchase Agreement for the first month that such event occurs and one percent (1%) for each month thereafter in which such event remains uncured, in each case prorated for any partial month. If the Company fails to make any such payment in a timely manner, such payment shall bear interest at the rate of one percent (1%) per month (prorated for partial months) until paid in full.

Series B 9% Convertible Preferred Stock

        The Series B Preferred Stock accrues dividends of 9% payable semi-annually on June 15, December 15, and on such date that the preferred stockholder elects to convert preferred stock to common stock, in cash, or at the option of the Company, in additional shares of its common stock. As of December 31, 2003, cumulative dividends in arrears were approximately $86,000. The Series B shares are redeemable at the option of the Company, so long as the Company's common stock is eligible for quotation on the OTC Bulletin Board and the shares issuable upon conversion are subject to an effective registration statement. The Series B shares are convertible into shares of the Company's common stock at a per share conversion price equal to the lesser of $0.75 or a 22% discount to the average closing price of the common stock during the five trading days preceding conversion. The Series B shares have no voting rights.

        On March 30, 2004 (unaudited), the Investor converted the remaining 4,180 shares of Series B 9% convertible preferred stock and $107,693 of dividends and accrued interest thereon into 5,257 shares of the Company's series C preferred stock. All of the Company's series C preferred stock is convertible into shares of the Company's common stock at a conversion price of $.75 per share.

Series C 7% Convertible Preferred Stock (unaudited)

        In March 2004, we designated 100,000 shares of preferred stock as Series C Convertible Preferred Stock (the "Series C Shares"). The Series C Shares accrue a cumulative annual dividend of 7% on the $100 face amount of such shares payable June 15 and December 15 each year in shares of common stock. In the event of a liquidation, dissolution or winding up of the Company, the Series C shares have a liquidation preference of $100 per share plus all accrued dividends thereon prior to any payment or distribution to holders of our common stock. The Series C Shares are convertible into common stock at a conversion price of $.75 per share. The conversion price is subject to proportional adjustment in the event of stock splits, stock dividends or reclassifications. Subject to certain exceptions, in the event we issue additional shares of common stock at a purchase price less than the conversion price of the Series C Shares, the conversion price shall be lowered to such lesser price. In the event that the trading price of our common stock is less than $1.00 per share for thirty (30) consecutive trading days at any time after March 3, 2007, we will be required to redeem the Series C shares by payment of $100 per share plus all accrued and unpaid dividends due thereon. We are required to obtain the consent of the holders of a majority of the Series C Shares in order to among other things, issue any shares of preferred stock, rights, options, warrants, or any other securities convertible into common stock of the Company, other than those issued to employees of the Company in the ordinary course of their employment or to consultants or other persons providing services to the Company so long as such issuances do not exceed 500,000 shares of common stock.

        As of March 31, 2004 (unaudited), no cumulative dividends had been earned on the series C preferred stock.

Warrants

        The Company has issued warrants to certain creditors, investors, underwriters and consultants. A summary of warrant activity is as follows:

	Outstanding	Price per share	Expiration date	Exercisable
Balance, December 31, 2001	5,811,898			5,677,898
Granted to consultants	418,000	$0.45-$1.25	2003-2006	418,000
Expired	(372,216)	$0.84-$3.60	—	(372,216)

Balance, December 31, 2002	5,857,682			5,723,682
Granted to consultants	200,000	$0.49	2006	200,000
Expired	(663,000)	$0.86-$7.50	—	(529,000)

Balance, December 31, 2003	5,394,682			5,394,682
Granted to investors (unaudited)	4,444,464	$1.755	2009	4,444,464
Expired (unaudited)	(25,000)	$3.00	—	(25,000)

Balance, March 31, 2004 (unaudited)	9,814,146			9,814,146

Exercised through March 31, 2004 (unaudited)				7,500

        The estimated fair value of the warrants granted during 2002 and 2003 was $32,000 and $67,000, respectively. The fair value of warrants is estimated as of the grant date using the Black-Scholes pricing model utilizing the same assumptions described in Note K. The estimated fair value of warrants granted for goods and services is being amortized to expense over the terms of the consulting agreements.

NOTE K—STOCK-BASED COMPENSATION

1996 Stock Option Plan

        During 1996, the Board of Directors and stockholders of the Company adopted the 1996 Stock Option Plan (the 1996 Plan). Under the 1996 Plan, 750,000 shares of common stock are reserved for issuance to employees, officers, directors, and consultants of the Company at exercise prices which may not be below 100% of fair market value for incentive stock options and 50% for all others. The term of stock options granted may not exceed ten years. Options issued under the Plan vest pursuant to the terms of stock option agreements with the recipients. In the event of a change in control, as defined, all options outstanding vest immediately. The Plan terminates in May 2006.

1999 Stock Option Plan

        During 1999, the Board of Directors of the Company adopted the 1999 Stock Option Plan (the 1999 Plan). The 1999 Plan was not presented to stockholders for approval and thus incentive stock options are not available under the plan. Under the 1999 Plan, 2,000,000 shares of common stock are reserved for issuance to employees, officers, directors, and consultants of the Company at exercise prices which may not be below 85% of fair market value. The term of nonstatutory stock options granted may not exceed ten years. Options issued under the Plan vest pursuant to the terms of stock option agreements with the recipients. In the event of a change in control, as defined, all options outstanding vest immediately. The 1999 Plan terminates in August 2009.

Non-Plan Stock Options

        Periodically, the Company has granted options outside of the 1996 and 1999 Plans to various employees and consultants. In the event of change in control, as defined, certain of the non-plan options outstanding vest immediately.

Summary of Option Information

        Information summarizing option activity is as follows:

	Number of shares
						Weighted average exercise price
	1996 plan	1999 plan	Non- Plan	Total	Range of exercise prices
Balance, December 31, 2001	390,380	1,456,669	1,981,000	3,828,049	.19–6.42	.86
Granted	—	380,000	150,000	530,000	.31–.45	.35
Expired or canceled	—	—	(168,000)	(168,000)	1.00	1.00

Balance, December 31, 2002	390,380	1,836,669	1,963,000	4,190,049	.19–6.42	.77
Granted	130,000	150,000	2,460,000	2,740,000	.20–1.32	.89
Exercised	—	(193,743)	(114,581)	(308,324)	.20	.20
Expired or canceled	(33,000)	(616,257)	(1,040,419)	(1,689,676)	.19–3.00	1.04

Balance, December 31, 2003	487,380	1,176,669	3,268,000	4,932,049	.19–6.42	.79
Granted (unaudited)	—	—	75,000	75,000
Cancelled (unaudited)	(5,000)	—	—	(5,000)

Balance, March 31, 2004 (unaudited)	482,380	1,176,669	3,343,000	5,002,049

Available for future grants, March 31, 2004 (unaudited)	174,620	629,588	NA	804,208

        Additional information regarding outstanding options as of December 31, 2003 is as follows:

Shares under outstanding options				Shares exercisable under outstanding options
			Weighted average remaining life (in years)
Range of exercise prices	Number of shares	Weighted average exercise price		Number exercisable	Weighted average exercise price
$.19–.50	2,016,000	$.38	3.9	1,350,905	$.37
.51–.97	1,463,049.67		4.1	988,049.73
1.00–1.32	1,400,000	1.31	6.8	50,000	1.18
3.22–6.42	53,000	6.12	3.6	53,000	6.12

        The weighted average fair value of options granted to employees and directors during 2002 and 2003 were $0.17 and $0.62 per share, respectively. The fair value of each option grant is estimated as of the date of the grant using the Black-Scholes option-pricing model utilizing the same assumptions presented in the proforma compensation disclosure section below.

        Options were granted to consultants and strategic partners during 2002 and 2003 totaling 350,000 and 5,000 shares, respectively. The estimated fair value of the options granted to consultants and strategic partners which vested in 2003 and 2002 were $0 and $100,000, respectively.

Proforma Compensation Disclosure

        In December 2002, the Financial Accounting Standards Board (FASB) issued SFASB No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 requires expanded and more prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method on reported results.

        The Company has not adopted a method under SFAS No. 148 to expense stock options but rather continues to apply the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for those plans. No stock-based employee compensation expense for options is reflected in net earnings for the fiscal periods presented as all options granted under those plans had an exercise price equal to or higher than the market price of the underlying common stock at the date of grant.

        If compensation expense for the stock options granted had been determined based on the fair value at the grant dates consistent with the method of SFAS No. 123, the Company's proforma net loss and proforma loss per share would have been as follows:

	Years ended December 31,		Three months ended March 31,
	2002	2003	2003	2004
			(unaudited)
Net loss
As reported	$(4,019,974)	$(3,826,073)	$(1,055,286)	$(911,878)
Proforma	(4,166,974)	(3,962,073)	(1,072,286)	(978,778)
Loss applicable to common stockholders
As reported	$(4,184,939)	(3,962,828)	$(1,055,286)	$(925,226)
Proforma	(4,331,939)	(4,098,828)	(1,072,286)	(992,126)
Basic and diluted loss per common share
As reported	$(.32)	$(.23)	$(0.07)	$(0.04)
Proforma	(.33)	(.23)	(0.07)	(0.04)

        In determining the proforma compensation cost of the options granted, the fair value of each grant was estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used to determine the fair value of each grant included the following weighted average assumptions:

	2002	2003	2004
			(unaudited)
Risk free interest rate	2.54%	1.90%	1.90%
Expected life of options (in years)	5.00	3.00	3.00
Expected dividends	—	—	—
Volatility of stock price	154%	120%	120%

NOTE L—INCOME TAXES

        Deferred taxes are due to income tax credits and net operating loss carryforwards, and to the temporary differences between the carrying values of certain assets and liabilities for financial reporting and income tax purposes. Significant components of deferred taxes are as follows at December 31, 2003:

Current asset:
Accrued compensation	$20,000
Non-current asset:
Accrued interest and other	396,000
Income tax credits	166,000
Net operating loss carryforwards	9,070,000
Valuation allowances	(9,652,000)

$—

        A valuation allowance equal to the full amount of the deferred tax asset has been recorded due to the uncertainty of realization of the deferred tax assets due to operating loss history of the Company. The valuation allowance could be reduced or eliminated based on future earnings and future estimates of taxable income. Similarly, income tax benefits related to stock options exercised have not been recognized in the financial statements.

        The Company has federal and Minnesota net operating loss carryforwards of approximately $24,504,000 and $12,406,000, respectively, as of December 31, 2003. These operating losses expire between 2011 and 2023. Net operating loss carryforwards may be subject to the limitations under Section 382 of the Internal Revenue Code due to changes in the equity ownership of the Company.

NOTE M—FAIR VALUES OF FINANCIAL INSTRUMENTS

        The Statement of Financial Accounting Standards Board No. 107 "Disclosures about Fair Value of Financial Instruments" (SFAS 107) requires disclosure of the estimated fair value of an entity's financial instruments. Such disclosures, which pertain to the Company's financial instruments, do not purport to represent the aggregate net fair value of the Company. At December 31, 2003, the carrying value of all material financial instruments, for which it is practicable to estimate the fair value, approximated fair value because of the short maturity of those instruments.

NOTE N—SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION

	Years ended December 31,		Three months ended March 31,
	2002	2003	2003	2004
			(unaudited)
Cash paid for: Interest	$—	$—	$—	$1,006
Noncash Financing Activities:
Conversion of short-term notes and penalties into long-term notes	—	9,300,170	—	—
Conversion of convertible notes, bridge notes, and accrued interest into common stock	322,392	1,573,465	—	2,864,293
Issuance of common stock in exchange for Series A and Series B preferred stock and cumulative dividends in arrears, thereon	24,937	244,919	—	—
Issuance of warrants for reduction in payables	32,000	—	—	—
Issuance of Series C preferred stock in exchange for Series B preferred stock and cumulative dividends in arrears, thereon	—	—	—	525,668
Issuance of Series C preferred stock in exchange for debt	—	—	—	8,327,463
Issuance of common stock in exchange for escrow receivable net of offering costs	—	—	—	11,234,406
Issuance of common stock in conjunction with the PSG acquisition	—	—	—	3,608,940

NOTE O—RECLASSIFICATIONS

        Certain amounts in the 2002 financial statements have been reclassified to conform to the 2003 presentation. These reclassifications had no effect on the previously reported net loss or stockholders' deficit.

NOTE P—EVENTS OCCURRING SUBSEQUENT TO MARCH 31, 2004 (unaudited)

        Between April 7, 2004 and May 17, 2004, the Shaar Fund, Ltd. converted 14,100 shares of the Company's series C 7% convertible preferred stock and $12,551 of dividends and interest due thereon into an aggregate of 1,896,735 shares of the Company's common stock.

        On April 26, 2004, CEO Cast, Inc. exercised its warrants to purchase 400,000 shares of the Company's common stock on a cashless exercise basis. The transactions resulted in the Company issuing CEO Cast, Inc. an aggregate of 303,982 shares of the Company's common stock.

        On April 28, 2004, the Company issued 3,750 shares of the Company's series C 7% convertible preferred stock to Thomas J. Colatosti, The Company's Chairman of the Board, in conversion of a $375,000 secured note.

        On May 18, 2004, the Company entered into a four-month consulting agreement with CEO Cast, Inc. The Company has agreed to pay an aggregate of $40,000 for investor relations services and to waive any right to have any shares of the Company's common stock beneficially owned by CEO Cast, Inc. included in the registration statement filed by the Company on April 30, 2004.

 Report of Independent Certified Public Accountants

To the Board of Directors and Stockholders of
Public Safety Group, Inc.

        We have audited the accompanying balance sheets of Public Safety Group, Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Public Safety Group, Inc. as of December 31, 2003 and 2002, and the results of its operations and cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States.

May 28, 2004
Minneapolis, Minnesota

 Public Safety Group, Inc.

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,628	$2,680
Accounts receivable	50,217	50
Advances to stockholders	233,184	136,623
Prepaid expenses	551	—

Total current assets	296,580	139,353
EQUIPMENT, FURNITURE AND FIXTURES—at cost, less accumulated depreciation	5,555	1,485

	$302,135	$140,838

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Notes payable	$503,836	$644,778
Accounts payable	77,823	85,356
Accrued liabilities	101,125	95,312
Deferred revenue	105,944	17,402

Total current liabilities	788,728	842,848
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock—authorized, 2,000,000 shares of $.01 par value; issued and outstanding 781,130 and 781,250 shares, respectively	7,811	7,813
Additional contributed capital	42,840	50,677
Accumulated deficit	(537,244)	(760,500)

	(486,593)	(702,010)

	$302,135	$140,838

The accompanying notes are an integral part of these financial statements.

 Public Safety Group, Inc.

STATEMENTS OF OPERATIONS

	Years ended December 31,
	2003	2002
Revenues
License fees	$821,084	$220,308
Maintenance fees	114,577	15,904
Technical support and other services	—	13,750

	935,661	249,962
Costs and other expenses
Selling and marketing expense	601,970	254,608
General and administrative expense	57,269	47,621
Research, development and engineering	3,024	4,194

	662,263	306,423

Operating profit (loss)	273,398	(56,461)
Other income (deductions)
Interest expense	(50,244)	(61,846)
Sundry	102	669

	(50,142)	(61,177)

NET EARNINGS (LOSS)	$223,256	$(117,638)

The accompanying notes are an integral part of these financial statements.

 Public Safety Group, Inc.

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

Years ended December 31, 2003 and 2002

	Common Stock
			Additional Contributed Capital	Accumulated Deficit
	Shares	Amount			Total
Balance, December 31, 2001	1,000	$10	$990	$(642,862)	$(641,862)
Sale of common stock to officers, employees and consultants at $0.01 per share	749,000	7,490	—	—	7,490
Sale of common stock to an investor at $1.60 per share	31,250	313	49,687	—	50,000
Net loss	—	—	—	(117,638)	(117,638)

Balance, December 31, 2002	781,250	7,813	50,677	(760,500)	(702,010)
Common shares redeemed in exchange for forgiveness of advance to stockholder	(120)	(2)	(7,837)	—	(7,839)
Net earnings	—	—	—	223,256	223,256

Balance, December 31, 2003	781,130	$7,811	$42,840	$(537,244)	$(486,593)

The accompanying notes are an integral part of this statement.

 Public Safety Group, Inc.

STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2003	2002
Cash flows from operating activities:
Net earnings (loss)	$223,256	$(117,638)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation	1,132	515
Common stock issued for services	—	525
Change in assets and liabilities:
Accounts receivable	(50,167)	26,198
Prepaid expenses	(551)	2,470
Accounts payable	(7,533)	27,875
Accrued liabilities	5,813	17,630
Deferred revenue	88,542	16,471

Net cash provided by (used in) operating activities	260,492	(25,954)
Cash flows from investing activities:
Capital expenditures	(5,202)	(1,251)
Cash flows from financing activities:
Proceeds from note payable	—	40,000
Payments on notes payable	(140,942)	—
Advances to stockholders	(104,400)	(67,314)
Proceeds from issuance of common stock	—	56,965

Net cash provided by (used in) financing activities	(245,342)	29,651

NET INCREASE IN CASH AND CASH EQUIVALENTS	9,948	2,446
Cash and cash equivalents, beginning of year	2,680	234

Cash and cash equivalents, end of year	$12,628	$2,680

The accompanying notes are an integral part of these financial statements.

 Public Safety Group, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2003 and 2002

NOTE A—THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

        Public Safety Group, Inc. (the Company) incorporated on March 1, 2000, with operations in Winter Park, Florida. The Company provides wireless solutions for the public safety industry, government agencies and the private sector. The Company's wireless solutions allow law enforcement officers to access State and Federal databases over a wireless network.

Summary of Significant Accounting Policies

        A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

1.     Revenue Recognition

        Revenues from software licensing are recognized in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP No. 98-9. Accordingly, revenue from software licensing is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is probable.

        The Company enters into arrangements with end users for items, which may include software license fees, maintenance fees and services or various combinations thereof. For each arrangement, revenues will be recognized when evidence of an agreement has been documented, the fees are fixed or determinable, collection of fees is probable, delivery of product has occurred and no other significant obligations remain.

        Multiple-Element Arrangements: For multiple-element arrangements, each element of the arrangement will be analyzed and the Company will allocate a portion of the total fee under the arrangement to the elements using vendor specific objective evidence within the contract of each element. Vendor specific objective evidence is based on the price the customer is required to pay when the element is sold separately (i.e., software license fees charged when consulting or other services are not provided, hourly rates charged for consulting services when sold separately from a software license or usage fees). If vendor specific objective evidence of fair value does not exist for any undeliverable elements, all revenue will be deferred and recognized ratably over the service period if the undeliverable element is services, or until sufficient objective evidence of fair value exists or all elements have been delivered.

        License Revenues: Amounts allocated to license revenues are recognized at the time of delivery of the software and all other revenue recognition criteria discussed above have been met.

        Maintenance Revenues: Amounts allocated to maintenance revenues are recognized ratably over the contract period. Maintenance contract periods range from nine months to twenty four months. Maintenance contracts provide customers technical assistance and support and new or revised versions of software.

        Service Revenues: Revenues from services are comprised of consulting and implementation services. Services are generally separable from other elements under the arrangement since performance of the services is not essential to the functionality of any other element of the transaction. Revenues from services are generally recognized as the services are performed.

2.     Cash and Cash Equivalents

        Cash equivalents consist of certificates of deposit and all other liquid investments with original maturities of three months or less. The Company maintains its cash balances in a financial institution in Florida. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

3.     Accounts Receivable

        Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. At December 31, 2003 and 2002, the Company deemed all accounts receivable as collectible.

4.     Equipment, Furniture and Fixtures

        Equipment, furniture and fixtures are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated services lives of three to seven years using the straight-line method. Equipment, furniture and fixtures consisted of the following as of December 31:

	2003	2002
Computer equipment	$4,225	$1,276
Computer software	3,222	1,187
Furniture	218	—

	7,665	2,463
Less: accumulated depreciation	(2,110)	(978)

	$5,555	$1,485

5.     Advertising Expense

        The company expenses the costs of advertising as incurred. Advertising expenses for the years ended December 31, 2003, and 2002, were approximately $3,750 and $1,350, respectively.

6.     Research and Development Expenditures

        All costs related to development of new products are charged to expense as incurred. Such costs are required to be expensed until technological feasibility and proven marketability of the product are established.

7.     Income Taxes

        The Company elected in March 2000, to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company's taxable income.

8.     Accounting for Stock-Based Compensation

        In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 requires expanded and more prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method on reported results.

        The Company has not adopted a method under SFAS No. 148 to expense stock options but rather continues to apply the recognition and measurement provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for those plans. No stock-based employee compensation expense for options is reflected in net income for the fiscal years presented as all options granted under those plans had an exercise price equal to the market value of the underlying common stock at the date of grant. A pro forma effect table is presented in the Pro Forma Compensation Disclosure section of Note G, which assumes the fair value recognition provisions of SFAS No. 123 would have been adopted for all options granted.

9.     Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses during the reporting period, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Significant estimates are made for such items as the valuation of stock options outstanding.

NOTE B—ADVANCES TO STOCKHOLDERS

        Advances to stockholders are non-interest bearing receivables and are due on demand.

NOTE C—ACCRUED LIABILITIES

        Accrued liabilities consisted of the following as of December 31:

	2003	2002
Interest	$89,364	$93,931
Other	11,761	1,381

	$101,125	$95,312

NOTE D—NOTES PAYABLE

        Notes payable consisted of the following as of December 31:

	2003	2002
Note payable	$503,836	$604,778
Due to reseller	—	40,000

	$503,836	$644,778

        The Company has a note payable with an investment firm. The loan had an original maturity date of June 1, 2003 and was extended by the Company until June 1, 2004, at which time the outstanding principal and all accrued interest is due and payable. Throughout the term of this agreement, the Company is required to make monthly principal payments equal to thirty percent of the Company's actual receipts from license fees during the preceding calendar month. The Company shall also pay all accrued interest on a monthly basis. The note is collateralized by certain personal and intangible property of the Company. Prior to the extension on June 1, 2003, interest accrued at the greater of 4% in excess of the rate established by Bank of America as its "prime rate" from time to time or 10% per annum. Subsequent to June 1, 2003, interest accrues at the rate of 2% in excess of the rate established by Bank of America as its "prime rate" from time to time.

        In December 2002, the Company borrowed $40,000, from a reseller agent. The entire amount was repaid in March 2003, along with interest of $500, in full satisfaction of this obligation.

NOTE E—COMMITMENTS AND CONTINGENCIES

        In June 2003, the Company was named as a defendant in a civil action initiated in the Superior Court Department in Hampden County, Commonwealth of Massachusetts by The Vince Group, Inc. (TVG). The case has since been removed to the United States District Court for the District of Massachusetts at the request of the Parties. The complaint claims that the Company is obligated to pay a percentage of certain of its revenues to TVG in consideration for a strategic business introduction allegedly made by an agent of TVG. The Company has denied the allegations and filed an answer in the litigation, and as of the date of this report the outcome of the litigation is pending. The claim is for an unspecified amount including actual damages, interest, and attorney's fees. Management believes that the claim is without merit and will be settled out of court for an amount that will not have a material adverse affect on the business, financial condition or operating results of the Company. The Merger Agreement (see Note J) provides that any liability or obligation generated by this litigation will be solely the responsibility of the former shareholders of PSG.

NOTE F—STOCKHOLDERS' DEFICIT

        On September 29, 2003, the Company entered into a settlement agreement with a former employee under which the employee returned 120 shares of common stock outstanding in exchange for the Company's forgiveness of an outstanding employee advance of $7,839.

        In January 2002, the Company sold 749,000 shares of common stock for $7,490 ($0.01 per share) to certain officers, employees and consultants of the Company. On February 20, 2002, the Company sold 31,250 shares of common stock to an unrelated party for $50,000 ($1.60 per share).

NOTE G—STOCK-BASED COMPENSATION

        Under agreements entered into on June 20, 2003, the Company has granted options to purchase an aggregate of 600,000 shares of common stock to various key employees. These options have an exercise price of $1.60 per share, vested immediately upon grant and have a remaining life of approximately 4.5 years as of December 31, 2003. These options were canceled in connection with the subsequent acquisition of the Company as discussed in Note J.

Summary Option Information

        The fair value of options granted to employees during 2003 was $1.14 per share. The fair value of each option is estimated as of the date granted using the Black-Scholes option-pricing model utilizing the same assumptions presented in the pro forma compensation disclosure section below.

Pro Forma Compensation Disclosure

        In December 2002, the Financial Accounting Standards Board (FASB) issued SFASB No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition SFAS No. 148 requires expanded and more prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method on reported results.

        The Company has not adopted a method under SFAS No. 148 to expense stock options but rather continues to apply the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for those plans. No stock-based employee compensation expense for options is reflected in net earnings for the fiscal periods presented as all options granted under those plans had an exercise price equal to or higher than the market price of the underlying common stock at the date of grant.

        If compensation expense for the stock options granted in 2003 had been determined based on the fair value at the grant date consistent with the method of SFAS No. 123, the Company's pro forma net loss and pro forma loss per share for the year ended December 31, 2003, would have been as follows:

Net earnings (loss)
As reported	$223,256
pro forma	$(460,744)

        In determining the pro forma compensation cost of the options granted, the fair value of each grant was estimated on the date of grant using the Black-Scholes option-pricing model. The assumptions used to determine the fair value of each grant included the following:

Risk free interest rate	1.90%
Expected life of options (in years)	3
Expected dividends	—
Volatility of stock price	120%

NOTE H—FAIR VALUES OF FINANCIAL INSTRUMENTS

        The Statement of Financial Accounting Standards Board No. 107 "Disclosures about Fair Value of Financial Instruments" (SFAS 107) requires disclosure of the estimated fair value of an entity's financial instruments. Such disclosures, which pertain to the Company's financial instruments, do not purport to represent the aggregate net fair value of the Company. At December 31, 2003 and 2002, the carrying value of all material financial instruments, for which it is practicable to estimate the fair value, approximated fair value because of the short maturity of those instruments and rates available for similar instruments.

NOTE I—SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION

	Years ended December 31,
	2003	2002
Cash paid for:
Interest	$54,810	$42,458

Non-cash transaction
Redemption of common stock in exchange for forgiveness of advance to stockholder	$7,839	$—

NOTE J—EVENTS OCCURRING SUBSEQUENT TO DECEMBER 31, 2003

        On March 30, 2004, all of the outstanding capital stock of the Company was acquired by a wholly-owned subsidiary of BIO-key International, Inc. ("BIO-key") pursuant to an Agreement and Plan of Merger (the "Merger Agreement"). The shareholders of the Company received an aggregate of 2,416,108 shares of BIO-key common stock and $500,000 in cash. In addition, BIO-key assumed $600,000 in aggregate net liabilities of the Company. The Merger Agreement provides that any liability or obligation of the Company in excess of the $600,000 limitation will be solely the responsibility of the former shareholders of the Company. Additional earnout consideration may also be paid to the former shareholders of the Company based on the revenues attained by the Company during 2004 and 2005.

 BIO-key International, Inc.

INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

        We are providing the following unaudited pro forma condensed consolidated financial information of BIO-key International, Inc. (BIO-key) and its acquisition of Public Safety Group, Inc. (PSG) to present the results of operations and financial position of BIO-key had the merger been completed at an earlier date.

        On March 30, 2004, (the Closing Date) BIO-key entered into and completed an Agreement and Plan of Merger (the Merger Agreement) to acquire all of the issued and outstanding common stock of PSG. PSG has operations in Winter Park, Florida and provides wireless solutions for the public safety industry, government agencies and the private sector. PSG's wireless solutions allow law enforcement officers to access State and Federal databases over a wireless network.

        Pursuant to the Merger Agreement, the Company purchased all of the outstanding capital stock of PSG from the former shareholders of PSG in exchange for 2,416,108 shares, at $1.49 per share of our common stock issued to the former shareholders of PSG, 6,000 shares of our common stock issued to Harward Investments, Inc. (Harward) pursuant to an arrangement involving the discharge of certain outstanding debt obligations of PSG to Harward, $500,000 in cash, and the assumption of $600,000 in aggregate net liabilities of PSG. The Merger Agreement provides that any liability or obligation of PSG in excess of such $600,000 limitation will be solely the responsibility of the former shareholders of PSG. Additional earnout consideration, determined as a proportion of qualified revenues, as defined, attained by the Public Safety Division over fiscal years 2004 and 2005, may be paid to the former shareholders of PSG. During 2004, earnout consideration shall be earned at the following rates: Five percent (5%) of all 2004 Qualifying Revenue less than $2 million, less the Accounts Receivable Holdback; as defined; Ten percent (10%) of all 2004 Qualifying Revenue equal to or greater than $2 million but less than $4 million; Twenty percent (20%) of all 2004 Qualifying Revenue equal to or greater than $4 million but less than $7 million; and Thirty percent (30%) of all 2004 Qualifying Revenue equal to or greater than $7 million. During 2005, earnout consideration shall be earned at the following rates: Ten percent (10%) of all 2005 Qualifying Revenue equal to or greater than $7 million but less than $10 million; and Twenty percent (20%) of all 2005 Qualifying Revenue equal to or greater than $10 million. The Company will make payments of such additional consideration on the last day of the month following each month in which the Public Safety Division achieves specified revenue milestones during fiscal years 2004 and 2005. Such payments will be made in cash, unless the aggregate amount of earnout consideration exceeds sixty percent (60%) of the aggregate consideration paid by the Company in the merger transaction. Any such excess amounts will be paid in shares of common stock of the Company priced as of two (2) days prior to the date on which any earnout payment becomes due. In connection with this acquisition, three former employees of PSG, who were also shareholders of PSG, entered into two-year employment agreements with the Company to serve within the Public Safety Division.

        The 2,416,108 shares issued to the former PSG shareholders (the Merger Shares) are subject to escrow provisions contained in the Merger Agreement and a related escrow agreement, which provide for periodic releases of the shares from escrow on a schedule determined primarily by the revenue achieved by the Public Safety Division during fiscal year 2004. The owners of such escrowed shares, however, will continue to enjoy all the rights and privileges attributable to the shares, including, without limitation, the right to vote and receive dividends. The principal terms of such escrow arrangement are as follows:

  •
  One-twelfth (1/12) of the Merger Shares (the Initial Shares) are being held in escrow for the purpose of securing certain prior obligations of PSG to Harward and will be released upon the effectiveness of this registration statement to Harward and the former shareholders of PSG.

    Specifically, Harward will receive an amount of Initial Shares that is equal to $110,000 divided by the closing price of our common stock as reported by the OT Bulletin Board on such date. The balance of the Initial Shares will be concurrently released to the former shareholders of PSG.

  •
  An additional one-twelfth (1/12) of the Merger Shares will be released from the escrow to the former shareholders of PSG on each of June 30, 2004, September 30, 2004 and December 31, 2004.

  •
  The remaining eight-twelfths (8/12) of the Merger Shares (the Remaining Shares) will be released from the escrow to the former shareholders of PSG based on a distribution schedule determined by the license, service and maintenance fee revenue achieved by the Public Safety Division during fiscal year 2004. Specifically, the Remaining Shares will be released according to the following schedule: (i) in the event that such qualifying revenue is less than $2 million, one-twelfth (1/12) of the Remaining Shares will be released on each of March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007; (ii) in the event that such qualifying revenue is equal to or greater than $2 million, one-eighth (1/8) of the Remaining Shares will be released on each of March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006 and (iii) in the event that such qualifying revenue is equal to or greater than $6 million, one-sixth (1/6) of the Remaining Shares will be released on each of March 31, 2005, June 30, 2005, September 30, 2005, December 31, 2005, March 31, 2006 and June 30, 2006.

  •
  Of the shares remaining in escrow following the effectiveness of this registration statement, those shares owned by former employees of PSG who became employees of the Company by virtue of the merger transaction are subject to repurchase by the Company under certain circumstances involving the termination of such employee's employment. Shares remaining in escrow may also be used to fund indemnification obligations of the former PSG shareholders pursuant to the Merger Agreement.

        The unaudited pro forma condensed consolidated balance sheet of the Company gives effect to the merger as if it had occurred on December 31, 2003 and the unaudited pro forma condensed consolidated statement of operations of the Company gives effect to the merger as if it had occurred on January 1, 2003 for the twelve months ended December 31, 2003.

        The acquisition of PSG is accounted for under the purchase method of accounting in accordance with the Statement of Financial Accounting Standards No. 141, Business Combinations ("SFAS 141"). Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill and other finite intangible assets are created to the extent that the merger consideration, including certain acquisition and closing costs, exceeds the fair value of the net identifiable assets acquired at the date of the merger. Based on the preliminary information currently available, we expect to recognize goodwill and other finite intangible assets of approximately $4,600,000. Upon completion of a formal purchase price allocation there may be a decrease in the amount assigned to goodwill and a corresponding increase in tangible or other intangible assets.

        This unaudited pro forma condensed consolidated financial information is based on the estimates and assumptions set forth herein and in the notes thereto. The unaudited pro forma results for the twelve months ended December 31, 2003 have been prepared utilizing (a) the audited financial statements of BIO-key included in Form 10-KSB for the fiscal year ended December 31, 2003; and (b) the audited financial statements of PSG for the twelve months ended December 31, 2003.

        The following unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of (i) the results of operations of the Company that actually would have occurred had the Merger Agreement been consummated on the dates indicated or (ii) the results of operations of the Company that may occur or be attained in the future. The following information is qualified in its entirety by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," BIO-key's audited consolidated financial statements, including the notes thereto contained in its Annual Report on Form 10-KSB for the year ended December 31, 2003, PSG's audited financial statements, including the notes thereto, for the years ended December 31, 2003 and 2002, and other historical financial information appearing elsewhere herein.

 BIO-key International, Inc. and Subsidiary

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	December 31, 2003
			Pro Forma Adjustments	Pro Forma Consolidated after PSG Acquisition
	BIO-key	PSG
			(Note 2)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,012,790	$12,628	$(b)(500,000)	$125,418
			(e)(400,000)
Accounts receivable	409,803	50,217		460,020
Advances to stockholder	—	233,184	(a)(233,184)	—
Inventory	65,857	—	—	65,857
Prepaid expenses	165,929	551	—	166,480

Total current assets	1,654,379	296,580	(1,133,184)	817,775
EQUIPMENT, FURNITURE AND FIXTURES—at cost, less accumulated depreciation	60,157	5,555	—	65,712
GOODWILL AND OTHER FINITE INTANGIBLE ASSETS	—	—	(c)4,595,533	4,595,533
OTHER ASSETS	150,206	—	—	150,206

	$1,864,742	$302,135	$3,462,349	$5,629,226

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Note payable	$—	$503,836	$(a)(103,836)	$—
			(e)(400,000)
Advances from stockholder	34,030	—	—	34,030
Accounts payable	351,742	77,823	(a)(39,984)	389,581
Accrued liabilities	173,736	101,125	(a)(89,364)	185,497
Deferred revenue	10,000	105,944	—	115,944

Total current liabilities	569,508	788,728	(633,184)	725,052
LONG-TERM OBLIGATIONS	10,431,223	—		10,431,223
STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock—series B 9% Convertible	42	—	—	42
Common stock	212,229	7,811	(d)16,410	236,450
Additional contributed capital	18,327,992	42,840	(d)3,541,879	21,912,711
Accumulated deficit	(27,676,252)	(537,244)	(d)537,244	(27,676,252)

	(9,135,989)	(486,593)	4,095,533	(5,527,049)

	$1,864,742	$302,135	$3,462,349	$5,629,226

 BIO-key International, Inc. and Subsidiary

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Year ended December 31, 2003
				Pro Forma Consolidated after PSG Acquisition
			Pro Forma Adjustments
	BIO-key	PSG
			(Note 3)
Revenues
Product sales	$102,007	$—	$—	$102,007
License fees	411,400	821,084	—	1,232,484
Maintenance fees	—	114,577	—	114,577
Technical support and other services	10,694	—	—	10,694

	524,101	935,661	—	1,459,762
Costs and other expenses
Cost of product sales	87,387	—	—	87,387
Cost of technical support and other services	1,694	—	—	1,694
Selling, general and administrative	2,118,122	659,239	(a)411,600	3,188,961
Research, development and engineering	1,037,330	3,024	—	1,040,354

	3,244,533	662,263	411,600	4,318,396

Operating profit (loss)	(2,720,432)	273,398	(411,600)	(2,858,634)
Other income (deductions)
Interest expense	(1,109,786)	(50,244)	(b)50,244	(1,109,786)
Sundry	4,145	102	—	4,247

	(1,105,641)	(50,142)	50,244	(1,105,539)

NET EARNINGS (LOSS)	$(3,826,073)	$223,256	$(361,356)	$(3,964,173)

Basic and diluted earnings (loss) to common stockholders
Net earnings (loss)	$(3,826,073)	$223,256	$(361,356)	$(3,964,173)
Convertible preferred stock dividends and accretion	(136,755)	—	—	(136,755)

Earnings (loss) applicable to common stockholders	$(3,962,828)	$223,256	$(361,356)	$(4,100,928)

Basic and diluted loss per common share
Net loss	$(.22)			$(.20)
Convertible preferred stock dividend and accretion	(.01)			(.01)

Loss applicable per common share	$(.23)			$(.21)

Weighted average number of common shares outstanding	17,543,586			19,965,694

 BIO-key International, Inc. and Subsidiary

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Year Ended December 31, 2003

Note 1.

        BIO-key is a publicly held corporation whose newly formed subsidiary acquired all of the outstanding capital stock of PSG. For accounting purposes, this transaction has been treated as an acquisition with the net assets of the acquired company being stated at fair value in accordance with the purchase method of accounting.

Note 2.

        The unaudited pro forma condensed consolidated balance sheet at December 31, 2003 presented herein has been prepared as if the merger of BIO-key and PSG had been consummated on December 31, 2003. Pro forma balance sheet adjustments have been made for the following:

  (a)
  Prior to the acquisition, PSG used advances to shareholders to reduce outstanding debts.

  (b)
  To record the cash consideration of $500,000 paid to the shareholders of PSG at the closing of the acquisition.

  (c)
  To reflect the excess of acquisition cost over the estimated fair value of the net assets acquired (goodwill and other finite intangible assets). The allocation of the purchase price is based on financial information of PSG as of December 31, 2003. There might be further adjustments to the purchase price allocation upon finalization of financial information as of the date of the merger. However, we do not believe that the final purchase price allocation will have a material impact on our pro forma results of operations or financial position. The purchase price and purchase price allocation are summarized as follows:

Purchase price paid as:
Cash consideration	$500,000
Common stock issued	3,608,940

Total purchase price consideration	4,108,940
Allocated to:
Historical net book value of PSG at December 31, 2003	(486,593)

Cost in excess of net assets acquired	$4,595,533

  (d)
  To reflect the elimination of the shareholders' equity accounts of PSG of ($486,593) and the issuance of BIO-key common stock. To effect the merger, BIO-key issued 2,422,108 shares of BIO-key common stock with a fair value of approximately $3,608,940, based on the closing price of its common stock on March 30, 2004 of $1.49 per share.

  (e)
  Pursuant to the Merger Agreement, BIO-key agreed to pay off the remaining note payable balance of $400,000.

Note 3.

        The unaudited pro forma condensed consolidated statements of operations for the twelve months ended December 31, 2003 presented herein has been prepared as if the merger of BIO-key and PSG had been consummated as of January 1, 2003. Pro forma statement of operations adjustments for the twelve months ended December 31, 2003 have been made for the following:

  (a)
  To record a full year of amortization for the fair value of finite intangible assets acquired related to the PSG acquisition, as if the acquisition had been consummated as of January 1, 2003. Accordingly, additional amortization of $411,600 is included as a pro forma adjustment.

  (b)
  To eliminate interest expense recorded on the note payable that was paid off pursuant to the Merger Agreement, as if the acquisition had been consummated as of January 1, 2003. Accordingly, a reduction of interest expense of $50,244 is included as a pro forma adjustment.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers.

        Section 302A.521 of the Minnesota Business Corporation Act ("MBCA") generally provides for the indemnification of directors, officers or employees of a corporation made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties and fines (including attorneys' fees and disbursements) if such person, among other things, has not been indemnified by another organization, acted in good faith, received no improper personal benefit and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

        As permitted under the MBCA, the Articles of Incorporation of the Company provide that directors shall have no personal liability to the Company or to its shareholders for monetary damages arising from breach of the director's duty of care in the affairs of the Company. The MBCA does not permit elimination of liability for breach of a director's duty of loyalty to the Company or with respect to certain enumerated matters, including payment of illegal dividends, acts not in good faith and acts resulting in an improper personal benefit to the director. The By-Laws of the Company provide that the Company shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, in accordance with and to the full extent permitted by, the MBCA.

        The indemnification provisions described above would provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, the MBCA, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In addition, the registrant has purchased directors and officers liability insurance.

Item 25. Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses in connection with the securities being registered pursuant to this registration statement. All amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Item	Amount
Securities and Exchange Commission registration fee	$3,892
Printing and EDGAR formatting fees and expenses	$15,000
Accounting fees and expenses	$25,000
Legal fees and expenses	$50,000
Total	$93,892

        The Company will bear all expenses shown above, and the selling security holders will not bear any portion of these expenses.

Item 26. Recent Sales of Unregistered Securities.

        (a)   Between October 12, 2001 and November 13, 2001, the Company issued an aggregate of 670,445 shares of common stock to The Shaar Fund Ltd. upon conversion of 1,431 shares of the Company's Series A Convertible Preferred Stock and payment of cumulative dividends in arrears due thereon and interest due on such dividends. These securities were issued to one (1) accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

        (b)   On November 26, 2001, the Company issued a 5% convertible debenture in the principal amount $539,625, a non-interest convertible debenture in the principal amount of $1,000,000, a secured convertible in the principal of $4,092,920, 21,430 shares of Series B Convertible B Preferred Stock and warrants to purchase 4,000,000 shares of common stock to The Shaar Fund Ltd in consideration of the conversion of $3,567,546 of outstanding indebtedness, conversion of 18,449 shares of Series A Convertible Stock together with all accrued dividends and interest due thereon, and gross cash proceeds of $1,065,000. These securities were issued to one (1) accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

        (c)   Between July 22, 1996 and July 18, 2003, the Company issued options under its 1996 Stock Incentive Plan to directors, executive officers, employees and consultants of the Company to purchase shares of common stock at exercise prices equal to the last sales price of the Company's common stock on the date of grant, of which 482,380 remain outstanding. These securities were issued in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

        (d)   Between September 1, 1999 and January 4, 2004, the Company issued options under its 1999 Stock Incentive Plan to directors, executive officers, employees, and consultants of the Company to purchase shares of common stock at exercise prices equal to the last sales price of the Company's common stock on the date of grant, of which 1,176,669 remain outstanding. These securities were issued in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

        (e)   Between March 24, 1997 and March 15, 2002, the Company issued options to purchase an aggregate of 2,048,380 shares of common stock to executive officers of the Company. These securities were issued in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

        (f)    On November 22, 2001, the Company issued options and warrants to purchase an aggregate of 500,000 shares of common stock at an exercise price of $.3832 per share to certain consultants, including Benjamin Netanyahu, the former Prime Minister of Israel, in consideration of services rendered to the Company, 276,000 of which were issued under the Company's 1996 Option Plan. Under the terms of its agreement with the consultants the Company is obligated to pay additional fees to them based on sales generated as a result of their efforts. At Mr. Netanyahu's option, these fees are convertible into up to 575,000 shares of common stock at a conversion price of $.3832 provided that such issuance does not cause Mr. Netanyahu to beneficially own in excess of 4.99% of the Company's outstanding common stock. These securities were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

        (g)   Between November 27, 2001 and February 6, 2002, the Company issued an aggregate of 623,050 shares of common stock to The Shaar Fund Ltd. upon conversion of $323,626 principal amount and $175 of accrued interest due under the Company's 5% Convertible Debenture due September 30, 2003. These securities were issued to one (1) accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

        (h)   On December 1, 2001, the Company issued warrants to purchase 27,000 shares of common stock at an exercise price of $1.00 per share to a government relations consultant in consideration of services rendered to the Company. These securities were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

        (i)    On March 20, 2002, the Company issued warrants to purchase 168,000 and 25,000 shares of common stock at exercise prices of $1.00 and $1.20 per share, respectively, in settlement of a dispute with a former consultant of the Company. These securities were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

        (j)    On March 22, 2002, the Company issued a four-year warrant to purchase 25,000 shares of common stock to Punk, Ziegel & Company, L.P., a financial advisory firm, at an exercise price of $1.00 per share. The warrant is immediately exercisable and was issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof without payment of underwriting discounts or commissions to any person.

        (k)   Between July 16, 2002 and February 20, 2003, the Company issued warrants to purchase an aggregate of 400,000 shares of common stock at exercise prices of $0.45 and $0.49 per share, respectively, to CEO Cast, Inc., an investor relations consultant, in consideration of services rendered to the Company. On April 13, 2004, we issued an aggregate of 303,982 shares of our common stock upon exercise of such warrants by CEO Cast, Inc. These securities were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

        (l)    On October 31, 2003, the Company issued a Secured 7% Convertible Promissory Note in the principal amount of up to $2,500,000 to The Shaar Fund Ltd. Upon closing, we received cash proceeds of $600,000. The remaining $1,900,000 was advanced between December 3, 2003 and March 29, 2004. The Note was recently amended and currently provides for the principal and accrued interest due under the Note to be converted at the option of the holder into either common stock at a conversion price of $.75 per share or series C convertible preferred stock at a conversion price of $100 per share. As of April 2004, the note and accrued interest thereon have been converted into our series C preferred stock. The Note was issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder, without payment of underwriting discounts or commissions to any person.

        (m)  Between December 11, 2003 and March 2, 2004, the Company issued an aggregate of 4,120,345 shares of common stock upon conversion of $2,538,938 principal amount and $551,321 of accrued interest due under our Secured Convertible Note dated November 26, 2001. The shares were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder without payment of underwriting discounts or commission to any person.

        (n)   On March 3, 2004, the Company issued 65,000 shares of series C convertible preferred stock to The Shaar Fund Ltd. in exchange for the cancellation of $5,736,232 principal amount of outstanding convertible promissory notes and $758,302 of accrued interest due thereunder. The series C convertible preferred are convertible at the option of the holder into common stock at a conversion price of $.75 per share, subject to certain anti-dilution adjustments. The securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder, without payment of underwriting discounts or commissions to any person.

        (o)   On March 30, 2004, the Company issued 5,257 shares of series C convertible preferred stock to The Shaar Fund Ltd. in exchange for the cancellation of all of our issued and outstanding shares of series B preferred stock. The series C convertible preferred are convertible at the option of the holder into common stock at a conversion price of $.75 per share, subject to certain anti-dilution adjustments. The securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder, without payment of underwriting discounts or commissions to any person.

        (p)   On March 30, 2004, the Company issued 18,275 shares of series C convertible preferred stock to The Shaar Fund Ltd. in exchange for the cancellation of $1,777,500 principal amount of outstanding convertible promissory notes and $49,962.50 of accrued interest due thereunder. The series C convertible preferred are convertible at the option of the holder into common stock at a conversion price of $.75 per share, subject to certain anti-dilution adjustments. The securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder, without payment of underwriting discounts or commissions to any person.

        (q)   On March 30, 2004, the Company issued an aggregate of 2,422,108 shares of common stock to ten (10) individuals and Harward Investments, Inc. in connection with the Company's acquisition of Public Safety Group, Inc. These securities were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

        (r)   On March 31, 2004, the Company issued an aggregate of 8,888,928 shares of common stock and warrants to purchase 4,444,464 shares of common stock to forty-nine (49) accredited investors for an aggregate purchase price of approximately $12,000,000 in cash. These securities were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof directly by the Company without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

        (s)   On April 29, 2004, the Company issued 3,750 shares of series C convertible preferred stock to Thomas J. Colatosti in exchange for the cancellation of $375,000 principal amount of outstanding convertible promissory notes. The series C convertible preferred are convertible at the option of the holder into common stock at a conversion price of $.75 per share, subject to certain anti-dilution adjustments. The securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder, without payment of underwriting discounts or commissions to any person.

Item 27. Exhibits.

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 28. Undertakings.

  (a)
  The registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned in Eagan, Minnesota on July 1, 2004.

BIO-KEY INTERNATIONAL, INC.
By:	/s/ MICHAEL W. DEPASQUALE Michael W. DePasquale Chief Executive Officer

Power of Attorney and Signatures

        Know all by these presents, that each individual whose signature appears below constitutes and appoints Michael W. DePasquale, Gary E. Wendt and Charles J. Johnson, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MICHAEL W. DEPASQUALE Michael W. DePasquale	Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2004
/s/ GARY E. WENDT Gary E. Wendt	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	July 1, 2004
/s/ THOMAS J. COLATOSTI Thomas J. Colatosti	Chairman of the Board of Directors	July 1, 2004
/s/ JEFFREY J. MAY Jeffrey J. May	Director	July 1, 2004

EXHIBIT INDEX

Exhibit No.	Description
2.1(1)	Agreement and Plan of Merger dated as of March 30, 2004 by and among BIO-key International, Inc., BIO-Key Acquisition Corp., Public Safety Group, Inc. ("PSG") and each of the shareholders of PSG
3.1(2)	Amended and Restated Articles of Incorporation
3.2(3)	Certificate of Amendment to Amended and Restated Articles of Incorporation
3.3(4)	Certificate of Designation of Series A 9% Convertible Preferred Stock
3.4(5)	Amended and Restated Certificate of Designation of Series A 9% Convertible Preferred Stock
3.5(6)	Certificate of Designation of Series B 9% Convertible Preferred Stock
3.6(7)	Amendment to the Amended and Restated Articles of Incorporation filed February 28, 2002
3.7(8)	Certificate of Designation of Series C Convertible Preferred Stock
3.8(2)	Amended and Restated By-laws
4.1(2)	Specimen certificates for shares of BIO-key International, Inc. common stock
5.1(9)	Opinion of Faegre & Benson LLP
10.1(2)	SAC Technologies, Inc. 1996 Stock Option Plan
10.2(5)	Amendment No. 1 to the SAC Technologies, Inc. 1996 Stock Option Plan
10.3(5)	SAC Technologies, Inc. 1999 Stock Option Plan
10.4(6)	Warrant issued to The Shaar Fund Ltd.
10.5(6)	Security Interest Provisions
10.6(6)	Employment Agreement by and between BIO-key International, Inc. and Mira LaCous dated November 20, 2001
10.7(6)	Option to Purchase 140,000 Shares of Common Stock issued to Mira LaCous
10.8(10)	Option to Purchase 150,000 Shares of Common Stock issued to Thomas J. Colatosti
10.9(10)	Non-Qualified Stock Option Agreement under the registrant's 1999 Stock Incentive Plan to Purchase 200,000 Shares of Common Stock issued to Thomas J. Colatosti
10.10(10)	Employment Agreement by and between BIO-key International, Inc. and Michael W. DePasquale dated January 3, 2003
10.11(10)	Option to Purchase 580,000 Shares of Common Stock issued to Michael W. DePasquale
10.12(10)	Note Purchase Agreement dated January 27, 2003
10.13(10)	Secured Convertible Promissory due June 30, 2004
10.14(10)	Option to Purchase 200,000 Shares of Common Stock issued to Charles P. Romeo
10.15(8)	Amendment No. 1 to Note Purchase Agreement dated October 31, 2003 by and between BIO-key International, Inc. and The Shaar Fund Ltd.
10.16(8)	Securities Exchange Agreement dated March 3, 2004 by and between BIO-key International, Inc. and The Shaar Fund Ltd.
10.17(8)	Registration Rights Agreement dated March 3, 2004 by and between BIO-key International, Inc. and The Shaar Fund Ltd.
10.18(8)	Secured Convertible Promissory Note due October 31, 2005 in the principal amount of up to $2,125,000

10.19(8)	Secured Convertible Promissory Note due October 31, 2005 in the principal amount of up to $375,000
10.20(8)	Option to Purchase 500,000 Shares of Common Stock issued to Michael W. DePasquale
10.21(8)	Option to Purchase 150,000 Shares of Common Stock issued to Thomas J. Colatosti
10.22(8)	Option to Purchase 50,000 Shares of Common Stock issued to Thomas J. Colatosti
10.23(8)	Option to Purchase 50,000 Shares of Common Stock issued to Jeff May
10.24(8)	Option to Purchase 50,000 Shares of Common Stock issued to Charles Romeo
10.25(8)	Option to Purchase 300,000 Shares of Common Stock issued to Randy Fodero
10.26(9)	Amendment Agreement dated March 30, 2004 by and between BIO-key International, Inc. and The Shaar Fund Ltd.
10.27(11)	Securities Purchase Agreement dated as of March 31, 2004 (the "Securities Purchase Agreement") by and among BIO-key International, Inc. and each of the Purchasers named therein.
10.28(11)	Form of Warrant issued by BIO-key International, Inc. pursuant to the Securities Purchase Agreement.
21.1(9)	List of subsidiaries of BIO-Key International, Inc.
23.1(12)	Consent of Divine, Scherzer & Brody, Ltd.
23.3(9)	Consent of Faegre & Benson LLP (Included in Exhibit 5.1)
24.1(12)	Power of Attorney (Included on the signature page to this registration statement)

(1)
Filed as an exhibit to the registrant's current report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2004 and incorporated herein by reference.

(2)
Filed as an exhibit to the registrant's registration statement on Form SB-2, File No. 333-16451 dated February 14, 1997 and incorporated herein by reference.

(3)
Filed as an exhibit to the registrant's quarterly report on Form 10-QSB filed with the Securities and Exchange Commission on May 24, 1999 and incorporated herein by reference.

(4)
Filed as an exhibit to the registrant's current report on Form 8-K filed with the Securities and Exchange Commission on July 8, 1999 and incorporated herein by reference.

(5)
Filed as an exhibit to the registrant's annual report on Form 10-KSB filed with the Securities and Exchange Commission on April 14, 2000 and incorporated herein by reference.

(6)
Filed as an exhibit to the registrant's current report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2001 and incorporated herein by reference.

(7)
Filed as an exhibit to the registrant's registration statement on Form SB-2, File No. 333-85056 dated March 27, 2002 and incorporated herein by reference.

(8)
Filed as an exhibit to the registrant's annual report on Form 10-KSB filed with the Securities and Exchange Commission on March 26, 2004 and incorporated herein by reference.

(9)
Previously filed.

(10)
Filed as an exhibit to the registrant's annual report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2003 and incorporated herein by reference.

(11)
Filed as an exhibit to the registrant's current report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2004 and incorporated herein by reference.

(12)
Filed herewith

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
RISK FACTORS
Business and Financial Risks
Risks Related To Our Common Stock
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
DESCRIPTION OF THE BUSINESS
DESCRIPTION OF PROPERTY
LEGAL PROCEEDINGS
MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Year Ended December 31, 2003
Aggregated Option Exercises in the Year Ended December 31, 2003 and Fiscal Year-End Option Value
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF SECURITIES
ACQUISITION OF PUBLIC SAFETY GROUP, INC.
PRIVATE PLACEMENT TRANSACTION
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
FINANCIAL STATEMENTS
Report of Independent Certified Public Accountants
BIO-key International, Inc. and Subsidiary CONSOLIDATED BALANCE SHEETS
BIO-key International, Inc. and Subsidiary CONSOLIDATED STATEMENTS OF OPERATIONS
BIO-key International, Inc. and Subsidiary CONSOLIDATED STATEMENTS OF CASH FLOWS
BIO-key International, Inc. and Subsidiary NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Including Data Applicable to the Unaudited Periods)
Report of Independent Certified Public Accountants
Public Safety Group, Inc. BALANCE SHEETS
Public Safety Group, Inc. STATEMENTS OF OPERATIONS
Public Safety Group, Inc. STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) Years ended December 31, 2003 and 2002
Public Safety Group, Inc. STATEMENTS OF CASH FLOWS
Public Safety Group, Inc. NOTES TO FINANCIAL STATEMENTS December 31, 2003 and 2002
BIO-key International, Inc. INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
BIO-key International, Inc. and Subsidiary UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
BIO-key International, Inc. and Subsidiary UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
BIO-key International, Inc. and Subsidiary NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS Year Ended December 31, 2003
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 24. Indemnification of Directors and Officers.
  Item 25. Other Expenses of Issuance and Distribution.
  Item 26. Recent Sales of Unregistered Securities.
  Item 27. Exhibits.
  Item 28. Undertakings.
SIGNATURES
Power of Attorney and Signatures
EXHIBIT INDEX